UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

AMAZON.COM, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2023
Annual Meeting
of Shareholders
& Proxy Statement
9:00 a.m., Pacific Time
Wednesday, May 24, 2023
Virtual Meeting Site: www.virtualshareholdermeeting.com/AMZN2023

PROXY OVERVIEW
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 24, 2023
Meeting Agenda
Thank you for being an Amazon shareholder. No matter how large or small your holdings may be, your vote is important to us, and we encourage you to vote your shares in accordance with the Board’s recommendations. The information here is only an overview, and you can learn more before you vote by reading our Proxy Statement and Annual Report.
Voting Items	Board’s Voting Recommendation	More Information Beginning on Page
1. Election of 11 directors	FOR (each nominee)	2
2. Ratification of Ernst & Young as independent auditors	FOR	19
3. Advisory vote to approve executive compensation	FOR	22
4. Advisory vote on the frequency of future advisory votes on executive compensation	ONE YEAR	24
5. Reapproval of our 1997 Stock Incentive Plan, as amended and restated, for purposes of French tax law	FOR	25
6-23. Shareholder proposals	AGAINST (each proposal)	26
To express our appreciation for your participation, Amazon will make a $1 charitable donation to Feeding America on behalf of every shareholder account that votes.

Executive Compensation Overview

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Our executive compensation philosophy focuses on the true long-term success of our business, not on isolated one-, two-, or three-year goals that encompass only a limited and selective portion of our objectives and that can reward executives with above-target payouts even when the stock price remains flat or declines.

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Our emphasis on periodic grants of time-vested restricted stock units that vest over the long term strongly aligns our executives’ compensation with the returns we deliver to shareholders. For example, our CEO’s Compensation Actually Paid (as defined by the SEC) for 2022 was negative $148 million, largely attributable to the 2022 decline in value of restricted stock units scheduled to vest over the next 8 years, while his 2022 realized compensation declined by 25% from 2021.

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Following our 2022 Annual Meeting of Shareholders, at which 56% of the votes cast supported our advisory vote to approve the compensation of our named executive officers, we engaged in extensive outreach to our shareholders, with the Chair of the Leadership Development and Compensation Committee holding one-on-one or small group meetings with most of our 20 largest shareholders. The Committee did not grant any equity awards to our CEO during 2022, and our Compensation Discussion and Analysis addresses other questions and concerns with respect to our named executives’ 2021 compensation.

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Having considered other approaches to structuring executive compensation arrangements, we remain committed to the structure of our executive compensation because it has worked effectively, having allowed us to:

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attract and retain incredibly talented people who have guided our business through countless challenges;

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develop our business in ways that we could not have conceived a few years earlier, including initiatives that later became AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, and Prime Video;

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make long-term commitments to sustainability and other environmental, social, and human capital initiatives and goals; and

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drive strong long-term returns to our shareholders.

Corporate Governance Highlights

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We have a single class of common stock with equal voting rights, such that one share equals one vote.

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We have a declassified board, meaning all of our directors are elected annually.

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We have a majority voting standard for the election of directors whenever the number of nominees does not exceed the number of directors to be elected.

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We have a lead independent director appointed by the independent directors to promote independent leadership of the Board.

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Our directors reflect our commitment to diversity, with five women and two directors from underrepresented racial/ethnic groups.

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The Board actively oversees our numerous environmental, sustainability, social, and corporate governance policies and initiatives, receives periodic reports on and discusses our enterprise risk assessments, and reviews shareholder feedback on these topics as we evolve our practices and disclosures.

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We have robust stock ownership guidelines for our directors.

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We engage year-round with our shareholders and other stakeholders, and our lead director and other independent directors periodically meet with our large and long-term shareholders.

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Our Board has significant interaction with and access to senior management and other employees.

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Our Board and the Leadership Development and Compensation Committee annually review executive succession planning.

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Our Board and individual directors conduct annual peer performance evaluations.

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We prohibit hedging, speculative, and derivative security transactions by directors, executive officers, and other senior employees.

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Shareholders owning at least 25% of our outstanding shares have the right to call a special meeting of the shareholders.

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Shareholders have a proxy access right on market-standard terms.

Global Impact Highlights
Our Customers
We exist to make customers’ lives better and easier and relentlessly invent to do so. We have a wide range of customers, including consumers, sellers, brands, developers, enterprises, and creators.
We deliver low prices, vast selection, and convenient services. In the last year, we:
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Held our biggest Prime Day, with members purchasing over 300 million items and saving over $1.7 billion. We also launched our Prime Early Access Sale, followed by a record-breaking Black Friday through Cyber Monday sales event.

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Introduced new health care options, including Amazon Clinic, a message-based virtual health service, and RxPass, a Prime membership benefit that offers access to unlimited eligible prescription medications for $5 per month.
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Launched new and enhanced devices and services, including new Fire TV devices; the next generation of Echo Dot and Echo Auto; new Kindle devices; an expanded Ring lineup; and innovative Alexa features and experiences.
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Provided world-class entertainment through Amazon Originals, Prime Video, Audible, Amazon Games, Twitch, Amazon Music, Prime Gaming, and more. Some of this year’s highlights include premiering the series The Lord of the Rings: The Rings of Power, streaming NFL Thursday Night Football, and releasing the online game Lost Ark.
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Introduced new ways for customers to support small businesses through the Small Business badge, which helps customers find products from artisans, and the Black-Owned Business badge, which helps customers shop Black-owned businesses.

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Invented new ways for customers to discover products, including Inspire, which is a feed with content from customers, influencers, and brands personalized for selected interests, and Amazon Style, which is a physical fashion store with a selection of apparel, shoes, and accessories.

We provide tools and resources to help sellers grow their own companies in Amazon’s store. There are over 1.7 million small- and medium-sized businesses in more than 130 countries around the world selling on Amazon.com. In 2022, we:
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Announced more than 20 new and improved products, tools, and features to fuel success among entrepreneurs and small businesses during Accelerate, our annual seller conference.

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Launched Buy with Prime to help merchants build customer relationships by letting them offer Prime customers fast and free delivery; a seamless checkout experience; and easy returns through their own websites.

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Protected brands and selling partners from counterfeit, fraud, and other forms of abuse. Amazon strictly prohibits counterfeit products in our store, and we identified, seized, and appropriately disposed of more than 3 million counterfeit products. Amazon has zero tolerance for fake reviews. We pursued several private lawsuits targeting bad actors that operate more than 11,000 websites and social media groups that attempt to orchestrate fake reviews.

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Built more automated, self-service advertising features that opened new opportunities for brands and selling partners while also enabling increased efficiency.

We offer highly secure, reliable, scalable, and low-cost cloud technology for fast-growing startups and large enterprises, as well as nonprofits and government agencies. As of the end of 2022, AWS had 96 Availability Zones within 30 geographic Regions globally. In addition, AWS:
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Announced plans to launch at least 15 more Availability Zones across five more AWS Regions.

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Launched thousands of new features and services in 2022, which included expanding the range of AWS’s own advanced custom chips; launching specialized solutions such as AWS CleanRooms, AWS IoT Twinmaker, and AWS Supply Chain to help customers solve their most pressing business challenges; and putting into the hands of customers the most advanced machine learning with AWS SageMaker.

Our People
We continue to invest in offering competitive pay and benefits for our people around the world. In the U.S., this includes an average wage for our front-line employees of more than $19 per hour and comprehensive benefits for regular full-time employees. These benefits include health, vision, and dental insurance; a 401(k) with a company match; up to 20 weeks of paid parental leave for birthing parents; adoption assistance; and access to Amazon’s Career Choice program. Amazon has been named No. 2 on Fortune’s World’s Most Admired Companies list for seven years running and is currently ranked on LinkedIn’s Top Companies lists.
Amazon continues to offer leading programs for its employees and Delivery Service Partners, including:
Expanded career advancement and development programs for front-line employees. We want to make it easy for people to have access to the skills they need to grow their careers.
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One of the programs that helps our employees advance their skills is Amazon’s Career Choice program. In 2022, we celebrated the 10-year anniversary of Career Choice, an education benefit that empowers employees to learn new skills for career success that has seen over 100,000 employees participate so far.

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As another example, in 2022 we launched the Amazon Intelligence Initiative to offer employees the opportunity to enhance technical skills and gain placements in engineering roles within AWS.

A commitment to safety, health, and well-being. Our work environments allow employees, regardless of background, skill level, or experience, to work with confidence. Our scale, resources, and technology allow us to undertake initiatives that benefit the entire industry.
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For example, we are investing to create technology to improve universal fork truck safety, and we established a first-of-its-kind partnership with the National Safety Council to uncover new ways to prevent and address musculoskeletal disorders, the most common workplace injury.

A workforce with perspectives and knowledge of people from all backgrounds, which we believe is integral to our ability to innovate on behalf of our customers.
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In 2022, we made progress on our diversity, equity, and inclusion goals and established ambitious priorities focused on increasing diversity in our hiring, building an inclusive work environment, and providing equitable access for all.
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We take steps to give employees a sense of belonging, value, and opportunity, such as through our 13 affinity groups (employee resource groups) with more than 120,000 employees across hundreds of chapters worldwide.
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We actively recruit diverse candidates through our partnerships with Historically Black Colleges and Universities, Hispanic-Serving Institutions, women’s colleges, and tribal colleges, and we have hired more than 50,000 U.S. veterans and military spouses working at Amazon.
Support for more than 3,500 Delivery Service Partners who deliver to customers across the globe.
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In 2018, we launched our Delivery Service Partner program to share our experience in operations and logistics with entrepreneurs looking to build their own delivery businesses. The program has created over 275,000 total jobs around the world. More than 26 billion packages have been delivered worldwide, and their businesses have generated over $26 billion in revenue, benefiting the community and customers.

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Last year, we announced we are investing more than $450 million in helping Delivery Service Partners support their teams with access to new and improved benefits and additional rate increases.

Learn more at aboutamazon.com/workplace.

Our Planet
Amazon has set a goal to reach net-zero carbon by 2040 as part of The Climate Pledge, which it co-founded and became the first signatory of in 2019. Amazon is joined by more than 400 Pledge signatories to date.
Amazon continues to make progress to become a more sustainable business, including in the following key areas:
Amazon is on a path to power its operations with 100% renewable energy by 2025—five years ahead of its original target. As of January 2023, Amazon had 401 projects in 22 countries, set a new corporate record for the most renewable energy purchased by a single company in one year, and maintained its position as the largest corporate buyer of renewable energy.
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Amazon’s total portfolio is more than 20 GW—enough to generate the amount of energy to power 5.3 million U.S. homes.

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Amazon announced new projects in Australia, Canada, Finland, France, Germany, Japan, Poland, Singapore, Spain, and the U.S., and broke ground in Brazil, India, and Indonesia for the first time in 2022.

Amazon continues to transform its transportation network.
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There are thousands of Amazon’s custom electric delivery vehicles from Rivian on the road in more than 100 cities and regions in the U.S. By 2030, Amazon has a goal to have 100,000 on the road, saving millions of metric tons of carbon.
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Amazon plans to invest more than €1 billion over the next five years to further electrify and decarbonize its transportation network across Europe.
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Amazon partnered with TVS Motor Company to deploy a fleet of electric two-wheelers and three-wheelers for last mile deliveries in India, as part of its plan to bring 10,000 electric delivery vehicles to India by 2025.
Amazon is reinventing how orders are shipped for the good of customers and the planet.
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Since 2015, Amazon has reduced the weight of packaging per shipment by 38% and eliminated the use of more than 1.5 million tons of packaging materials.

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Amazon has joined a U.S. Department of Energy backed project to help further its progress in developing chemical upcycling. The research collaboration is a way of handling today’s plastics and ensuring tomorrow’s plastics are recyclable by design.

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Over the past five years, Amazon has reduced the use of corrugate boxes by over 35% in North America and Europe.

Amazon is doing its part to help solve water scarcity challenges around the world.
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AWS announced a goal to be water positive by 2030, returning more water to communities than it uses in its direct operations.

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Amazon extended its partnership with Water.org to help launch the Water.org Water & Climate Fund, which will deliver climate-resilient water and sanitation solutions to 100 million people across Asia, Africa, and Latin America.

Amazon’s Climate Pledge Fund supports the development of sustainable technologies and services, with the goal of eventually using the technologies to help decarbonize Amazon’s business.
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Amazon has invested in 21 companies to date and has collaborations with several Climate Pledge Fund portfolio companies, including using Moxion Power’s batteries to replace diesel fuel generators on Amazon Studios movie sets, powering Amazon’s transportation fleet for 5 million miles with Infinium’s ultra-low carbon electrofuels, and conducting its first-ever test flight with BETA Technologies’ electric ALIA aircraft between two Amazon Air Hubs.

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Amazon announced a commitment of  $53 million to help accelerate women-led climate innovation, which includes $3 million to launch the Climate Gender Equity Fund—a new partnership with the U.S. Agency for International Development to help female climate tech entrepreneurs get funding and support for their innovations—and $50 million from our Climate Pledge Fund to invest in women-founded and women-led climate tech companies.

Learn more at sustainability.aboutamazon.com.

Our Communities
We work side by side with nonprofits and community partners around the world to build strong and inclusive communities, especially in the places where our employees and their families live and work. From long-term programs that provide access to computer science education to initiatives that address “right now needs” like natural disasters, our programs support communities in a range of ways.
Inspiring Students through Tech Education. We believe in the transformative power of education and invest in programs to help children, higher education students, and adults unlock their potential.
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Amazon Future Engineer is our global childhood-to-career computer science program that inspires and educates students from underserved and underrepresented communities. In 2022, the program reached millions of students in the U.S., Canada, France, Germany, India, and the UK. We support educators with school curriculum on topics like using code to make music and programming robots; award 250 students in the U.S. each year with four-year, $40,000 scholarships and paid internships at Amazon; and honor Teacher of the Year Award winners with more than $30,000.
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Amazon has a goal to provide free cloud computing skills training to 29 million people by 2025—reaching people from all walks of life and all levels of knowledge, in more than 200 countries and territories.
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In 2022, AWS introduced new, free skills training programs, including AWS Cloud Quest, a game-based cloud computing training; AWS re/Start Associate, an expansion of our cohort-based, workforce-development program; IT Skills 4U, a free workforce-development initiative to provide Ukrainians around the world with access to skills training; and a second in-person cloud learning space in Arlington, Virginia.

Creating Affordable Housing. We believe people should have access to housing they can afford, but many communities in the U.S. face an affordable housing shortage, with low-income and minority families disproportionately affected.
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The Amazon Housing Equity Fund is our commitment to preserve and create affordable homes in Washington state’s Puget Sound region; the Washington, D.C., and Arlington, Virginia, metropolitan areas; and Nashville, Tennessee. So far, Amazon has committed more than $1.6 billion to providing low-rate loans and grants to traditional and non-traditional housing partners, public agencies, and minority-led organizations to create and preserve more than 12,500 affordable housing units helping more than an estimated 18,000 people.

Tackling Food Insecurity. We believe everyone should have access to the food they need. That’s why we’re committed to helping improve access to food in underserved communities.
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We address this challenge in two ways: donating food to local food banks and leveraging our logistics network to provide free delivery of groceries and prepared meals to the most vulnerable families. Deliveries in 2022 totaled nearly 11 million meals in the U.S., Australia, Japan, Singapore, Spain, and the UK.

Helping People Quickly When Disaster Strikes. Amazon’s logistics capabilities make us uniquely suited to help when disaster strikes. Our disaster relief and response efforts leverage our technology and global logistics network to provide fast, effective aid for communities impacted by natural disasters.
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For example, Amazon responded quickly to the war in Ukraine, providing more than $75 million in support, including critical relief products and cloud computing support, to help the people and institutions of Ukraine. Amazon has also provided millions of aid items in response to tornadoes in Texas; flooding and water crises across the Southeast; Hurricanes Fiona in Puerto Rico and Ian in Florida; and deadly winter storms in the Northeast.

Learn more at aboutamazon.com/impact/community and read our Community Impact Report at aboutamazon.com/community-impact-report.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
Date and Time	Virtual Meeting Site
Wednesday, May 24, 2023 9:00 a.m., Pacific Time	www.virtualshareholdermeeting.com/AMZN2023
Items of Business:	Our Board of Directors Recommends You Vote:
• To elect the eleven directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified	FOR the election of each director nominee

• To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2023	FOR the ratification of the appointment

• To conduct an advisory vote to approve our executive compensation	FOR approval, on an advisory basis

• To conduct an advisory vote on the frequency of future advisory votes on executive compensation	ONE YEAR, on an advisory basis

• To reapprove our 1997 Stock Incentive Plan, as amended and restated (the “1997 Plan”), for purposes of French tax law	FOR the reapproval of the 1997 Plan

• To consider and act upon the shareholder proposals described in the Proxy Statement, if properly presented at the Annual Meeting	AGAINST each of the shareholder proposals

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed March 30, 2023 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
David A. Zapolsky
Secretary
Seattle, Washington
April 13, 2023
Important Notice Regarding the Availability of Proxy Materials for the Amazon.com, Inc. Shareholder Meeting to be Held on May 24, 2023. The Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental, social, and other sustainability plans, initiatives, projections, goals, commitments, expectations, or prospects, are forward-looking. We use words such as anticipates, believes, commits, expects, future, goal, intends, plans, projects, seeks, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially due to a variety of factors. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2022 Annual Report on Form 10-K and our 2021 Amazon Sustainability Report. Any standards of measurement and performance made in reference to our environmental, social, and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

AMAZON.COM, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 24, 2023
The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (“Amazon” or the “Company”) for the Annual Meeting of Shareholders to be held virtually, via the Internet, at 9:00 a.m., Pacific Time, on Wednesday, May 24, 2023, and any adjournment or postponement thereof. For more information about the Annual Meeting, including how to attend and vote your shares, please see “Annual Meeting Information” on page 111.
Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.
We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903
Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form
Our principal offices are located at 410 Terry Avenue North, Seattle, Washington 98109. This Proxy Statement is first being made available to our shareholders on or about April 13, 2023.

2023 Proxy Statement       1

ITEM 1—ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at eleven. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that the following eleven nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified:
• Jeffrey P. Bezos • Andrew R. Jassy • Keith B. Alexander • Edith W. Cooper • Jamie S. Gorelick • Daniel P. Huttenlocher	• Judith A. McGrath • Indra K. Nooyi • Jonathan J. Rubinstein • Patricia Q. Stonesifer • Wendell P. Weeks
Each of the nominees is currently a director of Amazon.com, Inc. and has been elected to hold office until the 2023 Annual Meeting or until his or her successor has been elected and qualified. The nominees were most recently elected at the 2022 Annual Meeting. Biographical and related information on each nominee is set forth below.
The Board expects that the eleven nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
Why We Recommend You Support This Proposal

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We have the appropriate mix of skills, qualifications, backgrounds, and tenures on the Board to support and help drive the Company’s long-term performance.

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Our directors reflect our commitment to diversity, with five women and two directors from underrepresented racial/ethnic groups.

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The Board actively oversees our numerous environmental, sustainability, social, and corporate governance policies and initiatives, receives periodic reports on and discusses our enterprise risk assessments, and reviews shareholder feedback on these topics as we evolve our practices and disclosures.

The Board of Directors recommends a vote “FOR” each nominee.

BOARD OF DIRECTORS INFORMATION
In evaluating the nominees for the Board of Directors, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Amazon, as discussed below in each biography and under “Director Nominee Diversity, Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Bezos and Mr. Jassy, who are employees, their independence.
Biographical Information
Jeffrey P. Bezos Founder and Executive Chair of Amazon
Background
Mr. Bezos has been Chair of the Board since founding the Company in 1994. Prior to becoming Executive Chair in July 2021, he served as Chief Executive Officer from May 1996 to July 2021 and as President from founding until June 1999 and again from October 2000 to July 2021.
Qualifications and Skills
Mr. Bezos’s individual qualifications and skills as a director include his customer-focused point of view, his willingness to encourage invention, his long-term perspective, and his ongoing contributions as founder and Executive Chair.
Mr. Bezos serves as Executive Chair of the Bezos Earth Fund, which he founded with a commitment of  $10 billion to be disbursed as grants within the current decade to fight climate change and protect nature. Mr. Bezos also founded the Bezos Day One Fund, a $2 billion commitment to focus on making meaningful and lasting impacts in two areas: funding existing non-profits that help families experiencing homelessness and creating a network of new, non-profit tier-one preschools in low-income communities. Finally, Mr. Bezos founded Blue Origin with the vision of enabling a future where millions of people are living and working in space for the benefit of Earth, and owns The Washington Post, a major U.S. newspaper dedicated to the principles of a free press and winner of 70 Pulitzer Prizes.

Age: 59	Director since: July 1994	Board committees: None	Other current public company boards: None

2023 Proxy Statement       3

BOARD OF DIRECTORS INFORMATION
Andrew R. Jassy President and CEO of Amazon
Background
Mr. Jassy has been President and Chief Executive Officer of the Company since July 2021. He founded and led Amazon Web Services since its inception, serving as its CEO from April 2016 to July 2021 and its Senior Vice President from April 2006 until April 2016. Mr. Jassy joined the Company in 1997, and, prior to founding AWS, he held various leadership roles across the Company, including both business-to-business and business-to-consumer.
Mr. Jassy has served as a trustee and sponsor of Rainier Scholars, a program that offers a pathway to college graduation and career success for underrepresented students of color, since 2011, and serves as Chair and is a founding member of the board of directors of Rainier Prep, a charter middle school committed to college and career readiness for limited-income and immigrant students and students of color.
Qualifications and Skills
Mr. Jassy’s individual qualifications and skills as a director include his customer-focused point of view, his long-term perspective, his deep understanding of Amazon’s business and culture, his in-depth knowledge of human capital management issues, including oversight of workplace environment and culture, administration of diversity and inclusion initiatives, and implementation of policies and practices to promote employee engagement and effectiveness, and his ongoing contributions as President and CEO.

Age: 55	Director since: July 2021	Board committees: None	Other current public company boards: None

General (Ret.) Keith B. Alexander CEO, President, and Chair of IronNet
Background
General (Ret.) Keith B. Alexander has been Chief Executive Officer, President, and Chair of IronNet, Inc. (“IronNet”), a cybersecurity technology company he founded, since 2014. Gen. Alexander served as the Commander of U.S. Cyber Command from May 2010 to March 2014 and was Director of the National Security Agency and Chief of the Central Security Service from August 2005 to March 2014.
Gen. Alexander served as a director of CSRA, Inc. from November 2015 to April 2018.
Qualifications and Skills
Gen. Alexander’s individual qualifications and skills as a director include his leadership and public policy experience as a high-ranking military official responsible for intelligence and national security affairs, through which he gained experience with emerging technologies and cybersecurity. Gen. Alexander further honed his entrepreneurial and commercial experience and customer experience skills in his role at IronNet.

Age: 71	Director since: September 2020	Board committees: Audit	Other current public company boards: IronNet, Inc.

BOARD OF DIRECTORS INFORMATION
Edith W. Cooper Co-Founder of Medley Living, Inc. and Former EVP of Goldman Sachs
Background
Ms. Cooper is a co-founder of Medley Living, Inc., a membership-based community for personal and professional growth that launched in September 2020. In addition, Ms. Cooper served as Executive Vice President, Global Head of Human Capital Management of Goldman Sachs Group, Inc. (“Goldman Sachs”) from March 2008 to December 2017. Previously at Goldman Sachs, Ms. Cooper led various client franchise businesses for the firm.
Ms. Cooper has served as a director of PepsiCo, Inc. since September 2021, a director of MSD Acquisition Corp. since March 2021, a director of EQT AB from October 2018 to June 2022, a director of Etsy, Inc. from April 2018 to September 2021, and a director of Slack Technologies, Inc. from January 2018 to July 2021. Ms. Cooper has also served as a trustee of the Museum of Modern Art since 2017, as a member of the Museum Council of the Smithsonian National Museum of African American History and Culture since 2018, and as a trustee of Mount Sinai Health Systems, Institute for Health Equity Research, an organization dedicated to addressing longstanding disparities in health and health care, since 2017.
Qualifications and Skills
Ms. Cooper’s individual qualifications and skills as a director include her leadership, finance, and human capital management experience, including as a longtime senior executive at Goldman Sachs, through which she gained experience with talent development, recruiting, retention, and workplace culture, as well as her customer experience skills.

Age: 61	Director since: September 2021	Board committees: Leadership Development and Compensation	Other current public company boards: MSD Acquisition Corp., PepsiCo, Inc.

Jamie S. Gorelick Partner with Wilmer Cutler Pickering Hale and Dorr LLP
Background
Ms. Gorelick has been a partner with the law firm Wilmer Cutler Pickering Hale and Dorr LLP since July 2003. She has held numerous positions in the U.S. government, serving as Deputy Attorney General of the United States, General Counsel of the Department of Defense, Assistant to the Secretary of Energy, and a member of the bipartisan National Commission on Terrorist Threats Upon the United States.
Ms. Gorelick has served as a director of VeriSign, Inc. since January 2015, a director of United Technologies Corporation from February 2000 to December 2014, and a director of Schlumberger Limited from April 2002 to June 2010. Ms. Gorelick has also served as Chair of the Urban Institute, the United States’ leading research organization dedicated to developing evidence-based insights that improve people’s lives and strengthen communities, since 2014 and as a director since 2004. She was one of the founding supporters and a long-time board member of the Washington Legal Clinic for the Homeless and served on the board of the National Women’s Law Center.
Qualifications and Skills
Ms. Gorelick’s individual qualifications and skills as a director include her experience as a lawyer, her leadership experience in senior governmental positions, including experience with regulatory and compliance matters, her corporate governance experience, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters. Ms. Gorelick also has deep experience addressing diversity, equity, and inclusion, both on a policy level and in practice in the workplace, through her work advising companies and institutions on anti-harassment, non-discrimination, and gender and race issues, and is sought as a counselor on climate, environmental regulation, and environmental justice issues.

Age: 72	Director since: February 2012	Board committees: Nominating and Corporate Governance (Chair)	Other current public company boards: VeriSign, Inc.

2023 Proxy Statement       5

BOARD OF DIRECTORS INFORMATION
Daniel P. Huttenlocher Dean of MIT Schwarzman College of Computing
Background
Mr. Huttenlocher has been the Dean of MIT Schwarzman College of Computing since August 2019. He served as Dean and Vice Provost, Cornell Tech at Cornell University from 2012 to July 2019 and worked for Cornell University from 1988 to 2012 in various positions.
Mr. Huttenlocher has served as a director of Corning Incorporated since February 2015. Mr. Huttenlocher also served on the board of the John D. and Catherine T. MacArthur Foundation from 2010 to 2022, including as its chair from 2018 to 2022.
Qualifications and Skills
Mr. Huttenlocher’s individual qualifications and skills as a director include his experience as an internationally recognized computer scientist and in senior positions at MIT and Cornell University, both leading universities, Cornell Tech, a research, technology commercialization, and graduate-level educational facility, and the Xerox Palo Alto Research Center, a technology research facility, through which he gained experience with emerging technologies, as well as his customer experience skills.

Age: 64	Director since: September 2016	Board committees: Leadership Development and Compensation	Other current public company boards: Corning Incorporated

Judith A. McGrath Former Chair and CEO of MTV Networks
Background
Ms. McGrath served as Chair and Chief Executive Officer of MTV Networks Entertainment Group worldwide, a division of Viacom, Inc., including Comedy Central and Nickelodeon, from July 2004 until May 2011. She was part of the original founding and launch team for MTV in 1981. Subsequent to leaving Viacom, Ms. McGrath formed a multi-media joint venture with Sony Music Entertainment called Astronauts Wanted: No Experience Necessary, identifying and creating content with emerging digital media talent, at which Ms. McGrath served as President from June 2013 to March 2018 and continued as a senior advisor from March 2018 to December 2019.
Ms. McGrath served as a board member of the American Red Cross from 2011 until 2014, and has served on the board of the Rock and Roll Hall of Fame since 2007.
Qualifications and Skills
Ms. McGrath’s individual qualifications and skills as a director include her leadership and multimedia operations experience as a longtime senior executive of MTV Networks Entertainment Group, through which she gained experience with content creation, advertising, and content distribution, as well as her customer experience skills. As CEO of MTV, Ms. McGrath was responsible for the compensation strategy for over 12,000 employees, diversity and inclusion initiatives for the employee population, and launching new multimedia brands like LOGO, a cable channel dedicated to lifestyle and entertainment aimed at the LGBTQ+ consumer. Ms. McGrath further honed her digital and entrepreneurial experience with global customers in her role at Astronauts Wanted: No Experience Necessary.

Age: 70	Director since: July 2014	Board committees: Leadership Development and Compensation (Chair)	Other current public company boards: None

BOARD OF DIRECTORS INFORMATION
Indra K. Nooyi Former Chair and CEO of PepsiCo, Inc.
Background
Mrs. Nooyi was the Chief Executive Officer of PepsiCo, Inc., a multinational food, snack, and beverage company, from October 2006 to October 2018, where she also served as the Chair of its board of directors from May 2007 to February 2019. She was elected to PepsiCo’s board of directors and became its President and Chief Financial Officer in 2001, and held leadership roles in finance and corporate strategy and development after joining PepsiCo in 1994.
Mrs. Nooyi has served as a director of Royal Philips since May 2021 and a director of Schlumberger Limited from April 2015 to April 2020. Mrs. Nooyi has also served as a trustee of The Asia Society, a global non-profit organization forging closer ties with Asia through arts, education, policy, and business outreach, since 2014; as a director of Partnership for Public Service, a non-profit, nonpartisan organization that strives for a more effective government for the American people, since 2019; as a trustee of Memorial Sloan Kettering Cancer Center, the world’s oldest and largest private cancer center, since 2020; and as a trustee of the National Gallery of Art since 2021.
Qualifications and Skills
Mrs. Nooyi’s individual qualifications and skills as a director include her leadership experience as a longtime senior executive at a large corporation with international operations, through which she gained experience with consumer-focused product development, international operations, and marketing issues, as well as her customer experience skills and skills relating to financial statement and accounting matters when she was CFO. At PepsiCo, Mrs. Nooyi was the architect of Performance with Purpose (“PwP”), a strategy focused on delivering financial performance while shifting the company’s portfolio to healthier products (human sustainability), reducing water use and the company’s carbon footprint and moving to a closed loop plastics system (environmental sustainability), and creating an environment at PepsiCo where all employees could be supported as associates and family builders/nurturers (talent sustainability). Mrs. Nooyi’s PwP was lauded for advancing environmental issues, implementing excellent governance, and sensible people practices.

Age: 67	Director since: February 2019	Board committees: Audit (Chair)	Other current public company boards: Royal Philips

Jonathan J. Rubinstein Former co-CEO of Bridgewater Associates, LP
Background
Mr. Rubinstein was co-CEO of Bridgewater Associates, LP, a global investment management firm, from May 2016 to April 2017. Previously, Mr. Rubinstein was Senior Vice President, Product Innovation, for the Personal Systems Group at the Hewlett-Packard Company (“HP”), a multinational information technology company, from July 2011 to January 2012, and served as Senior Vice President and General Manager, Palm Global Business Unit, at HP from July 2010 to July 2011. Mr. Rubinstein was Chief Executive Officer and President of Palm, Inc., a smartphone manufacturer, from June 2009 until its acquisition by HP in July 2010, and Chair of the Board of Palm, Inc. from October 2007 through the acquisition. Prior to joining Palm, Mr. Rubinstein was a Senior Vice President at Apple Inc., also serving as the General Manager of the iPod Division.
Mr. Rubinstein has served as the lead director of Robinhood Markets, Inc. since May 2021 and a director of Qualcomm Incorporated from May 2013 to May 2016.
Qualifications and Skills
Mr. Rubinstein’s individual qualifications and skills as a director include his leadership and technology experience as a senior executive at large financial and technology companies, through which he gained experience with hardware devices and emerging technologies, as well as his customer experience skills and skills relating to financial statement and accounting matters. Mr. Rubinstein also has deep experience addressing human capital management issues, including oversight of workplace environment and culture, as well as in-depth knowledge of diversity, equity, and inclusion matters and environmental issues, through his roles as a senior executive and director at numerous technology and finance companies.

Age: 66	Director since: December 2010	Board committees: Nominating and Corporate Governance	Other current public company boards: Robinhood Markets, Inc.

2023 Proxy Statement       7

BOARD OF DIRECTORS INFORMATION
Patricia Q. Stonesifer Former President and CEO of Martha’s Table
Background
Ms. Stonesifer served as the President and CEO of Martha’s Table, a non-profit, from April 2013 to March 2019. She served as Chair of the Board of Regents of the Smithsonian Institution from January 2009 to January 2012 and as Vice Chair from January 2012 to January 2013. From September 2008 to January 2012, she served as senior advisor to the Bill and Melinda Gates Foundation, a private philanthropic organization, where she was Chief Executive Officer from January 2006 to September 2008 and President and Co-chair from June 1997 to January 2006. Since September 2009, she has also served as a private philanthropy advisor. From 1988 to 1997, she worked in many roles at Microsoft Corporation, including as a Senior Vice President of the Interactive Media Division, and also served as the Chairwoman of the Gates Learning Foundation from 1997 to 1999.
Ms. Stonesifer has served as a trustee of The Rockefeller Foundation, a private foundation dedicated to promoting the well-being of humanity throughout the world, since 2019 and as a member of the Board of Directors of Co-Impact, a global philanthropic collaborative supporting locally-rooted coalitions working to achieve impact at scale in Africa, Asia, and Latin America, since 2022. She also served as a member of the Museum Council of the Smithsonian National Museum of African American History and Culture from 2012 to 2020 and has been an emeritus member of the Museum Council since 2021. Ms. Stonesifer has been a member of the Board of Advisors of TheDream.US, a college access and success program for immigrant students, since 2020.
Qualifications and Skills
Ms. Stonesifer’s individual qualifications and skills as a director include her leadership experience as a senior executive at the Bill and Melinda Gates Foundation and at Microsoft, through which she gained experience with emerging technologies and consumer-focused product development and marketing issues, her knowledge of Amazon from having served as a director since 1997, her experience with non-profits from her leadership of Martha’s Table and the Bill and Melinda Gates Foundation, as well as her customer experience skills and skills relating to public policy and financial statement and accounting matters.

Age: 66	Director since: February 1997	Board committees: Nominating and Corporate Governance	Other current public company boards: None

Wendell P. Weeks Chairman and CEO of Corning Incorporated
Background
Mr. Weeks has been the Chief Executive Officer of Corning Incorporated, a glass and materials science innovator, since April 2005 and Chairman of the board of directors since April 2007. He has also held a variety of financial, commercial, business development, and general management positions across Corning’s Market-Access Platforms and technologies since he joined the company in 1983.
Mr. Weeks has served on the Board of Trustees for the Corning Museum of Glass, which is dedicated to enriching and engaging local and global communities by sharing knowledge, collections, programs, facilities, and resources, since 2001. He also currently serves on the Board of Trustees for the Institute for Advanced Study and is a member of the Liveris Academy Honorary Board. He also served as a director of Merck & Co., Inc. from February 2004 to May 2020.
Qualifications and Skills
Mr. Weeks’s individual qualifications and skills as a director include his leadership and operations experience as a senior executive at a large, multinational corporation, experience with restructuring, emerging technologies, and product development, including his experience having earned 34 U.S. patents, as well as his customer experience skills and skills relating to financial statement and accounting matters. Mr. Weeks’s qualifications and skills also include his oversight of climate change initiatives in the areas of clean air and renewable energy, including overseeing Corning’s creation of new products in glass and ceramics vital to industry transformation, and his knowledge of diversity, equity, and inclusion initiatives through his experience launching Corning’s Office of Racial Equality and Social Unity, which is responsible for advancing community partnerships to support school diversity, community activism, and economic growth.

Age: 63	Director since: February 2016	Board committees: Audit	Other current public company boards: Corning Incorporated

BOARD OF DIRECTORS INFORMATION
Director Nominee Diversity, Tenure, Skills, and Characteristics
The Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs at that point in time. Among the qualifications and skills of a candidate considered important by the Nominating and Corporate Governance Committee are: a commitment to representing the long-term interests of shareholders; customer experience skills; Internet savvy; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; human capital management; personal and professional ethics, integrity, and values; practical wisdom and sound judgment; international business experience; and business and professional experience in fields such as retail, operations, technology, finance/accounting, product development, intellectual property, law, multimedia entertainment, and marketing.
Board Diversity
As stated in the Board of Directors Guidelines on Significant Corporate Governance Issues, the Nominating and Corporate Governance Committee seeks out candidates with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. The Nominating and Corporate Governance Committee includes, and has any search firm that it engages include, women, individuals from underrepresented racial/ethnic groups, and individuals who identify as LGBTQ+ in the pool from which the Committee selects director candidates. When considering candidates as potential Board members, the Board and the Nominating and Corporate Governance Committee evaluate the candidates’ ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its annual Board and director evaluation process. Currently, of our nine independent director nominees, five are women, two are from underrepresented racial/ethnic groups, and three have served for five years or less.
Board Diversity Matrix (As of April 13, 2023)
Total Number of Directors	11
	Female	Male
Directors	5	6
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	—
Asian	1	—
White	3	6
Board Tenure
Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with three new directors on-boarding and two directors leaving in the last three years). The tenure range of our director nominees is as follows:
Tenure on Board	Number of Director Nominees
More than 10 years	4
6-10 years	3
5 years or less	4

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BOARD OF DIRECTORS INFORMATION
Corporate Governance
Board Leadership
The Board is responsible for the control and direction of the Company. The Board represents the shareholders and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board, and Jeff Bezos, our founder, currently serves as Executive Chair. The Board believes that this leadership structure is appropriate given Mr. Bezos’s role in founding Amazon and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders. In addition, the independent directors on the Board have appointed a lead director from the Board’s independent directors, currently Jonathan J. Rubinstein, in order to promote independent leadership of the Board. The lead director presides over the executive sessions of the independent directors, chairs Board meetings in the Chair’s absence, works with management and the independent directors to approve agendas, schedules, information, and materials for Board meetings, and is available to engage directly with major shareholders where appropriate. In addition, the lead director confers from time to time with the Chair of the Board and the independent directors and reviews, as appropriate, the annual schedule of regular Board meetings and major Board meeting agenda topics. The guidance and direction provided by the lead director reinforce the Board’s independent oversight of management and contribute to communication among members of the Board.
Director Independence
The Board has determined that the following directors are independent as defined by Nasdaq rules: Gen. Alexander, Ms. Cooper, Ms. Gorelick, Mr. Huttenlocher, Ms. McGrath, Mrs. Nooyi, Mr. Rubinstein, Ms. Stonesifer, and Mr. Weeks. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. For Gen. Alexander, the Board considered payments in the past three years in the ordinary course of business from IronNet to Amazon for AWS services, which were under standard, arms-length terms and were not significant to the Company. For Mr. Weeks, the Board considered payments in the past three years in the ordinary course of business from the Company to Corning Incorporated or its affiliates. All such payments were not significant for any of these companies.
Risk Oversight
As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee.
The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, business continuity, and operational risks, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, our compliance policies and procedures, tax planning and compliance, and political contributions and lobbying expenses. The Leadership Development and Compensation Committee is responsible for overseeing management of risks related to succession planning and compensation for our executive officers and our overall compensation program, including our equity-based compensation plans, as well as risks related to other human capital management matters, including workplace health and safety, culture, diversity, discrimination, and harassment. The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our environmental, sustainability, and corporate social responsibility practices, including risks related to our operations and our supply chain. In particular, the Nominating and Corporate Governance Committee and the Leadership Development and Compensation Committee oversee and receive regular reports from, and provide direction to, management on our specific initiatives and goals related to sustainability, human capital, health and safety, public policy, and diversity, equity, and inclusion. For example, the Leadership Development and Compensation Committee oversaw the publication of our first safety report in January 2022 and an updated safety report in March 2023 and met regularly with leaders in our Worldwide Operations and Workplace Health and Safety organizations, the Senior Vice President, People eXperience and Technology, and the Vice President and leader of our global diversity, equity, and

BOARD OF DIRECTORS INFORMATION
inclusion organization to review in detail progress on our metrics, goals, and initiatives related to workplace health and safety and diversity, equity, and inclusion, respectively.
The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our CEO succession planning as described in our Board of Directors Guidelines on Significant Corporate Governance Issues.
An ad hoc committee of the Board comprised of independent directors (Gen. Alexander and Messrs. Huttenlocher and Rubinstein) receives reports from management and reports to the Board at least annually on data protection and cybersecurity matters and reviews the measures implemented by the Company to identify and mitigate data protection and cybersecurity risks. The Company requires employees with access to information systems, including all corporate employees, to undertake data protection and cybersecurity training and compliance programs annually.
Corporate Governance Documents
Please visit our investor relations website at www.amazon.com/ir, “Corporate Governance,” for additional information on our corporate governance, including:
•
our Amended and Restated Certificate of Incorporation and Bylaws;

•
the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board, director attendance at our annual meetings, director resignations to facilitate our majority vote standard, director stock ownership guidelines, succession planning, and compensation clawbacks;

•
the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee;

•
the Code of Business Conduct and Ethics; and

•
our U.S. Political Engagement Policy and Statement.

Environmental, Social, and Human Capital Initiatives
We regularly publish information regarding our sustainability, environmental, social, and human capital goals and initiatives on our website, including in our sustainability report titled “Delivering Progress Every Day.” This report also includes our reporting under the Sustainability Accounting Standards Board (“SASB”), Task Force on Climate-Related Financial Disclosures (“TCFD”), and UN Guiding Principles on Business and Human Rights reporting frameworks. Key highlights from our website and this report include:
•
The Climate Pledge and Renewable Energy. With our co-founder Global Optimism, in 2019 we announced The Climate Pledge, a goal to reach net-zero carbon emissions across our operations by 2040, a decade ahead of the Paris Agreement’s goal of 2050. We are proud that more than 400 companies across 55 industries and 35 countries have joined The Climate Pledge. As part of this commitment, we publish our carbon footprint and calculation methodology. Amazon also launched The Climate Pledge Fund in 2020 to support the development of sustainable and decarbonizing technologies and services. This dedicated investment program—with an initial $2 billion in funding—invests in visionary companies whose products and solutions are expected to facilitate the transition to a low-carbon economy. In addition, we established the Right Now Climate Fund, a $100 million fund to remove or avoid carbon emissions by restoring and conserving forests, wetlands, and grasslands around the world. In addition, we are on a path to powering our operations with 100% renewable energy by 2025—five years ahead of our original target of 2030. In 2022, we set a new record for the most renewable energy purchased in a single year and remained the world’s largest corporate buyer of renewable energy—a position we’ve held since 2020. We are also decarbonizing our transportation network by deploying zero-emission vehicles, using low-carbon fuels, investing in emerging technologies, and collaborating with others to accelerate cross-sector innovation. We plan to deploy 100,000 custom electric delivery vehicles by 2030.

•
Circular Economy and Avoiding and Managing Waste. We are working to send less material to landfills and more back into the circular economy loop. Amazon is minimizing waste, including food waste, increasing recycling, and providing options for our customers to recycle, repair, or trade in their items as well as shop for like-new and refurbished products. We created our Frustration-Free Packaging program to encourage manufacturers to package their products in easy-to-open, 100% recyclable packaging, and since 2015, we have eliminated more than 1.5 million tons of packaging material and reduced per-shipment packaging weight by 38%. We are improving the design and materials used for our packaging,

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BOARD OF DIRECTORS INFORMATION
reducing weight, and improving the composition of our plastic packaging to use less material and incorporate more recycled content. In the midst of a rapid increase in customer orders throughout the pandemic, we continued to take steps to reduce single-use plastics in our outbound packaging, and we have disclosed for 2021 our reduction of average plastic packaging weight per shipment and total metric tons of single-use plastic being used across our global operations network to ship orders to customers. We are also giving customers access to products that are more sustainable, including both Amazon-branded products and third-party items we offer that feature sustainability certifications through our Climate Pledge Friendly program.
•
Investing in Our Communities. Amazon supports our communities by providing access to food and basic needs, supporting disaster relief, and investing in access to computer science education. In 2021, we established the Amazon Housing Equity Fund to provide more than $2 billion in low-rate loans and grants to preserve and create affordable homes for individuals and families earning moderate to low incomes in our three hometown communities—Washington state’s Puget Sound region; the Washington, D.C., and Arlington, Virginia, metropolitan areas; and Nashville, Tennessee. The Amazon Housing Equity Fund has had a significant, positive impact on rental affordability in communities Amazon calls home, with more than $1.6 billion in loans and grants committed. These commitments have preserved or created over 12,500 affordable units to house more than 18,000 people. In 2021, we launched the Black Business Accelerator, a $150 million initiative to help build sustainable equity and growth for Black-owned businesses.

•
Human Rights. Our commitment and approach to human rights are informed by leading international standards and frameworks developed by the United Nations (“UN”) and the International Labour Organization (“ILO”). Amazon is committed to respecting and supporting the UN Guiding Principles on Business and Human Rights, the UN Universal Declaration of Human Rights, the Core Conventions of the ILO, and the ILO Declaration on Fundamental Principles and Rights at Work. We have codified our commitment to human rights in our Amazon Global Human Rights Principles. We also publish Supply Chain Standards, which detail the requirements and expectations for our suppliers, their supply chains, and selling partners who list products in our stores, and they are grounded in principles of inclusivity, continuous improvement, and supply chain accountability. We focus our supply chain efforts on key commitment areas: Safe Workplaces, Freely Chosen Employment, Gender Equity, Fair Wages, Environmental Protection, and Grievance Mechanisms. In addition, we have worked with a sustainability and human rights consulting firm to identify salient human rights risks across our business. Building on this work, we have made progress on our salient human rights risks and furthered our efforts to implement human rights due diligence mechanisms, including by using human rights impact assessments as a due diligence tool to identify and address adverse impacts business activities might have on individuals such as workers, local community members, or consumers.

•
Human Capital. We support our employees through initiatives focusing on workplace health and safety, investments in benefits and opportunities, and employee engagement. Safety is integral to everything we do—every day, in every country, and across our business—and we continually enhance and improve our safety processes, programs, and technology. From 2019 to 2022, we invested approximately $1 billion in safety initiatives unrelated to COVID-19 and, in 2023, we are investing another approximately $550 million in safety initiatives. In March 2023, we also published our second annual safety report highlighting our commitment to and innovations in worker safety and disclosing key safety metrics. In the United States, we are a leader in providing our front-line employees in customer fulfillment and transportation average pay of more than $19 per hour, more than double the federal minimum wage. In addition, we provide numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). We also provide access to Amazon’s Career Choice program, in which we fund full college tuition as well as high school diplomas, GEDs, and English as a Second Language proficiency certifications for our front-line employees, which is part of our expected investment of  $1.2 billion in employee skills training by 2025.

•
Diversity, Equity, and Inclusion. We continue to prioritize pay equity and publish details on gender and racial/ethnic group pay statistics. When evaluating 2022 compensation, our reported data demonstrates that women globally and in the United States earned 99.6 cents and 99.5 cents, respectively, for every dollar that men earned performing the same jobs, and racial/ethnic minorities in the United States earned 99.5 cents for every dollar that white employees earned performing the same jobs. Additionally, starting in 2020, our senior leadership team dove deep into the mechanisms we use to hire, develop, and promote employees, so that we can better identify opportunities to ensure equitable access for all. In 2022, we continued to prioritize expanding representation across our employee population and at the most senior levels, including increasing globally the number of female employees at director and higher level roles focused on STEM and, in the United States, increasing the number of Black and Latinx employees at director and higher level roles and increasing the hiring of veterans. Also in 2022, as part of our existing commitment to human and civil rights, racial equity,

BOARD OF DIRECTORS INFORMATION
diversity and inclusion, and non-discrimination, we retained a respected law firm to conduct an independent racial equity audit to evaluate any disparate racial impacts on our U.S. hourly employees resulting from our policies, programs, and practices. We continue to inspect and refine the mechanisms we use to hire, develop, evaluate, and retain our employees to promote equity for all candidates and employees. Our 13 employee-led Affinity Groups, which engage employees across hundreds of chapters around the world, further foster our commitment to diversity, equity, and inclusion.
These ambitious and impactful goals and initiatives build on Amazon’s long-term commitment to sustainability, as well as our commitment to supporting our employees, partners in our supply chain, and our communities. These are just some examples of the many sustainability, environmental, social, and human capital initiatives we have underway, as we seek to constantly invent across the Company. We encourage you to learn more about these initiatives and our progress towards meeting our goals by reviewing our sustainability report titled “Delivering Progress Every Day” and website at sustainability.aboutamazon.com, our safety report titled “Delivered with Care” and website at safety.aboutamazon.com, our views on certain issues at www.aboutamazon.com/about-us/our-positions, and other postings on our “About Amazon” website at www.aboutamazon.com.
Shareholder Engagement
We believe that effective corporate governance includes year-round engagement with our shareholders and other stakeholders. We have significantly expanded our shareholder engagement over the past several years, including by expanding our shareholder engagement team with employees whose full-time, year-round responsibilities include engaging with our investors, communicating with management and directly with our Board members to inform them on topics discussed and feedback received in the course of their engagement meetings, and coordinating and promoting the effectiveness of direct shareholder engagement meetings that our directors participate in. We meet regularly with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. In a typical year, we will engage with dozens of shareholders, including our largest shareholders, two or more times a year. This outreach is complementary to the hundreds of touchpoints our Investor Relations team has with shareholders each year. We find it beneficial to have ongoing dialogue with our shareholders throughout the year on a full range of investor priorities (instead of engaging with shareholders only prior to our annual meeting on issues to be voted on in the proxy statement). Depending on the circumstance, our lead director or another independent director may engage in these conversations with shareholders as well.
Since the beginning of 2022, we have engaged with 69 of our 100 largest unaffiliated shareholders, as well as with numerous other shareholders. Our lead independent director, the Chair of the Nominating and Corporate Governance Committee, or the Chair of the Leadership Development and Compensation Committee participated in meetings with shareholders owning more than 29% of our stock, including one-on-one or small group meetings with most of our 20 largest shareholders. In addition, the Board and Board committees receive a number of letters from investors, and our directors review our responses to such correspondence and provide direction as necessary. Our direct engagement with shareholders helps us better understand our shareholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.

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BOARD OF DIRECTORS INFORMATION
Board Meetings and Committees
The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2022, there were 8 meetings of the Board. All incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served occurring during 2022. All directors then serving attended the 2022 Annual Meeting of Shareholders. In addition, during 2022, the Board participated in regularly scheduled teleconference discussions on various topics, generally on a monthly basis.
The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the Nasdaq rules. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Leadership Development and Compensation Committee	Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Andrew R. Jassy
Keith B. Alexander
Edith W. Cooper
Jamie S. Gorelick
Daniel P. Huttenlocher
Judith A. McGrath
Indra K. Nooyi
Jonathan J. Rubinstein
Patricia Q. Stonesifer
Wendell P. Weeks
Total Meetings in 2022	7	7	5

   Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, our compliance policies and procedures, tax planning and compliance, and policies, procedures, and reports on political contributions and lobbying expenses. The Board has designated each of Mr. Weeks and Mrs. Nooyi as an Audit Committee Financial Expert, as defined by Securities and Exchange Commission (“SEC”) rules.

BOARD OF DIRECTORS INFORMATION

Recent Focus Areas
During the past year, the Audit Committee met with management and reviewed matters that included:
•
the Company’s risk assessment and compliance functions;

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data privacy;

•
policies, procedures, and reports on political contributions and lobbying expenses;

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treasury and investment matters;

•
tax matters;

•
accounting industry issues;

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the performance of our internal audit function;

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the reappointment of our independent auditor; and

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pending litigation.

The Audit Committee annually reviews the Company’s U.S. Political Engagement Policy and Statement and a report on the Company’s public policy expenditures. The Audit Committee also met with the auditors to review the scope and results of the auditor’s annual audit and quarterly reviews of the Company’s financial statements.

Leadership Development and Compensation Committee

The Leadership Development and Compensation Committee evaluates our programs and practices relating to talent and leadership development, reviews and establishes compensation of the Company’s executive officers, oversees management of risks for succession planning and our overall compensation program, including our equity-based compensation plans, and oversees the Company’s strategies and policies related to human capital management, all with a view towards maximizing long-term shareholder value. The Committee may engage compensation consultants but did not do so in 2022, and during 2022 reviewed and discussed peer company compensation benchmarking and surveys prepared by management and by a consulting firm hired by management to provide survey data. The Committee oversees the Company’s Code of Business Conduct and Ethics with respect to compliance with, and reports pursuant to, the Company’s workplace non-discrimination and anti-harassment policies. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the Compensation Discussion and Analysis section of this Proxy Statement.

Recent Focus Areas
During the past year, the Leadership Development and Compensation Committee met with management and reviewed matters that included:
•
the design, amounts, and effectiveness of the Company’s compensation of senior executives;

•
management succession planning;

•
the Company’s benefit and compensation programs;

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the Company’s human resources programs, including review of workplace discrimination and harassment reports, worker health and safety and workplace conditions, and diversity, equity, and inclusion matters; and

•
feedback from the Company’s shareholder engagement.

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BOARD OF DIRECTORS INFORMATION
Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews and assesses the composition and compensation of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and oversees the Company’s environmental, social, and corporate governance policies and initiatives. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

Recent Focus Areas
During the past year, the Nominating and Corporate Governance Committee met with management and reviewed matters that included:
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the Board’s composition, diversity, and skills in the context of identifying and evaluating new director candidates to join the Board;

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the Board’s recruitment and self-evaluation processes;

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Board compensation;

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Board Committee membership and qualifications;

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consideration of the Company’s policies and initiatives regarding the environment and sustainability, corporate social responsibility, and corporate governance;

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review of recent public policy and public relations initiatives; and

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feedback from the Company’s shareholder engagement.

Director Nominations
The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by a third-party search firm retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons, as described above under “Director Nominee Diversity, Tenure, Skills, and Characteristics.”
Shareholder Recommendations for Directors
Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of Amazon.com, Inc. by certified or registered mail:
•
the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•
the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Nominating and Corporate Governance Committee for the 2024 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary of Amazon.com, Inc. by December 15, 2023.
Our Bylaws provide a proxy access right for shareholders, pursuant to which a shareholder, or group of up to 20 shareholders, may include director nominees (representing up to 20% of the number of directors in office) in our proxy materials for annual meetings of our shareholders. To be eligible to utilize these proxy access provisions, the shareholder or group must have owned at least 3% of the aggregate of the issued and outstanding shares of our common stock continuously for at least the prior three years and must satisfy the additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.

BOARD OF DIRECTORS INFORMATION
Compensation of Directors
Director Compensation Philosophy
Our directors do not receive cash compensation for their services as directors or as members of committees of the Board, but we pay reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under the 1997 Plan. Similar to compensation for our employees, the compensation for our Board members is aligned with long-term value creation because it consists solely of restricted stock unit awards that have three-year vesting periods. Likewise, because our compensation program is designed to promote long-term performance and operate over a period of years, directors typically do not receive stock-based awards every year, and instead have in the past received awards only once every three years. Our Board members’ compensation will be negatively impacted if our stock price declines and will be favorably impacted if the stock performs beyond the initial stock price at grant date. By not accepting cash compensation, only restricted stock unit awards, the Board sets a tone at the top that compensation should be based on long-term value creation.
2022 Stock Awards
Based on the Nominating and Corporate Governance Committee’s recommendation, the Board approved restricted stock unit awards for: (1) 6,360 shares to Mrs. Nooyi on March 9, 2022, vesting in three equal annual installments on May 15, 2023, May 15, 2024, and May 15, 2025; and (2) 7,419 shares to Ms. Stonesifer and Messrs. Huttenlocher and Rubinstein on September 21, 2022, vesting in three equal annual installments on November 15, 2023, November 15, 2024, and November 15, 2025. The March 2022 awards were designed to provide approximately $318,000 in compensation annually, and the September 2022 awards were designed to provide approximately $329,000 in compensation annually, in each case based on an assumed value of the restricted stock units vesting in each year, which compensation represents the 50th percentile for annual director compensation among a group of peer companies. When determining the amount and vesting schedule for directors’ restricted stock unit awards, the Nominating and Corporate Governance Committee and Board have not varied awards based on specific committee service.
Each grant compensates for future performance, and no portion of a restricted stock unit award vests until the year after it is granted. If a director leaves the Board prior to a vest date for any reason, he or she will forfeit all or any portion of the restricted stock unit award that has not previously vested.

2023 Proxy Statement       17

BOARD OF DIRECTORS INFORMATION
The following table sets forth for the year ended December 31, 2022 all compensation reportable for directors who served during 2022, as determined by SEC rules.
Director Compensation for 2022
Name	Stock Awards(1)
Jeffrey P. Bezos(2)	$—
Andrew R. Jassy(2)	—
Keith B. Alexander(3)	—
Edith W. Cooper(4)	—
Jamie S. Gorelick(5)	—
Daniel P. Huttenlocher(6)	898,478
Judith A. McGrath(7)	—
Indra K. Nooyi(8)	881,108
Jonathan J. Rubinstein(6)	898,478
Patricia Q. Stonesifer(6)	898,478
Wendell P. Weeks(9)	—

(1)
Stock awards are reported at aggregate grant date fair value as determined under applicable accounting standards. The grant date fair value for restricted stock units as reported in the table above is determined based on the number of shares granted multiplied by the average of the high and the low trading price of common stock of the Company on the grant date, without regard to the fact that the grants vest over three years. See Note 1, “Description of Business, Accounting Policies, and Supplemental Disclosures—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2022 Annual Report on Form 10-K.

(2)
Mr. Bezos and Mr. Jassy did not receive any compensation for their services as directors in addition to their compensation for services as executive officers.

(3)
Gen. Alexander held 1,920 unvested restricted stock units as of December 31, 2022.

(4)
Ms. Cooper held 3,800 unvested restricted stock units as of December 31, 2022.

(5)
Ms. Gorelick held 3,920 unvested restricted stock units as of December 31, 2022.

(6)
Ms. Stonesifer and Messrs. Huttenlocher and Rubinstein each held 7,419 unvested restricted stock units as of December 31, 2022.

(7)
Ms. McGrath held 1,920 unvested restricted stock units as of December 31, 2022.

(8)
Mrs. Nooyi held 6,360 unvested restricted stock units as of December 31, 2022.

(9)
Mr. Weeks held 5,700 unvested restricted stock units as of December 31, 2022.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Under the rules and regulations of the SEC and Nasdaq, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2023. E&Y has served as our independent auditor since 1996. The Audit Committee considered a number of factors in determining whether to re-engage E&Y as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.
The Board of Directors and the Audit Committee believe that the continued retention of E&Y as the Company’s independent auditor is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2024 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as our independent auditors.
Why We Recommend You Support This Proposal

•
The Audit Committee undertakes a robust evaluation process each year to confirm that the retention of E&Y as our independent auditor continues to be in our shareholders’ best interests.

•
E&Y has served as our independent auditor since 1996, which provides the firm with a deep understanding, and the ability to handle the breadth and complexity, of our business.

•
E&Y provides only limited services other than audit and audit-related services.

The Board of Directors recommends a vote “FOR” ratification of the appointment of E&Y as our independent auditors for the fiscal year ending December 31, 2023.

2023 Proxy Statement       19

AUDITORS
Representatives of E&Y are expected to participate in the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders.
Fee Information
The table below sets forth the aggregate audit fees billed and expected to be billed by E&Y for the indicated fiscal year and the fees billed and expected to be billed by E&Y for all other services rendered during the indicated fiscal year:
	Fiscal 2022	Fiscal 2021
Audit Fees	$33,840,000	$29,364,000
Audit-Related Fees	8,022,000	5,667,000
Tax Fees	0	0
All Other Fees	0	325,000
Total Fees	41,862,000	35,356,000
Audit Fees
Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries.
Audit-Related Fees
Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and providing certain attest reports, including for sustainability reporting.
Tax Fees
Tax fees, if any, include tax compliance services and assistance with tax audits.
All Other Fees
All other fees, if any, were for advisory services related to sustainability reporting.
Pre-Approval Policies and Procedures
All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of E&Y to perform the audit of our annual consolidated financial statements and internal controls. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within 18 months after the date of the pre-approval (or within such other period from the date of pre-approval as may be provided). If there are any additional

AUDITORS
services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.
Audit Committee Report
The Audit Committee is composed solely of independent directors meeting the applicable requirements of the Nasdaq rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2022 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.
The Audit Committee
Keith B. Alexander
Indra K. Nooyi
Wendell P. Weeks

2023 Proxy Statement       21

ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative.
As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Leadership Development and Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports shareholder value, as reflected primarily in our stock price.
We believe our executive compensation program works well for our employees and for our shareholders. For example, as of the end of 2022, our stock price had increased approximately 8,836% over twenty years (a compound annual growth rate of 25%), 570% over ten years, and 44% over five years. This does not mean that our stock price increased on a year-over-year basis each of these years; for example, in 2014, our stock declined by 22%, and in 2022 our stock declined by 50%. As a result, the Compensation Actually Paid (as defined by the SEC) to our executives was directly impacted by our stock price decline during 2022. As shown in the Pay Versus Performance Table on page 106, Compensation Actually Paid to Mr. Jassy in 2022 was negative $148 million, largely attributable to the 2022 decline in value of restricted stock units scheduled to vest over the next 8 years, while his 2022 realized compensation declined by 25% from 2021, both as a result of our stock price decline and fewer shares vesting compared to 2021, showing the alignment between our executive compensation program and our shareholder returns.
In addition, following our 2022 Annual Meeting of Shareholders, at which 56% of the votes cast supported our advisory vote to approve the compensation of our named executive officers, we engaged in extensive outreach to our shareholders, with the Chair of the Leadership Development and Compensation Committee holding one-on-one or small group meetings with most of our 20 largest shareholders. The Committee did not grant any equity awards to our CEO during 2022, and our Compensation Discussion and Analysis addresses other questions and concerns with respect to our named executives’ 2021 compensation.
We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Leadership Development and Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers has supported and contributed to our success.
This item is being presented pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. After the 2023 Annual Meeting, our next advisory vote on executive compensation will occur at our 2024 Annual Meeting of Shareholders unless the Company announces otherwise following the Board of Directors’ consideration of the advisory vote provided in Item 4 of this Proxy Statement regarding the frequency of future advisory votes on executive compensation. Although this advisory vote is not binding, the Leadership Development and Compensation Committee will consider the voting results when evaluating our executive compensation program.

Why We Recommend You Support This Proposal

•
Our executive compensation philosophy focuses on the true long-term success of our business, not on isolated one-, two-, or three-year goals that encompass only a limited and selective portion of our objectives and that can reward executives with above-target payouts even when the stock price remains flat or declines.

•
Our emphasis on periodic grants of time-vested restricted stock units that vest over the long term strongly aligns our executives’ compensation with the returns we deliver to shareholders. For example, our CEO’s Compensation Actually Paid (as defined by the SEC) for 2022 was negative $148 million, largely attributable to restricted stock units scheduled to vest over the next 8 years, while his 2022 realized compensation declined by 25% from 2021.

•
Following our 2022 Annual Meeting of Shareholders, at which 56% of the votes cast supported our advisory vote to approve the compensation of our named executive officers, we engaged in extensive outreach to our shareholders, with the Chair of the Leadership Development and Compensation Committee holding one-on-one or small group meetings with most of our 20 largest shareholders. The Committee did not grant any equity awards to our CEO during 2022, and our Compensation Discussion and Analysis addresses other questions and concerns with respect to our named executives’ 2021 compensation.

•
Having considered other approaches to structuring executive compensation arrangements, we remain committed to the structure of our executive compensation because it has worked effectively, having allowed us to:

✓
attract and retain incredibly talented people who have guided our business through countless challenges;

✓
develop our business in ways that we could not have conceived a few years earlier, including initiatives that later became AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, and Prime Video;

✓
make long-term commitments to sustainability and other environmental, social, and human capital initiatives and goals; and

✓
drive strong long-term returns to our shareholders.

The Board of Directors recommends a vote “FOR” approval, on an advisory basis, of our executive compensation as described in this Proxy Statement.

2023 Proxy Statement       23

ITEM 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to cast an advisory vote on the frequency of future advisory votes on executive compensation. Shareholders may specify whether they prefer such votes to occur every year, every two years, or every three years, or they may abstain. At our 2017 Annual Meeting of Shareholders, our shareholders approved, on an advisory basis, a frequency of every one year for casting advisory votes approving our executive compensation. After consideration of our shareholders’ vote in favor of conducting an annual advisory vote to approve our executive compensation in 2017, the Board adopted an annual shareholder advisory vote on executive compensation and has held an annual advisory vote on executive compensation since then. While our executive compensation programs are designed to reward long-term performance and operate over a period of years, the Board recommends that advisory votes on executive compensation occur annually because an annual advisory vote provides the Board and Leadership Development and Compensation Committee additional opportunity to highlight the strengths of our executive compensation programs and consider shareholder views as part of its regular compensation review.
Although the shareholders’ vote on this proposal is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
Why We Recommend You Support A Frequency Of “One Year”

•
Conducting an annual advisory vote provides shareholders a meaningful opportunity to provide regular and timely feedback.

•
After consideration of our shareholders’ vote in favor of conducting an annual advisory vote to approve our executive compensation in 2017, the Company has held an annual advisory vote on executive compensation since then.

The Board of Directors recommends a vote, on an advisory basis, to conduct future advisory votes on executive compensation every “ONE YEAR.”

ITEM 5—REAPPROVAL OF THE COMPANY’S 1997 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF FRENCH TAX LAW

We are asking shareholders to reapprove the 1997 Plan solely in order to satisfy shareholder approval requirements for making certain tax-qualified awards under the 1997 Plan to our French employees. Shareholder approval of this proposal would not increase the number of shares of Amazon common stock reserved for grant pursuant to awards issued under the 1997 Plan or make any changes to the 1997 Plan itself. A summary of the significant terms of the 1997 Plan is set forth in Appendix A to this Proxy Statement, which is incorporated herein by reference. The discussion below and the summary of the 1997 Plan attached as Appendix A to this Proxy Statement are qualified by reference to the text of the 1997 Plan. A copy of the 1997 Plan was included as an exhibit to our Form 10-Q filed on July 29, 2022 and can be obtained upon request from the Secretary of the Company.
Background and Effect of the Proposal
France adopted the 2018 Finance Law in December 2017 (the “Finance Law”), which introduced changes to the terms under which French tax-qualified restricted stock units may be granted to employees of our subsidiaries in France pursuant to our French sub-plan(s). One of the conditions for granting French tax-qualified restricted stock units under the Finance Law is that the restricted stock units are granted pursuant to an equity incentive plan approved by shareholders on or after January 1, 2018. Shareholder approval of this proposal is intended to satisfy this requirement of the Finance Law so that we may grant tax-qualified restricted stock units to employees of our subsidiaries in France. Under the Finance Law, and as described in further detail under “Finance Law” in Appendix A to this Proxy Statement, our French employees and subsidiaries may benefit from certain favorable French income and social tax treatment with respect to grants of tax-qualified restricted stock units, provided certain conditions are met. Following shareholder approval of this proposal, we will determine whether or not to seek to satisfy the other requirements to grant tax-qualified restricted stock units in France, and if tax-qualified restricted stock units are granted, the grants will be made under a new French sub-plan intended to qualify for the preferential French tax treatment under the Finance Law.
Why We Recommend You Support This Proposal

•
Approval of this proposal would allow our French employees and subsidiaries to benefit from more favorable income and social tax treatment as permitted by law with respect to tax-qualified restricted stock units.

•
We are not proposing to make any changes to the 1997 Plan itself, such as an increase in the number of authorized shares reserved for grant.

The Board of Directors recommends a vote “FOR” reapproval of the Company’s 1997 Stock Incentive Plan, as amended and restated, for purposes of French tax law.

2023 Proxy Statement       25

SHAREHOLDER PROPOSALS
We believe that effective corporate governance includes year-round engagement with our shareholders and other stakeholders. We meet regularly with both large and small investors to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. This direct engagement helps us better understand our shareholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are (or are not) significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.
Items 6 through 23 are shareholder proposals that will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Some of these proposals contain assertions that we believe are incorrect, and we have not attempted to refute all of the inaccuracies.
This year, certain of the shareholder proposals relate to environmental, sustainability, workforce and human capital management, social, or governance issues, often requesting that we prepare a report, adopt a policy, or take some other particular action. In many cases, we already support some of the initiatives or share the concerns addressed in such proposals. However, we often oppose these proposals as they do not take into account the actions we already are taking or have taken that we believe address the underlying concerns of a proposal, the decisions we have made in prioritizing our initiatives, or the unique and evolving nature of our operations. We also may disagree with how a proposal seeks to prescribe the manner in which we approach or report on the issue.
We engage directly with many shareholder proponents, both before or after they have submitted a proposal, and we carefully evaluate each proposal to assess whether it can be implemented in alignment with our existing principles, goals, and priorities. We also receive proposals from a subset of shareholders who appear to have different objectives, such as seeking publicity for a particular issue or campaign, or for themselves or their organizations, who fail to acknowledge steps we have taken to address their issue or who submit different or revised proposals once we address a proposal that they previously submitted. In these cases, we believe it best to discuss the issues through direct engagement with our shareholders to understand whether there is a consensus viewpoint on the particular topic.
The discussion above under “Corporate Governance—Environmental, Social, and Human Capital Initiatives” describes some of the many sustainability, environmental, social, and human capital initiatives we have underway, as we seek to constantly invent across the Company. These ambitious and impactful goals and initiatives build on Amazon’s long-term commitment to sustainability as well as our commitment to supporting our employees, partners in our supply chain, and our communities. We devote significant time and resources to enhancing transparency about these initiatives and our progress towards meeting our goals. We post reports and updates on these goals and initiatives on our website, including in our sustainability report titled “Delivering Progress Every Day,” which contains our reporting under the SASB, TCFD, and UN Guiding Principles on Business and Human Rights reporting frameworks, and our safety report titled “Delivered with Care.”
We identify below each proposal the shareholder who is the proponent or, where applicable, the lead proponent, as well as any representative appointed by the shareholder, and will promptly provide each shareholder proponent’s name, address, and, to our knowledge, share ownership upon a shareholder’s oral or written request to the Corporate Secretary of Amazon.com, Inc. at Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

SHAREHOLDER PROPOSALS
ITEM 6—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON RETIREMENT PLAN OPTIONS

Beginning of Shareholder Proposal and Statement of Support:
WHEREAS: Climate change poses a growing, systemic risk to the economy. If global climate goals are not met, workers face the likelihood of significant negative impacts to their retirement portfolios. Swiss Re estimates a 4% decline in global GDP by 2050 if global temperature increases are kept below 2 degrees Celsius, but up to an 18% decline without effective mitigation.1
Amazon has taken actions to address climate change by committing to achieve net-zero Scope 1 and 2 greenhouse gas emission reductions by 2040 and 100% renewable energy use by 2025.2 Yet, even while it transitions its business away from fossil fuels, our Company’s 401(k) retirement plan (“Plan”) invests significantly in companies that contribute to climate change, jeopardizing workers’ life savings.
Employee retirement funds are automatically invested in the Plan’s default investment option unless employees proactively choose different investments. Thus, the majority of the Amazon Plan’s $17.4 billion in assets are invested in the default option.3
Amazon has selected Vanguard Target Retirement funds as the Plan’s default offering, which invest significantly in fossil fuel companies and companies contributing to deforestation.4 By investing employees’ retirement savings in companies with outsized contributions to climate change, Amazon is generating climate risk, including transition risk and long-term systemic risk, to workers’ portfolios.
Amazon’s default 401(k) choice risks compromising its obligation to select retirement plan investment options in the best interests of its plan participants, including those with retirement dates more than a decade out.
In the increasingly competitive employee recruitment and retention landscape, failing to minimize material climate risk in its default 401(k) plan option may make it more difficult for Amazon to attract and retain top talent. Employee polling indicates that firms’ environmental records are an important consideration in choosing a job.5 Employee polling also reveals increasing demand for climate-safe retirement plan options.6
Given the threat that climate change poses to employee’s life savings, our Company can help ensure employee loyalty and satisfaction, and demonstrate that it is actively safeguarding all employee retirement savings, no matter when they are set to retire, by minimizing climate risk in its Plan offerings, especially the default option. The federal government recently clarified that fiduciaries may appropriately consider climate risk in the selection of plan offerings, including in the default option.7
RESOLVED: Shareholders request that the Board publish a report, at reasonable expense and omitting confidential information, disclosing how the Company is protecting Plan beneficiaries with a longer investment time horizon from climate risk in the Company’s default retirement options.
SUPPORTING STATEMENT: The report should include, at Board discretion, an analysis of:
•
the degree to which carbon-intensive investments in the default investment option contribute to greater beneficiary risk and reduced Plan performance over time;

•
whether carbon-intensive investments in the default investment option put younger beneficiaries’ savings at greater risk than participants closer to retirement.

1
https://www.swissre.com/media/press-release/nr-20210422-economics-of-climate-change-risks.html

2
https://sustainability.aboutamazon.com/pdfBuilderDownload?name=sustainability-all-in-september-2020

3
https://iyv-charts.s3.us-west-2.amazonaws.com/retirement-plans/amazon-com/amazon-401k-plan-form-5500-filing-and-attachment-2021.pdf

4
https://investyourvalues.org/retirement-plans/amazon-com

5
https://www.shrm.org/resourcesandtools/hr-topics/talent-acquisition/pages/climate-change-branding-can-lift-recruitment-and-retention.aspx

6
https://www.cnbc.com/2019/04/09/workers-want-elusive-socially-responsible-investments-in-401k-survey.html

7
https://www.federalregister.gov/documents/2022/12/01/2022-25783/prudence-and-loyalty-in-selecting-plan-investments-and-exercising-shareholder-rights

2023 Proxy Statement       27

SHAREHOLDER PROPOSALS
End of Shareholder Proposal and Statement of Support
Shareholder: Sara Sackner, represented by As You Sow
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 6

Why We Recommend You Vote Against This Proposal

•
Plan participants’ choices are not limited to the default plan option. Our 401(k) plan provides participants with a variety of investment options, including ESG-themed investment options and thousands of investments (mutual funds, individual stocks, and ETFs) through a self-directed brokerage option.

•
As is customary for large retirement plans like our 401(k) plan, a plan fiduciary (rather than our Board) is responsible for selecting 401(k) investment options, including the default investment option. These investment options take into account a variety of potential risks, reward opportunities, and goals, including, but not limited to, those related to climate change.

Our 401(k) Plan Offers ESG-Themed Investment Options
Plan participants’ investment choices are not limited to the default plan option. Our 401(k) plan provides participants with a variety of investment options. Working within the fiduciary framework described below, our 401(k) plan has for many years offered plan participants an Environmental, Social and Governance (“ESG”) screened investment option. Further, the managers of most of the plan’s core investment options currently consider and integrate ESG factors, including climate risk, in their stewardship or security selection processes. Also of note, the plan offers a self-directed brokerage option that gives plan participants the ability to invest some or all of their plan accounts in hundreds of ESG-themed funds (in addition to thousands of other investments such as mutual funds, individual stocks, and ETFs). The array of ESG-themed investment opportunities means that plan participants already have the ability to invest their plan accounts according to their personal ESG strategies and are not limited to the default plan option.
A Plan Fiduciary, Not Our Board, Is Responsible for Selecting the 401(k) Investments Options Based on Economic Factors Relevant to the Investment and Without Subordinating the Retirement and Financial Interests of Participants and Beneficiaries
While the proposal requests a report from our Board, our Board does not have responsibility for or other control over our 401(k) plan investment options. Instead, employees’ contributions made to our 401(k) plan, as well as Company matching contributions, are deposited and held for the participating employees’ benefit in plan accounts maintained in trust by Fidelity Management Trust Company. As is customary for large retirement plans like our 401(k) plan, a management-level committee serves as the plan fiduciary responsible for selecting the 401(k) investment options, including the default investment option.
In addition, U.S. federal law mandates that a responsible plan fiduciary select 401(k) investment options, including the default investment option, based on economic factors the fiduciary “reasonably determines are relevant to a risk and return analysis” for the particular investment or investment course of action. In addition, the responsible plan fiduciary “may not subordinate the interests of the participants and beneficiaries in their retirement income or financial benefits under the plan to other objectives, and may not sacrifice investment return or take on additional investment risk to promote benefits or goals unrelated to interests of the participants and beneficiaries in their retirement income or financial benefits under the plan.”1 Accordingly, the plan fiduciary offers participants a broad range of investment strategies across different asset classes and investment styles—taking into account a variety of potential risks, reward opportunities, and goals, including, but not limited to those related to climate change—to allow participants to diversify their investments and pursue their individual retirement objectives and financial interests.

1
See 29 C.F.R. § 2550.404a-1(c)(1).

SHAREHOLDER PROPOSALS
We Are a Leader in Environmental Sustainability
We recognize that human-induced climate change is real and that action is needed from the public and private sectors, and, as observed by the proposal, we have taken actions to address climate change. Those actions include adopting ambitious operational climate goals and making significant progress in those areas. For example, with our co-founder Global Optimism, in 2019 we announced The Climate Pledge, a goal to reach net-zero carbon emissions across our operations by 2040, a decade ahead of the Paris Agreement’s goal of 2050.2 We are on a path to powering our operations with 100% renewable energy by 2025, five years ahead of our original target of 2030.3
In light of the fact that (i) the responsible plan fiduciary must select the 401(k) investment options, including the default investment option, in accordance with the requirements of U.S. federal law and (ii) our 401(k) plan offers a broad range of investment strategies, taking into account a variety of potential risks, reward opportunities, and goals, including, but not limited to, those related to climate change, the Board recommends shareholders vote against the proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on retirement plan options.

ITEM 7—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER DUE DILIGENCE

Beginning of Shareholder Proposal and Statement of Support:
Customer Due Diligence
Resolved: Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, assessing Amazon’s customer due diligence process to determine whether customers’ use of its products and services with surveillance, computer vision, or cloud storage capabilities contributes to human rights violations.
Whereas: Amazon Web Services (AWS) serves multiple governmental customers with a history of human rights abuses, and Amazon’s technologies may enable mass surveillance globally.
“Know Your Customer” due diligence mitigates clients’ risks and human rights impacts and informs business decision-making.1 It reveals whether technologies will be used to facilitate governmental human or civil rights violations.2 The Atlantic Council recommended the United States (U.S.) “create know-your-customer policies” with surveillance companies.3 The United Nations found states and businesses have “often rushed to incorporate AI applications, failing to carry out due diligence.”4
Inadequate due diligence presents material privacy and data security risks, as well as legal, regulatory, and reputational risks. These risks are present even if surveillance products are used according to Amazon’s guidelines. Despite Amazon’s indefinite moratorium of its Rekognition face comparison feature, it has not clarified how Rekognition is still used by police outside of  “criminal investigations.”5 Amazon’s Ring continues to infringe on citizens’ privacy, despite an audit and Ring’s resulting changes. Its vague standards regarding information sharing with law enforcement, absent consent, led to sharing of videos with law enforcement 11 times in 2022. Ring continues to expand its thousands of police partnerships.6 Civil rights groups have sharply criticized Amazon’s MGM show, Ring Nation, calling it a “transparent attempt to normalize surveillance.”7
Amazon’s government-affiliated customers and suppliers with a history of rights-violating behavior pose risks to the company, including:
•
AWS will host the Department of Homeland Security’s biometric database, which will reportedly be used to “assemble target lists for ICE raids, expand the tech border wall, and to facilitate surveillance, arrests, immigrant detention and deportation”;8

2
See Amazon’s 2021 Sustainability Report: Delivering Progress Every Day, at 10, available at https://sustainability.aboutamazon.com/2021-sustainability-report.pdf.

3
Id. at 9.

2023 Proxy Statement       29

SHAREHOLDER PROPOSALS
•
Amazon sells relabeled surveillance products in the U.S. from Chinese companies Dahua and Hikvision, which have been blacklisted by the U.S. Government and implicated in mass surveillance, internment, torture, and forced labor of the ethnic Uyghur minority;9

•
The Israeli government’s “Project Nimbus,” protested by Amazon employees,10 uses AWS to support the apartheid system under which Palestinians are surveilled, unlawfully detained and tortured.11 Israel plans to use AWS as it expands illegal settlements and enforces segregation;

•
AWS opened a data center in United Arab Emirates, a country that deploys a state surveillance apparatus targeting human rights defenders, journalists, and political dissidents12. AWS’ first data center in the region opened in Bahrain, which has a poor human rights record.

Amazon’s existing policies13 appear insufficient in preventing customer misuse and establishing effective oversight, yet Amazon continues releasing surveillance products.

1
https://www.humanrights.dk/sites/humanrights.dk/files/media/document/Phase%204_%20Impact%20prevent

2
https://www.eff.org/deeplinks/2018/07/should-your-company-help-ice-know-your-customer-standards- evaluating-domestic

3
https://www.atlanticcouncil.org/wp-content/uploads/2021/11/Surveillance-Technology-at-the-Fair.pdf

4
https://www.ohchr.org/EN/NewsEvents/Pages/DisplayNews.aspx?NewsID=27469&LangID=E

5
https://s2.q4cdn.com/299287126/files/doc_financials/2022/ar/Amazon-2022-Proxy-Statement.pdf

6
https://www.markey.senate.gov/imo/media/doc/amazon_response_to_senator_markey-july_13_2022.pdf

7
https://www.cancelringnation.com/

8
https://justfutureslaw.org/wp-content/uploads/2022/05/HART-Attack.pdf

9
https://ipvm.com/reports/amazon-powers-hikua

10
https://www.forbes.com/sites/richardnieva/2022/09/09/google-and-amazon-protest-project-nimbus-ai-contract-israel/?sh=68609827d162

11
https://www.hrw.org/news/2021/11/24/mass-surveillance-fuels-oppression-uyghurs-and-palestinians; https://www.amnesty.org/en/documents/mde15/5141/2022/en/

12
https://smex.org/amazon-launches-data-region-in-the-uae/

13
https://sustainability.aboutamazon.com/people/human-rights/principles; https://ir.aboutamazon.com/corporate-governance/documents-and-charters/code-of-business-conduct-and-ethics/default.aspx; https://aws.amazon.com/agreement/

End of Shareholder Proposal and Statement of Support
Shareholder: American Baptist Home Mission Society

SHAREHOLDER PROPOSALS
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 7

Why We Recommend You Vote Against This Proposal

•
Amazon is committed to the responsible use of our artificial intelligence and machine learning (AI/ML) products and services and other AWS services. We have been consistent and proactive in our efforts to address concerns and mitigate the risk of misuse through policy and advocacy efforts, customer contractual requirements and training, consultation with third party experts, and other policies and practices.

•
For example, Credo AI, a company that specializes in responsible AI, performed a third-party evaluation, which supports that Rekognition performs well across demographic attributes. In 2020, we implemented a global moratorium on police use of Amazon Rekognition’s facial comparison feature for criminal investigations. As part of an ongoing commitment to improving its products and services by soliciting feedback from community stakeholders and independent experts, Ring completed a civil rights and civil liberties audit with the Policing Project at New York University School of Law in 2021, during the course of which Ring implemented over one hundred changes to its products, policies, and legal processes. Ring continues to engage with community stakeholders and independent experts like the Center for Democracy and Technology.

•
Over the six years that AWS has been offering Amazon Rekognition and the five years since we acquired Ring, we have been updating our technology and enhancing safeguards and have avoided or mitigated the risks and concerns expressed in this proposal. For example, AWS has not received a single verified report of Amazon Rekognition being used in the harmful manner posited in the proposal.

Amazon’s Technology Products and Services Have the Demonstrated Capability to Solve Complex Problems and Benefit Society
We believe strongly in harnessing the capabilities of advanced technology such as the cloud and machine learning to promote ongoing safety and security of our fellow citizens, our communities, and the world. While we understand the concerns over potential misuse, we believe these are effectively addressed through the policies and procedures we have adopted and that we continue to advance with input from internal and third-party partners and stakeholders.
When used properly and responsibly, the technology products and services offered by Amazon provide material benefits to society and the communities and organizations that use them. For example, since being introduced in 2016, non-profit, advocacy, and government groups have used Amazon Rekognition’s facial recognition capabilities to protect human rights, including tracking and stopping child exploitation and rescuing victims of human trafficking, as well as locating hundreds of missing children.4 Similarly, Ring strives to fulfill its mission to make neighborhoods safer, including by inventing home security products that solve real customer problems and assisting community members in sharing important safety information and connecting with each other. These are just a few of the numerous beneficial applications of these technologies.
We Are Committed to the Responsible Use of Our AI/ML Products and Services and Other AWS Services, and Have Taken Numerous Actions to Address Concerns Around Potential Misuse of Rekognition and Ring Products
Since introducing Amazon Rekognition, we have been consistent and proactive in our efforts to address concerns and mitigate the risk of misuse through policy and advocacy efforts, customer contractual requirements and training, consultation with third party experts, and other policies and practices. We understand the risks associated with potential misuse of facial recognition technology and, in connection with extensive discussions with customers, researchers, academics, policymakers, and civil society groups, we have taken the following actions to address concerns around potential misuse:
•
Implemented Police Moratorium. In June 2020, AWS implemented a global moratorium on use of Amazon Rekognition’s face comparison feature by police departments in connection with criminal investigations and, in May 2021, AWS announced the indefinite extension of that moratorium. In addition to our implementation of the moratorium on police use and legal terms for law enforcement use, AWS continues to engage with a large number of diverse stakeholders on these issues, including civil society groups, academia, policymakers, and law enforcement officials. As discussed below, we support appropriate legislative or regulatory frameworks to protect individual civil rights and ensure that governments

4
See https://www.aboutamazon.com/news/innovation-at-amazon/how-amazon-rekognition-helps-in-the-fight-against-some-of-the-worst-types-of-crime.

2023 Proxy Statement       31

SHAREHOLDER PROPOSALS
are transparent in their use of facial recognition technology, and have consulted with and provided support to those working to address these issues.5
•
Actively Engage in Policy Discussions. Amazon believes that facial recognition technology should not be banned or condemned simply because there is a potential that people may misuse it. Many technologies, like cell phones or cameras, could also be misused. Instead, as we have made clear in our statement of positions, “we think that governments and lawmakers should act to regulate the use of this technology to ensure it’s used appropriately, and we have proposed guidelines for effective regulatory frameworks and guardrails that protect individual civil rights and ensures that governments are transparent in their application of the technology.”6

•
Provide Customers with Responsible AI and Transparency Tools. Our commitment to developing AI and ML in a responsible way is integral to how we build our services, engage with customers, and drive innovation. We are committed to providing customers with tools and resources to develop and use AI/ML responsibly. In November 2022, we launched AWS AI Service Cards, a new transparency resource to help customers better understand our AWS AI services, including one for Rekognition face matching.7 AI Service Cards are a form of responsible AI documentation that provides customers with a single place to find information on the intended use cases and limitations, responsible AI design choices, and deployment and performance optimization best practices for our AI services. They are part of our evolving comprehensive development process we undertake to build our services in a responsible way that addresses fairness and bias, explainability, robustness, governance, transparency, privacy, and security in a state of the art manner. AI Service Cards will continue to evolve and expand as we engage with our customers and the broader community to gather feedback and continually iterate on our approach.

•
Dedicate Significant Resources to Machine Learning Accuracy and Bias Mitigation. AWS dedicates significant resources to testing, auditing, and improving its technology so that it is constantly learning and improving accuracy, including providing diverse perspectives on its technology development teams, using training data sets that reflect gender, racial, ethnic, religious, and cultural diversity, and incorporating feedback from third parties. For example, Credo AI, a company that specializes in Responsible AI, performed a third-party evaluation of Rekognition using an identity verification dataset containing high-quality images of subjects with good lighting, no blur, and no occlusion. The evaluation supports our finding that Rekognition performs well across demographic attributes.8 We have science and technical experts who help promote fairness in our products and services, including helping to design, test, and audit our services for fairness and accuracy and to mitigate potential bias, and who publish academic papers and provide thought leadership in this area. 9 AWS also makes available capabilities that help customers detect bias in ML models and increase transparency by helping explain model behavior to stakeholders and customers.10 We continue to invest heavily in this area and work closely with customers and other stakeholders on addressing these important issues.

•
Support Standardized Testing Methodologies and Benchmarks. We believe it is important that there be standardized testing methodologies and benchmarks for cloud-based facial recognition technologies. AWS encourages and supports the development of independent standards by entities like the National Institute of Standards and Technology (NIST) and other independent and recognized research organizations and standards bodies to develop tests that support cloud-based facial recognition software. We are engaging with NIST and other stakeholders to offer our direct assistance towards this effort. We also support efforts by members of the academic and commercial community to establish independent and trusted criteria, benchmarks, and evaluation protocols around facial recognition services.

•
Partner and Collaborate with External Stakeholders. AWS collaborates with the academic community and other stakeholders on the responsible use of AI/ML technologies. For example, through our participation in Partnership on AI, we have worked with leading technology companies and organizations such as the ACLU, Future of Privacy Forum, and the MIT Initiative on the Digital Economy to advance public understanding of AI technologies and address opportunities and challenges with AI technologies to benefit people and society, focusing on areas such as ethics, fairness, inclusivity, and transparency. We are also active participants in other multi-stakeholder organizations relating to AI, including The Organisation for Economic Co-operation and Development (OECD) working groups on AI, the Global Partnership on AI,

5
Available at https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

6
Available at https://www.aboutamazon.com/about-us/our-positions and https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

7
See https://aws.amazon.com/blogs/machine-learning/introducing-aws-ai-service-cards-a-new-resource-to-enhance-transparency-and-advance-responsible-ai/.

8
See https://aws.amazon.com/machine-learning/responsible-machine-learning/rekognition-face-matching/.

9
Available at https://arxiv.org/abs/2007.06570 (submitted Jul. 13, 2020), and https://www.youtube.com/watch?v=JCGUYFe6P2k. See also https://www.amazon.science/blog/method-predicts-bias-in-face-recognition-models-using-unlabeled-data (Nov. 8, 2022).

10
Available at https://aws.amazon.com/sagemaker/clarify/.

SHAREHOLDER PROPOSALS
and the Responsible AI Institute. We also provide research grants through Amazon Research Awards and the joint Amazon and National Science Foundation Fairness in AI Grants program.
•
Require Customer Agreement to Acceptable Use Policy. As a condition to using Amazon Rekognition and every other AWS service, a customer (including any government or law enforcement customer) must agree to the AWS Acceptable Use Policy (the “AUP”), which prohibits use of AWS’s services “for any illegal or fraudulent activity.”11 This includes the violation of any laws related to privacy, discrimination, and civil rights. AWS will suspend or terminate access to Amazon Rekognition or any other AWS service if we determine a customer is violating our AUP or the AWS legal terms.

•
Enhanced Legal Terms. All customers using any AWS service, including Amazon Rekognition, must comply with the relevant AWS legal terms. In early 2020, prior to our implementation of the moratorium on police use, we spent significant resources and consulted with law enforcement customers, civil society groups, and other stakeholders to perform an extensive review of and update to our legal terms to require certain disclosures and practices around law enforcement use cases. For example, if Amazon Rekognition is used to assist in identifying a person, and actions will be taken based on the identification that could impact that person’s civil liberties or equivalent human rights, AWS legal terms require the decision to take action to be made by an appropriately trained person based on their independent examination of the identification evidence, and require the agency to ensure that such personnel receive appropriate training on the responsible use of facial recognition systems.12 We believe this framework strikes a balance between the benefits and risks of use of facial recognition by law enforcement and helps address concerns around potential misuse.

•
Provide Customer Guidance on Best Practices and Acceptable Use. AWS provides guidance to customers on best practices for utilizing and analyzing the results from using facial recognition technology. For example, in line with the AWS legal terms described above, AWS recommends that in public safety use cases human reviewers verify the system’s results and decisions not be made based on the system output without additional human review. AWS also recommends customers be transparent about the use of face detection and comparison systems in such use cases, including, wherever possible, informing end users and subjects about the use of these systems, obtaining consent for that use, and providing a mechanism for end users and subjects to provide feedback to improve the system.13 AWS also provides guidance to customers on the responsible design, deployment, and use of ML systems.14 Further, customers can engage an AWS team of experts in responsible ML to recommend and help apply existing use-case-specific best practices on the development, deployment, and operationalization of responsible ML principles.15 As noted above, we have cross-functional experts from engineering, science, product, legal, and policy backgrounds who establish processes and procedures to drive responsible use of AWS’s AI/ML services, including Amazon Rekognition. When we are approached by or become aware of customers with potential use cases that may implicate our AUP, these experts analyze the proposed use case and we have turned down customers whose proposed uses would violate our AUP.

•
Provide Reporting Mechanisms. AWS provides a website and e-mail address where any person can report suspected abuse, and AWS employs trained staff that review every report that is received. In the more than six years AWS has been offering Amazon Rekognition, AWS has not received a single verified report of Amazon Rekognition being used in the harmful manner posited in the proposal.

We have taken the following actions, among others, to limit potential misuse of Ring products and services:
•
Give Users Control and Innovate on Their Behalf. The Neighbors App by Ring is a free application designed to help community members connect with each other and trusted sources of safety information like the public safety agencies that serve them. Ring designed Neighbors to protect user privacy and to keep users in control of what information, if any, they want to share. Users can choose whether or not to upload videos, photos, or text-based posts to Neighbors to publicly share safety-related information with their communities. Public safety agencies can only view publicly available content on Neighbors or videos that a user explicitly and voluntarily chooses to share with a public safety agency as part of an active investigation in response to a Request for Assistance (“RFA”) post. Public safety agencies can use these posts to notify residents of an incident and ask their communities for help related to an investigation. RFA posts can easily be muted by users, and responses are entirely voluntary; nothing is shared with any agency in connection with an RFA post unless a user actively chooses to do so and Ring has no say or involvement in how a user may respond. The full text of

11
Available at https://aws.amazon.com/aup/.

12
See https://aws.amazon.com/service-terms/.

13
Available at https://docs.aws.amazon.com/rekognition/latest/dg/rekognition-dg.pdf.

14
See https://d1.awsstatic.com/responsible-machine-learning/responsible-use-of-machine-learning-guide.pdf.

15
See https://pages.awscloud.com/GLOBAL-aware-IND-AWS-ProServe-Responsible-ML-2021-reg.html.

2023 Proxy Statement       33

SHAREHOLDER PROPOSALS
all RFA posts are publicly viewable in the Neighbors feed, and logged on the agency’s public profile. Ring never provides police and other public safety officials access to device livestreams, control of user devices, or information on how many users viewed or muted an RFA post.
•
Audit with the NYU Policing Project and Continued Commitment to External Feedback. In 2021, Ring completed a civil rights and civil liberties audit with the Policing Project at New York University School of Law to help Ring promote equity, transparency, and accountability in its products and services. The audit entailed nearly two years of work and was focused on potential racial justice, civil rights, civil liberties, and democratic accountability issues relating to both law enforcement’s use of Neighbors and Ring’s practices regarding law enforcement requests for information, including emergency requests for information. Based on recommendations and observations developed during the course of the audit, Ring implemented over one hundred changes to its products, policies, and legal processes, including introducing the public RFA post process.16 This new post category, along with other changes such as adding community resources like mental health services to the Neighbors App, were cited by the Policing Project as steps Ring has taken to safeguard against improper use and address potential harms. Ring also actively solicits feedback on its products and services from independent experts, like the National Network to End Domestic Violence and the Center for Democracy and Technology (the “CDT”), to maintain different perspectives at the forefront of Ring’s work.

•
Enforce Strict Limitations on Requests for Video Recordings. Ring also imposes strict limitations on public safety agencies when they create a RFA post. For example, Ring’s policy expressly prohibits agencies from creating a RFA post for lawful activities, such as protests, and the agencies must provide an active case or incident number related to a specific crime or safety incident before a RFA post can be viewed on user’s feeds. Additional safeguards include: restricting local public safety agencies to only asking for videos recorded during a specified 12 hour period, such as noon to midnight, in a given day; requiring a minimum 0.025 square mile and maximum 0.5 square mile (approximately 10 city blocks) geographic region each time a public safety official asks for assistance to avoid targeting specific residents or broad geographic requests; prohibiting public safety officials from asking for video recordings more than 45 days after the incident under investigation took place; and requiring that public safety officials submit their request for assistance individually, not “batched.” Ring moderates every post submitted before the post becomes available for viewing on Ring users’ feeds to make sure it follows our guidelines, and Ring does not allow for open requests for footage.

•
Require Customer Agreement to Community Guidelines. Ring is committed to upholding a standard of trust and civility and does not tolerate racial profiling, hate speech, and other forms of profiling or prejudice on Neighbors. Ring requires all Neighbors users, including public safety and local government agencies, to agree to strict community guidelines, which prohibit racial profiling, hate speech, and other forms of discrimination. Ring has a dedicated group of team members, who are trained regarding critical and timely issues, proactively moderating Neighbors content and working to remove prohibited content prior to posting publicly, 24 hours a day, seven days a week. When posts are denied, an email is sent to the Neighbors user who submitted the post to inform them of the reason, reinforcing our guidelines and helping users make responsible decisions. In addition, Neighbors users can flag incorrect or inappropriate content directly in the App. The moderation team will remove the flagged content if they determine that the content violates community guidelines. Ring also engaged the CDT to provide counsel and help strengthen its moderation practices, and the CDT contributed to updates to the Neighbors App and community guidelines in 2021 and continues to provide feedback to Ring today.

•
Share Clear Law Enforcement Guidelines. Like any other company, Ring is obligated to review and respond to legally binding requests for information from law enforcement. Ring does not disclose customer information to law enforcement in connection with government demands unless we are compelled to do so to comply with law (i.e., legally valid and binding requests for information from law enforcement agencies such as search warrants signed by a judge, subpoenas, and court orders). Ring carefully reviews each of these requests and challenges those that we believe to be overbroad or otherwise inappropriate. As part of the NYU Policing Project audit, Ring updated its law enforcement information request reporting to share the type and number of binding information requests processed on a biannual basis.17 Like many other companies, on rare occasions Ring may provide information to law enforcement on an emergency basis when there is an imminent danger of death or serious physical injury, such as a kidnapping or an attempted murder. Ring has robust policies and practices for evaluating these requests. Trained members of the legal team carefully review these submissions and emergency requests are regularly denied. These policies have long been reflected in Ring’s public-facing Law Enforcement Guidelines, Terms of Service, and Privacy Notice.

•
Deliver on Privacy and Security Commitment. Ring continues to innovate and identify new ways to help uphold customer privacy and security and give users even more control over their devices and personal information. For example, Ring

16
For more information on the Policing Project’s civil rights and civil liberties audit, see https://www.policingproject.org/ring.

17
See https://ring.com/law-enforcement-information-requests.

SHAREHOLDER PROPOSALS
launched video end-to-end encryption for non-battery powered cameras and doorbells in the United States in early 2021, a feature that allows customers to further secure their videos with an additional virtual lock, which can only be unlocked by a key that is stored on the customer’s enrolled mobile device, designed so that only the customer can decrypt and view recordings on their enrolled device. In 2022, Ring expanded support for video end-to-end encryption to most of its battery-powered camera and doorbell devices, and to additional countries outside of the United States.
Our Board has reviewed Amazon Rekognition, along with many other programs, as part of numerous AWS business reviews, and has also reviewed Ring over the course of several meetings since our acquisition of Ring. In addition, our Nominating and Corporate Governance Committee has provided oversight on behalf of the Board over the human rights aspects of Amazon’s Rekognition technology and Ring, as well as our other technologies, and has specifically reviewed Amazon Rekognition’s facial recognition capabilities and Ring. These reviews focus on the actual operation and use of Amazon Rekognition and Ring, the potential concerns and abuses that critics have suggested could arise from these technologies, and our actions to resolve or mitigate those risks and concerns. Under its charter, the Nominating and Corporate Governance Committee, which is comprised of directors with experience in emerging technologies and public policy, is given responsibility for overseeing and monitoring the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and risks related to the Company’s operations and engagement with customers, suppliers, and communities.
This Proposal Fails to Acknowledge or Address the Measures We Have Taken to Enhance Our Technology and Relies on Dated Claims and Mischaracterizations
While we have been working to constantly enhance our AI/ML technology, including Amazon Rekognition and Ring products and services, and have avoided or mitigated the risks and concerns posited in this proposal, this proposal has relied on the same outdated assertions and mischaracterizations. For example, this proposal continues to incorrectly insinuate that Amazon Rekognition is a surveillance program. In fact, Amazon Rekognition, does not collect images for users to perform searches on and does not provide any photos or data for users to search or compare images against. Instead, the service can be used to help identify objects, people, text, scenes, and activities in images and videos, as well as to detect inappropriate content. In addition, this proposal dismisses the Policing Project’s civil rights and civil liberties audit and the review and feedback Ring received from the CDT, and uses vague innuendo or mischaracterizations to suggest concerns with the operation of our policies and our products. We believe our actions demonstrate that we are willing to work constructively to address realistic issues and work toward solutions that continue to allow customers to benefit from useful technologies, while the proponents of this proposal appear unwilling to acknowledge any action as sufficient.
The proposal requests that the Company prepare a report about Amazon’s process for customer due diligence to determine whether customers’ use of certain of our products or services contributes to human rights violations. Conversations around responsible development and use of AI/ML systems are happening around the world among government, industry, academia, and other groups. Amazon is an active participant and contributor to these conversations, and Amazon teams and subject matter experts are helping lead the industry on these very issues. As demonstrated above, we have conscientiously acted to review and address the concerns expressed in the proposal and transparently provided information regarding our actions to the public. In light of our commitment to customer trust, privacy, and security; the material benefits to both society and organizations of Amazon’s technology products and services; and our ongoing transparency and efforts to address potential misuse of those products and services, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on customer due diligence.

2023 Proxy Statement       35

SHAREHOLDER PROPOSALS
ITEM 8—SHAREHOLDER PROPOSAL REQUESTING REPORTING ON CONTENT AND PRODUCT REMOVAL/RESTRICTIONS

Beginning of Shareholder Proposal and Statement of Support:
Transparency Reporting
WHEREAS: With nearly five billion monthly visits, Amazon.com is the world’s largest ecommerce platform. Its primacy allows it to facilitate – or impede – free expression and access to information for billions of people through products and services sold on the platform.
However, Amazon’s transparency reporting regarding restricted products and user-generated content on its platform falls far short of industry1 and international human rights standards.2
Amazon has reportedly removed products and content from the ecommerce platform following pressure from authoritarian regimes, without disclosing the removal. The New York Times said Amazon restricted search results for LGBTQ+-related products in the United Arab Emirates after being threatened with penalties by that government.3 Reuters reported Amazon stopped allowing customer ratings and reviews in China as “part of a deeper, decade-long effort . . . to win favor in Beijing to protect and grow its business.”4
Amazon.com reports on certain content and product restrictions in its annual Brand Protection Report, which is limited to fraud and product quality concerns and does not offer detail on types, methods, or reasons for these restrictions.5 While the company discloses government requests for user information in its biannual Information Request Report, it does not publish quantitative disclosures related to government content removal requests.
In 2022, Ranking Digital Rights called Amazon “by far the least transparent U.S.-based platform,” with disclosures on par with China’s notoriously opaque tech giants. Amazon discloses less than Chinese retailer Alibaba on user appeals regarding account and content bans.6
Amazon trails far behind peer companies Google and Meta, which while imperfect, provide disclosures on content restricted to comply with government orders or laws. Two large ecommerce companies – eBay and Mercado Libre – publish annual reports revealing significantly more insight on listings removed than Amazon provides.7
Amazon’s failure to provide comprehensive reporting on content and product restrictions presents material risk to investors. The company must demonstrate a serious commitment to transparency and human rights.
RESOLVED: Shareholders request the Board revise its transparency reporting to provide more detailed quantitative disclosures on removal or restriction of content and products on the Amazon.com platform due to government requests or the company’s voluntary removal or restrictions in anticipation or interpretation of domestic or foreign government requirements. Such revision should be made within one year of the annual meeting and may exclude proprietary or legally privileged information.
Supporting Statement: Proponents suggest the company include in its annual transparency reporting, or explain why it cannot disclose, information regarding:
•
Categories of government requests, by country, including which government agencies made requests; number and type of content and products removed by category; accounts affected; rate of compliance; and legal or policy basis as well as internal company criteria on which the content or product was removed;

•
Voluntary removal or restrictions taken by the company in anticipation or interpretation of potential government requirements, including number and type of content restricted by country and internal basis supporting the content removal or restriction.

1
https://santaclaraprinciples.org/

2
https://www.bsr.org/reports/A_Human_Rights-Based_Approach_to_Content_Governance.pdf

3
https://www.nytimes.com/2022/06/29/business/amazon-lgbtq-uae-emirates.html

4
https://www.reuters.com/world/china/amazon-partnered-with-china-propaganda-arm-win-beijings-favor-document-shows-2021-12-17/

SHAREHOLDER PROPOSALS
5
https://brandservices.amazon.com/progressreport

6
https://rankingdigitalrights.org/index2022/companies/Amazon

7
https://www.ebaymainstreet.com/sites/default/files/2022-04/ebay_Transparency-Report-2022_Letter_Social_v5.pdf

End of Shareholder Proposal and Statement of Support
Shareholder: Adrian Dominican Sisters
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 8

Why We Recommend You Vote Against This Proposal

•
We strive to comply with local laws and regulations in the places where we do business. In addition, we maintain publicly-posted policies that describe products and content that we prohibit. For example, we prohibit products and content that promote the abuse or sexual exploitation of children; or violate copyright, trademark, or consumer safety laws and regulations.

•
Regardless of whether a product or content is flagged through our own proactive compliance efforts or by a government or law enforcement official, a customer, or a third party, we follow the same process: we review the product or content against our policies and the law, where applicable. If we determine a product or content violates the law or our policies, we remove it immediately and may take other appropriate action, such as suspending or banning a seller’s account.

•
We proactively deploy sophisticated tools and dedicated personnel to strive to uniformly and consistently enforce compliance with our product and content policies.

•
As a store, we have chosen to offer a very broad range of viewpoints, including content or products that may conflict with our stated positions.

We strive to be Earth’s most customer-centric company, a place where customers can find everything they need and want. Amazon, like all stores, makes determinations about what to sell and what not to sell. From Amazon’s start as a bookseller in 1995, we have been committed to offering customers a wide selection from a variety of viewpoints. Today, more than 25 years later, we are proud to continue that commitment and offer hundreds of millions of products, many from small and medium sized businesses. In some instances, users can also post content, such as a customer review; in other instances, sellers offer products that contain content, like books or t-shirts.
We strive to ensure our sites and stores comply with local laws and regulations in the places where we do business. Our terms of service and acceptable use policies aim to create a trustworthy and safe customer experience. There are also some products and content that we do not allow, and we describe those in publicly-available policies. These policies vary across our business and are differentiated because of the diverse nature and scope of the products and services we offer; for example, we operate online and physical stores, publish content to Prime Video, and provide advertising services. Furthermore, given the nature of our business, our policies will differ from what may be appropriate for some other companies such as social media companies that primarily offer services for user-generated content. Our policies prohibit unsafe products and restricted products (e.g., products containing or made from endangered and threatened species). As described in more detail below, our policies also prohibit, among other things, products and content that depict or can be used to abuse or exploit children and content that infringes others’ intellectual property or other proprietary rights.
Regardless of whether a product or content is flagged through our own proactive compliance efforts or by a government or law enforcement official, a customer, or a third party, we follow the same process: we review the product or content against our policies and the law, where applicable. If we determine a product or content violates the law or our policies, we remove it immediately and may take other appropriate action, such as suspending or banning a seller’s account.
We also publicly report on a wide range of transparency topics across our businesses, each as appropriate for the nature the business. For example, twice each year, Amazon reports on the types and number of government information requests (subpoenas, search warrants, or court orders) Amazon processes, including the country of origin and whether the request is for non-content or content information; Ring reports on law enforcement information requests; and Twitch publishes a

2023 Proxy Statement       37

SHAREHOLDER PROPOSALS
Transparency Report on safety, moderation, and law enforcement and government requests. Amazon reports on combating child sexual abuse material in our business. In addition, Amazon’s Brand Protection Report details how we work to protect customers, brands, selling partners, and our store.18 To help the public and our customers understand how our teams, tools, and policies handle some of these issues, we published a blog post in early 2023 describing our approach to addressing potentially controversial products and content.19
Our Posted Policies Describe the Products and Content We Prohibit
Numerous product and content policies are publicly-available on our website.
•
Content Guidelines for Books prohibit illegal or infringing content, including content that violates copyright, trademark, privacy, publicity or other rights, and content that we determine is hate speech, promotes the abuse or sexual exploitation of children, contains pornography, glorifies rape or pedophilia, advocates terrorism, or other material we deem inappropriate or offensive.20

•
Offensive and Controversial Materials policies prohibit products that promote, incite or glorify hatred, violence, racial, sexual or religious intolerance or promote organization with such views, as well as listings that graphically portray violence or victims of violence.21

•
Amazon Community Guidelines (for customer reviews and other engagement) prohibit profanity, harassment or threats, defamation or inflammatory content, hate speech or the promotion of organizations that use hate speech, content that infringes on others’ intellectual property or other proprietary rights, content that encourages illegal activities like violence and fraud, and content with nudity or sexually explicit images or descriptions. Violations of those guidelines may result in removal of the content or related products.22

•
Other policies govern Prime Video content, misuse of the services we offer (including AWS services), the content of ads included in our stores, and various other aspects of our operations.23 As a subsidiary with social features, Twitch has extensive community guidelines and publishes a comprehensive transparency report twice a year.24

We Use Technology and Dedicated Personnel to Strive to Uniformly and Consistently Enforce Our Policies
We have implemented proactive processes wherever possible so that our products and content are trustworthy, safe, and legal. This includes machine learning tools and other automation to remove products and content that violate our policies. In addition to automated reviews, Amazon employs thousands of content policy, engineering, legal, and other professionals to monitor and enforce our content guidelines and acceptable use policies and to manage secondary reviews post-automation. Some teams work on a Company-wide basis and others support specific Amazon services, including Twitch, Prime Video, Books, Customer Reviews, and others.
For example, we invest significant time and resources to enforce our Content Guidelines for Books, using a combination of machine learning, automation, and dedicated teams of human reviewers. Our Global Controversial Products team covers global operations and monitors information about potentially controversial products from various sources including customer contacts, social media posts, and the press.
Our Policies Allow Access to a Diversity of Viewpoints
We serve diverse customer sets, operate in diverse communities, and rely on a diverse workforce. As a store, we have chosen to offer a very broad range of viewpoints, including content or products that may conflict with our stated positions.

18
See https://www.amazon.com/gp/help/customer/display.html?nodeId=GYSDRGWQ2C2CRYEF; https://ring.com/law-enforcement-information-requests; https://safety.twitch.tv/s/article/Transparency-Reports?language=en_US; https://www.aboutamazon.com/news/policy-news-views/our-efforts-to-combat-child-sexual-abuse-material-in-2021; and https://brandservices.amazon.com/progressreport.

19
See Amazon’s approach to controversial products and content, available at https://www.aboutamazon.com/news/how-amazon-works/amazons-approach-to-controversial-products-and-content.

20
See https://www.amazon.com/gp/help/customer/display.html?nodeId=201995150.

21
See https://sellercentral.amazon.com/help/hub/reference/external/200164670.

22
See https://www.amazon.com/gp/help/customer/display.html?nodeId=GLHXEX85MENUE4XF.

23
See, e.g., https://videodirect.amazon.com/home/help?topicId=201986500; https://advertising.amazon.com/resources/ad-policy/creative-acceptance; https://aws.amazon.com/aup/.

24
See https://safety.twitch.tv/s/article/Community-Guidelines?language=en_US.

SHAREHOLDER PROPOSALS
We Have Processes to Manage Risks
We have thorough risk management processes to protect against risks to Amazon, including risks related to the application of our policies. As part of this process, the Nominating and Corporate Governance Committee oversees and monitors Amazon’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to Amazon’s operations and engagement with customers, suppliers, and communities, other than with respect to human capital management matters, which are overseen by the Leadership Development and Compensation Committee, and compliance and controls matters, which are overseen by the Audit Committee.
In light of our robust and detailed policies available on our website addressing prohibited content and products, the sophisticated tools we use and the significant resources we deploy to enforce compliance with those policies, and our demonstrated commitment to evaluate all complaints or requests using established protocols regardless of whether they are made by a government official, a customer, or a third party, as well as our robust risk management processes, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting reporting on content and product removal/restrictions.

ITEM 9—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CONTENT REMOVAL REQUESTS

Beginning of Shareholder Proposal and Statement of Support:
Report on Government Take-Down Requests
RESOLVED:
Shareholders request that Amazon.com, Inc. (“Company”) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that specifies the Company’s policy in responding to requests to remove or take down content from its platforms by the Executive Office of the President, Members of Congress, or any other agency, entity or subcontractor on behalf of the United States Government.
This report shall also include an itemized listing of such “takedown” requests, including the name and title of the official making the request; the nature and scope of the request; the date of the request; the Company’s action or inaction to the request; and a reason or rationale for the Company’s response, or lack thereof.
SUPPORTING STATEMENT:
In Bantam Books, Inc. vs. Sullivan (1963), and in other cases, the Supreme Court of the United States has ruled that private entities may not engage in suppression of speech at the behest of government, as it has the same effect as direct government censorship.
On July 15, 2021, White House press secretary Jen Psaki was asked, “Can you talk a little bit more about this request for tech companies to be more aggressive in policing misinformation? Has the administration been in touch with any of these companies and are there any actions that the federal government can take to ensure their cooperation, because we’ve seen, from the start, there’s not a lot of action on some of these platforms.”
Psaki replied, “Sure. Well, first, we are in regular touch with these social media platforms, and those engagements typically happen through members of our senior staff  . . . .”
The Company regularly discriminates, censoring products based on viewpoint. It famously removed social media platform Parler, without notice, from its cloud hosting service in January 2021.
The Company also banned the sale of books by a Russian philosopher, almost certainly at the behest of the U.S. Treasury Department.1 Meanwhile, several versions of  “Mein Kampf” by Adolf Hitler are available for sale on the site.
The Company has also been pressured by at least one U.S. Senator2 to censor materials that “peddl[e] misinformation about COVID-19 vaccines and treatments.”

2023 Proxy Statement       39

SHAREHOLDER PROPOSALS
Even widely accepted views on issues can be removed from the Company’s sales platform. One example is the removal3 of a book on transgenderism, written by a former Heritage Foundation scholar.
Shareholders need to know whether the Company cooperates with government officials engaged in unconstitutional censorship, opening the Company to liability claims by victims. Shareholders also need to know whether the Company fails to disclose these potential liabilities as material risks in its public filings.

1
“The Biden administration is demanding Amazon censor books they disagree with,” FoxNews.com, Oct. 19, 2022. See https://fxn.ws/3UrMplb.

2
Sen. Elizabeth Warren letter to Amazon CEO Andy Jassy. See https://bit.ly/3UEFKny.

3
Flood, Brian. “Amazon accused of  ‘absurd and unacceptable’ censorship after book questioning transgender movement vanishes,” FoxNews.com, Feb. 22, 2021. See https://fxn.ws/3A6USSu.

End of Shareholder Proposal and Statement of Support
Shareholder: National Legal and Policy Center
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 9

Why We Recommend You Vote Against This Proposal

•
We strive to comply with local laws and regulations in the places where we do business. In addition, we maintain publicly-posted policies that describe products and content that we prohibit. For example, we prohibit products and content that promote the abuse or sexual exploitation of children; or violate copyright, trademark, or consumer safety laws and regulations.

•
Regardless of whether a product or content is flagged through our own proactive compliance efforts or by a government or law enforcement official, a customer, or a third party, we follow the same process: we review the product or content against our policies and the law, where applicable. If we determine a product or content violates the law or our policies, we remove it immediately and may take other appropriate action, such as suspending or banning a seller’s account.

•
We proactively deploy sophisticated tools and dedicated personnel to strive to uniformly and consistently enforce compliance with our product and content policies.

•
As a store, we have chosen to offer a very broad range of viewpoints, including content or products that may conflict with our stated positions.

We strive to be Earth’s most customer-centric company, a place where customers can find everything they need and want. Amazon, like all stores, makes determinations about what to sell and what not to sell. From Amazon’s start as a bookseller in 1995, we have been committed to offering customers a wide selection from a variety of viewpoints. Today, more than 25 years later, we are proud to continue that commitment and offer hundreds of millions of products, many from small and medium sized businesses. In some instances, users can also post content, such as a customer review; in other instances, sellers offer products that contain content, like books or t-shirts.
We strive to ensure our sites and stores comply with local laws and regulations in the places where we do business. Our terms of service and acceptable use policies aim to create a trustworthy and safe customer experience. There are also some products and content that we do not allow, and we describe those in publicly-available policies. These policies vary across our business and are differentiated because of the diverse nature and scope of the products and services we offer; for example, we operate online and physical stores, publish content to Prime Video, and provide advertising services. Furthermore, given the nature of our business, our policies will differ from what may be appropriate for some other companies such as social media companies that primarily offer services for user-generated content. Our policies prohibit unsafe products and restricted products (e.g., products containing or made from endangered and threatened species). As described in more detail below, our policies also prohibit, among other things, products and content that depict or can be used to abuse or exploit children and content that infringes others’ intellectual property or other proprietary rights.
Regardless of whether a product or content is flagged through our own proactive compliance efforts or by a government or law enforcement official, a customer, or a third party, we follow the same process: we review the product or content

SHAREHOLDER PROPOSALS
against our policies and the law, where applicable. If we determine a product or content violates the law or our policies, we remove it immediately and may take other appropriate action, such as suspending or banning a seller’s account.
Our Posted Policies Describe the Products and Content We Prohibit
Numerous product and content policies are publicly-available on our website.
•
Content Guidelines for Books prohibit illegal or infringing content, including content that violates copyright, trademark, privacy, publicity or other rights, and content that we determine is hate speech, promotes the abuse or sexual exploitation of children, contains pornography, glorifies rape or pedophilia, advocates terrorism, or other material we deem inappropriate or offensive.25

•
Offensive and Controversial Materials policies prohibit products that promote, incite or glorify hatred, violence, racial, sexual or religious intolerance or promote organization with such views, as well as listings that graphically portray violence or victims of violence.26

•
Amazon Community Guidelines (for customer reviews and other engagement) prohibit profanity, harassment or threats, defamation or inflammatory content, hate speech or the promotion of organizations that use hate speech, content that infringes on others’ intellectual property or other proprietary rights, content that encourages illegal activities like violence and fraud, and content with nudity or sexually explicit images or descriptions. Violations of those guidelines may result in removal of the content or related products.27

•
Other policies govern Prime Video content, misuse of the services we offer (including AWS services), the content of ads included in our stores, and various other aspects of our operations.28 As a subsidiary with social features, Twitch has extensive community guidelines and publishes a comprehensive transparency report twice a year.29

We Use Technology and Dedicated Personnel to Strive to Uniformly and Consistently Enforce Our Policies
We have implemented proactive processes wherever possible so that our products and content are trustworthy, safe, and legal. This includes machine learning tools and other automation to remove products and content that violate our policies. In addition to automated reviews, Amazon employs thousands of content policy, engineering, legal, and other professionals to monitor and enforce our content guidelines and acceptable use policies and to manage secondary reviews post-automation. Some teams work on a Company-wide basis and others support specific Amazon services, including Twitch, Prime Video, Books, Customer Reviews, and others.
For example, we invest significant time and resources to enforce our Content Guidelines for Books, using a combination of machine learning, automation, and dedicated teams of human reviewers. Our Global Controversial Products team covers global operations and monitors information about potentially controversial products from various sources including customer contacts, social media posts, and the press.
Our Policies Allow Access to a Diversity of Viewpoints
We serve diverse customer sets, operate in diverse communities, and rely on a diverse workforce. As a store, we have chosen to offer a very broad range of viewpoints, including content or products that may conflict with our stated positions.
We Have Processes to Manage Risks
We have thorough risk management processes to protect against risks to Amazon, including risks related to the application of our policies. As part of this process, the Nominating and Corporate Governance Committee oversees and monitors Amazon’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related risks most relevant to Amazon’s operations and engagement with customers, suppliers, and communities, other than with respect to human capital management matters, which are overseen by the Leadership Development and Compensation Committee, and compliance and controls matters, which are overseen by the Audit Committee.
In light of our robust and detailed policies available on our website addressing prohibited content and products, the sophisticated tools we use and the significant resources we deploy to enforce compliance with those policies, and our demonstrated commitment to evaluate all complaints or requests using established protocols regardless of whether they

25
See https://www.amazon.com/gp/help/customer/display.html?nodeId=201995150.

26
See https://sellercentral.amazon.com/help/hub/reference/external/200164670.

27
See https://www.amazon.com/gp/help/customer/display.html?nodeId=GLHXEX85MENUE4XF.

28
See, e.g., https://videodirect.amazon.com/home/help?topicId=201986500; https://advertising.amazon.com/resources/ad-policy/creative-acceptance; https://aws.amazon.com/aup/.

29
See https://safety.twitch.tv/s/article/Community-Guidelines?language=en_US.

2023 Proxy Statement       41

SHAREHOLDER PROPOSALS
are made by a government official, a customer, or a third party, as well as our robust risk management processes, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on content removal requests.

ITEM 10—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON STAKEHOLDER IMPACTS

Beginning of Shareholder Proposal and Statement of Support:
Resolved: Shareholders request the Board of Directors prepare a report disclosing how Amazon.com, Inc., (“Amazon” or the “Company”) is addressing the impact of its climate change strategy on relevant stakeholders, including but not limited to employees, workers in its supply chain, and communities in which it operates, consistent with the “Just Transition” guidelines of the International Labor Organization and indicators of the World Benchmarking Alliance. The report should be prepared at reasonable cost, omit proprietary information, and be available to investors.
Supporting Statement:
At the 2021 UN Climate Change Conference, the United States and other governments agreed to the Just Transition Declaration, which aligns with the “Just Transition” guidelines in the International Labor Organization’s Guidelines for a just transition towards environmentally sustainable economies and societies for all. The latter states that an environmentally sustainable future requires “anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue.” (https://www.ilo.org/wcmsp5/groups/public/@ed_emp/@emp_ent/documents/publication/wcms_432859.pdf.) Those guidelines emphasize the “pivotal role” of employers “in bringing about social, economic and environmental sustainability with decent work and social inclusion.”
The World Benchmarking Alliance’s indicators include discrete, time-based indicators, including those tied to developing a just transition plan through consultation with affected stakeholders; mitigating the negative social impacts of the carbon transition on workers and communities; establishing a clear process for identifying job dislocation risks for workers and communities; and developing plans to retain and reskill workers for an inclusive workforce. (See https://assets.worldbenchmarkingalliance.org/app/uploads/2021/07/Just-Transition-Methodology.pdf.)
Amazon has pledged to reach net-zero carbon emissions by 2040, a goal that suggests dramatic transformations in the way Amazon operates its vast transportation and logistical networks, bringing with it significant changes to the Company’s human capital needs. We believe it is crucial Amazon develop its decarbonization strategy with a systematic focus on ensuring a just and equitable energy transition. A 2022 study by the World Benchmarking Alliance found that the largest transportation companies – many of which approximate Amazon’s own transportation network – were ill-prepared to manage the social impacts of decarbonizing, placing millions of workers at risk. (See https://www.worldbenchmarkingalliance.org/publication/transport/.)
A key area of uncertainty for investors is how some of Amazon’s technological solutions to the climate crisis, such as its investments in electric and autonomous vehicles, impact jobs and communities, including those along its supply chains and transportation networks. A just transition report would help investors better understand the interplay of these technologies, the Company’s climate commitments, and its human capital management practices as well as its broader stakeholder relationships. As one of the largest private employers in the world, with extensive logistical operations, Amazon has a key role in supporting social fairness as the world attempts to decarbonize.
End of Shareholder Proposal and Statement of Support
Shareholder: International Brotherhood of Teamsters General Fund

SHAREHOLDER PROPOSALS
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 10

Why We Recommend You Vote Against This Proposal

•
We are a leader in environmental sustainability and a co-founder of The Climate Pledge—a goal to reach net-zero carbon emissions across our operations by 2040, ten years ahead of the Paris Agreement.

•
As we work toward reaching our climate goals, we are also committed to the people, workers, and communities that support our entire value chain so that they are treated with fundamental dignity and respect. For example, we are a founding member of Beyond the Megawatt, an initiative of the Clean Energy Buyers Institute focused on ensuring a just and equitable transition to renewable energy. We regularly analyze environmental and social impacts of our businesses and assess how we can positively contribute to and manage impacts on the many communities in which we operate across the United States and the world.

•
We believe all employees should have the opportunity to learn new skills, grow, and build their careers as they develop their professional journeys and prepare for economies of the future. Therefore, we want to make it easy for people to have access to the skills they need to grow their careers by offering programs like Upskilling 2025 and Amazon Career Choice.

•
Our commitment to sustainability includes supporting partners in our supply chain that respect human rights, provide safe and inclusive workplaces, and promote a sustainable future. We have codified our commitment to human rights in our Amazon Global Human Rights Principles and have published our Supply Chain Standards, which are grounded in principles of inclusivity, continuous improvement, and supply chain accountability.

We Are a Leader in Environmental Sustainability
In 2019, we co-founded The Climate Pledge—a goal to reach net-zero carbon emissions across our operations by 2040, ten years ahead of the Paris Agreement. In 2022, we set a new record for the most renewable energy purchased in a single year and remained the world’s largest corporate buyer of renewable energy—a position we’ve held since 2020. We are on a path to power our global operations with 100% renewable energy by 2025—five years ahead of our original target of 2030. To reach our goal of net-zero carbon emissions by 2040, we will need to reduce carbon emissions in all communities in which we operate around the world.
To decarbonize our transportation network and reduce the carbon impact on local communities, we are deploying zero-emission vehicles, using low-carbon fuels, investing in emerging technologies, and collaborating to accelerate cross-sector innovation. For example, in 2019, we ordered 100,000 custom electric delivery vehicles from Rivian—the largest order ever of electric delivery vehicles. In the United States, we have rolled out thousands of these custom electric delivery vehicles in more than 100 cities. We expanded our European electric delivery fleet with an order for 1,800 electric vans from Mercedes-Benz. In India, we are adding 10,000 electric vehicles to our existing fleet, including two-wheeler, three-wheeler, and four-wheeler vehicles built by local manufacturers. We are also piloting electric delivery vehicles in other locations, including Latin America, Asia, and the Middle East. In addition, we have signed an agreement with renewable fuels technology company Infinium to begin powering our transportation fleet with ultra-low carbon electrofuels. Infinium is expected to initially supply enough electrofuels to begin powering Amazon trucks in lieu of diesel fuel for approximately five million miles of travel per year.
We Actively Invest in Our Communities
As we work toward reaching our climate goals, we also are actively investing in communities where we operate and where our workers live. As stated in our 2022 Community Impact Report,30 we recognize that as we continue to grow, so too does our responsibility to creating positive change in support of our communities and to building a better future. We are committed to sustainability and social responsibility as outlined in the Amazon Global Human Rights Principles, which manifests our commitment to the people, workers, and communities that support our entire value chain so that they are treated with fundamental dignity and respect.31 We regularly analyze environmental and social impacts of our businesses and assess how we can positively contribute to and manage impacts on the many communities in which we operate across the United States and the world. For example, we are a founding member of Beyond the Megawatt, an initiative of the Clean

30
Available at https://assets.aboutamazon.com/3d/37/b5a280f74da7b34f4913dfe1da50/amazon-community-impact-report-us.pdf.

31
See https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles.

2023 Proxy Statement       43

SHAREHOLDER PROPOSALS
Energy Buyers Institute focused on ensuring a just and equitable transition to renewable energy.32 The initiative is working to ensure clean energy is developed with a focus on diversity, equity, inclusion, and respect for human rights across energy supply chains. We partnered with USAID on the Just Energy Transition Green Minerals Challenge, which seeks to mobilize public and private sector actors in developing technologies that support critical minerals traceability for the clean energy transition.33 We have also made a $53 million commitment to address gender inequities that exist for women in the climate finance ecosystem and to support female entrepreneurs with the resources they need to accelerate climate change innovations.34 We report on many of these activities and provide information on our sustainability efforts, our community impact and work, and how we strive to support underrepresented and underprivileged communities.35
In addition to our efforts to reduce the environmental impact of our operations, we strive to have a positive impact on other aspects of the communities in which we operate by driving economic growth, investing in affordable housing, and supporting non-profits and community organizations. For example, in 2021, we established the Amazon Housing Equity Fund to provide more than $2 billion in below-market loans and grants to preserve and create affordable homes for individuals and families earning moderate to low incomes in our three hometown communities—Washington state’s Puget Sound region; the Washington, D.C., and Arlington, Virginia, metropolitan areas; and Nashville, Tennessee.36 We have also partnered with social impact and economic justice groups to support real estate developers of color and facilitate affordable housing projects.37
Our Employees Are the Foundation of Our Success and We Are Intently Focused On Supporting Their Well-Being and Helping Them Grow Their Careers
We are also making significant investments in our employees. In the United States, we provide our employees an average wage of more than $19 an hour, more than double the federal minimum wage, and numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six).
We believe all employees should have the opportunity to learn new skills, grow, and build their careers as they develop their professional journeys. To this end, we have committed more than $1.2 billion as part of our Upskilling 2025 pledge to provide free education and skills training opportunities to more than 300,000 of our own employees in the United States to help them secure new, high-growth jobs.38 Through Upskilling 2025, Amazon is creating pathways to careers in fields that will continue growing in the years to come.
Programs include Career Choice, an education benefit which fully funds tuition for employees to learn new skills for career success at Amazon or elsewhere, including Bachelor’s degrees, industry certifications designed to lead to in-demand jobs, and foundational skills such as English language proficiency, high school diplomas, and GEDs. We offer graduate-school-level training for our employees through Machine Learning University, a program designed to give current Amazon employees the chance to develop expertise in machine learning, growing critical skills in an area of rapidly expanding professional opportunities within Amazon. We are also proud to offer our employees the opportunity to participate in our Mechatronics and Robotics Apprenticeship Program. This program, which is registered with the U.S. Department of Labor, provides employees the opportunity to learn skills and technical knowledge needed to fulfill a technical maintenance role within our facilities. Those who complete the first phase of this program see an increase in their wages of up to approximately 40%, and those who complete the second phase see their average wage increase by up to an additional 48%. In addition, Amazon Intelligence Initiative is a career advancement program designed to place employees in engineering roles within AWS, working to operate AWS’s Dedicated Cloud regions. Employees participate in a 12- to 14-month development program to enhance their technical skills. These engineers then complete multiple on the job rotations with hands-on experience alongside top AWS engineers. The Amazon Intelligence Initiative provides participants with full-time employment during this training, with great pay and benefits.

32
See https://www.businesswire.com/news/home/20220602005368/en/The-Clean-Energy-Buyers-Institute-Maximizes-Clean-Energy-Benefits-Beyond-the-Megawatt.

33
See https://www.usaid.gov/news-information/press-releases/nov-15-2022-usaid-calls-for-innovators-to-counter-corruption-in-the-green-minerals-industry.

34
See https://www.aboutamazon.com/news/sustainability/amazon-commits-53-million-to-fast-track-innovations-by-female-climate-tech-entrepreneurs.

35
See, e.g., Amazon 2021 Sustainability Report, Delivering Progress Every Day, available at https://sustainability.aboutamazon.com/2021-sustainability-report.pdf.

36
See https://www.aboutamazon.com/impact/community/housing-equity; https://www.aboutamazon.com/news/community/amazon-commits-another-24-8-million-for-local-affordable-homes.

37
See https://www.aboutamazon.com/news/community/amazon-launches-21m-program-for-real-estate-developers-of-color.

38
See https://www.aboutamazon.com/news/workplace/our-upskilling-2025-programs.

SHAREHOLDER PROPOSALS
Our Long-Term Commitment to Sustainability Includes Supporting Partners In Our Supply Chain
We are committed to conducting our business in a lawful and responsible manner, including engaging with suppliers that respect human rights, provide safe and inclusive workplaces, and promote a sustainable future. Our commitment and approach to human rights are informed by leading international standards and frameworks developed by the United Nations (“UN”) and the International Labour Organization (“ILO”). Amazon is committed to respecting and supporting the UN Guiding Principles on Business and Human Rights, the UN Universal Declaration of Human Rights, the Core Conventions of the ILO, and the ILO Declaration on Fundamental Principles and Rights at Work. We have codified our commitment to human rights in our Amazon Global Human Rights Principles. We also publish Supply Chain Standards,39 which detail the requirements and expectations for our suppliers, their supply chains, and selling partners who list products in our stores, and they are grounded in principles of inclusivity, continuous improvement, and supply chain accountability. We have global teams who partner with suppliers to increase worker awareness of safety issues, promote worker participation in their facility’s safety culture, and promote initiatives focused on the well-being of workers on issues that matter most to them.40
The Board believes that our current disclosures regarding our initiatives and commitments to our workers and to the communities in which we operate demonstrate that we regularly analyze, and are proactively addressing, the impacts of our businesses on all stakeholders. As a result, additional reporting on this topic would not provide any more meaningful information to our shareholders and is unnecessary. Therefore, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on stakeholder impacts.

ITEM 11—SHAREHOLDER PROPOSAL REQUESTING ALTERNATIVE TAX REPORTING

Beginning of Shareholder Proposal and Statement of Support:
Tax Transparency
RESOLVED: Shareholders request that the Board of Directors issue a tax transparency report to shareholders, at reasonable expense and excluding confidential information, prepared in consideration of the indicators and guidelines set forth in the Global Reporting Initiative’s (GRI) Tax Standard.
Supporting Statement: The GRI Standards are the world’s most utilized corporate reporting standard.1 The GRI Tax Standard - GRI 207 - is the first comprehensive, global standard for public tax disclosure. It includes four components. GRI 207-1, 207-2, and 207-3 require companies to disclose their approach to tax; their tax governance, control, and risk management; and their stakeholder engagement and management of concerns related to tax, respectively. 207-4 requires public country-by-country reporting (CbCR) of certain company financial information, including revenues, profits and losses, and tax payments within each jurisdiction.2 GRI 207 also recommends disclosing “industry-related and other taxes or payments to governments.” Given the significance of other project-specific payments to governments in the oil and gas sector, GRI identifies disclosures of all significant project-level payments to governments as relevant for that sector in reporting under the Tax Standard.3
Tax transparency is increasingly important to investors. The PRI, representing investors with $89 trillion assets under management, states that tax avoidance is a key driver of inequality.4 Economic challenges have increased government concern about corporate tax avoidance, and 96% of US companies expect more tax disputes as governments become more rigorous in tax examinations.5
In October 2021, 136 countries agreed to a global tax reform framework.6 Further, in November 2021, the European Union approved a directive to implement public CbCR for large multinationals operating there.7 In October 2022, the Australian government proposed inclusion of CbCR for multinational companies contracted by the government in the 2022-2023 federal budget.8

39
Available at https://sustainability.aboutamazon.com/amazon-supply-chain-standards-english.pdf.

40
See Amazon 2021 Sustainability Report, Delivering Progress Every Day at 62.

2023 Proxy Statement       45

SHAREHOLDER PROPOSALS
Currently, Amazon does not disclose revenues, profits or tax payments in non-US markets, challenging investors’ ability to evaluate the risks to our company of taxation reforms, or whether Amazon is engaged in responsible tax practices that ensure long term value creation for the company and the communities in which it operates.
Amazon’s approach to taxation has been repeatedly challenged by tax authorities globally.9 In 2020, Amazon was singled out by President Biden as having paid no federal corporate income tax in the U.S.10
A GRI-compliant tax transparency report would bring Amazon.com in line with leading companies who report using the Tax Standard, [sic]11 Our company already reports CbCR information to OECD tax authorities privately, so any increased burden is negligible.
We urge shareholders to vote FOR this proposal.

1
https://assets.kpmg/content/dam/kpmg/xx/pdf/2020/11/the-time-has-come.pdf

2
https://www.globalreporting.org/standards/media/2482/gri-207-tax-2019.pdf

3
https://www.globalreporting.org/standards/standards-development/sector-standard-for-oil-and-gas/

4
https://www.globalreporting.org/about-gri/news-center/backing-for-gri-s-tax-standard/

5
https://www2.deloitte.com/content/dam/Deloitte/global/Documents/Tax/gx-beps-global-survey-summary-results-2022.pdf

6
https://www.oecd.org/tax/internaitonal-community-strikes-a-ground-breaking-tax-deal-for-the-digital-age.htm

7
https://www.internationaltaxreview.com/article/b1vf7yc65qpzcd/this-week-in-tax-eu-on-track-for-public-cbr-by-2023

8
https://home.kpmg/us/en/home/insights/2022/10/tnf-australia-public-cbc-reporting-proposed-federal-budget.html

9
https://www.reuters.com/article/us-france-amazon-tax-idUSKBNiFP1FU; https://theguardian.com/technology/2017/pct/04/amazon-eu-tax-irish-government-apple

10
https://reuters.com/article/us-usa-biden-amazon-taxes-idUSKBN2BN3LL

11
https://www.globalreporting.org/news/news-center/momentum-gathering-behind-public-country-by-country-tax-reporting/

End of Shareholder Proposal and Statement of Support
Shareholder: Missionary Oblates of Mary Immaculate – United States Province
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 11

Why We Recommend You Vote Against This Proposal

•
We report on our tax contributions and other economic contributions in the United States and many other countries around the world. In the United States, for 2022, our tax contributions included $2.2 billion in current federal income tax expense; $6.2 billion in federal taxes that include employer payroll taxes, customs duties, and other taxes and fees; $4.7 billion in state and local taxes of all types; and $25.1 billion in sales taxes we collected and remitted on behalf of states and localities throughout the United States. We also publicly reported on our total tax contributions in the United Kingdom, Germany, Italy, France, and Spain.

•
Under the oversight of the Audit Committee of our Board of Directors, we have adopted and published our Tax Principles, which provide transparency on Amazon’s approach to taxation.

•
The GRI Tax Standards are not commonly used among U.S. companies or our peer companies. While we do not formally utilize these guidelines, we believe our Tax Principles, underlying controls, and the Audit Committee’s oversight address many of the requirements found in GRI Tax Standards 207-1, -2, and -3.

•
While we expect to be required to report certain country-by-country tax information for European Union countries following the European Parliament’s recent vote to require such information, and for certain other countries (such as Australia), we believe the prescriptive granularity of reporting under GRI Tax Standard 207-4 would potentially force disclosure of competitively sensitive information about our operations and cost structures and would hamper our ability to make operational decisions.

We Already Provide Information About Our Tax Contributions
In our publicly filed annual and quarterly reports to the Securities and Exchange Commission, we provide extensive and detailed disclosure of our income tax contributions in accordance with accounting principles generally accepted in the United

SHAREHOLDER PROPOSALS
States. We also publicly report on our website on our total tax contributions in the United States and, contrary to the proponent’s assertion, other countries, specifically the United Kingdom, Germany, Italy, France, and Spain.41 For example, our blog discloses that Amazon’s 2022 tax contributions in the United States included:
•
$2.2 billion in current federal income tax expense;

•
$6.2 billion in federal taxes that include employer payroll taxes, customs duties, and other taxes and fees;

•
$4.7 billion in state and local taxes of all types; and

•
$25.1 billion in sales taxes we collected and remitted on behalf of states and localities throughout the United States.

Amazon also already discloses complete country-by-country tax information to the U.S. Internal Revenue Service, which shares that information under confidentiality conditions with qualifying tax authorities around the world.
Under the Oversight of the Audit Committee of Our Board of Directors, We Have Adopted and Published Our Tax Principles, Which Provide Transparency on Amazon’s Approach to Taxation
Our Tax Principles describe our business structure and tax strategy, our approach to tax compliance and commitment to pay required taxes, our cooperative relationships with tax authorities, our role in global tax collection, and our perspective on developments in tax policy.42 As stated in our Tax Principles, we are committed to complying with all applicable tax laws and to making timely and accurate tax filings in every country. We follow internationally accepted transfer pricing principles, including the arms-length standard from the Organisation for Economic Co-operation and Development—or relevant local laws—to price our intercompany transactions. We also believe that tax laws should support a level playing field and fair competition among businesses in the consumer interest, and should not discriminate against specific industries. Further, we engage and collaborate with relevant policymakers to share knowledge and experiences across omnichannel retail, cloud computing, media content, devices, and many other relevant areas. The Audit Committee of our Board of Directors reviewed our Tax Principles as part of its oversight of tax planning and compliance as provided in its charter.
The GRI Tax Standards Are Not Commonly Used Among U.S. Companies Or Among Amazon’s Peer Companies
This proposal requests that we expand our current tax disclosures to include country-by-country reporting in accordance with the GRI Tax Standard 207-4. This type of disclosure would require us to provide additional granular data that is neither useful nor informative to our investors. While the proponent claims reporting under the GRI Tax Standard would bring the Company in line with other “leading companies who report using” this standard, the article it cites identifies only one U.S.-based corporation and only four European-based corporations that report under the standard. As recognized by Institutional Shareholder Services when it recommended against this proposal at the 2022 Annual Meeting, the GRI Tax Standard in particular is not commonly used among U.S. companies or our peer companies. Further, of our few U.S. peer companies that have adopted one or more of the GRI Tax Standards, none have adopted 207-4, the country-by-country tax reporting standard. While we do not formally utilize these guidelines, we also believe our Tax Principles, underlying controls, and the Audit Committee’s oversight address many of the requirements found in GRI Tax Standards 207-1, -2, and -3.
Moreover, our tax contribution reports also already include more detailed disclosures than many peer U.S. companies. Further, while we expect to be required to report country-by-country tax information for European Union countries following the European Parliament’s recent vote mandating that certain companies publicly disclose such information, and for certain other countries (such as Australia), those disclosures will differ from what is called for under the GRI Tax Standard. In contrast, we believe the prescriptive granularity of reporting under GRI Tax Standard 207-4 would potentially force disclosure of competitively sensitive information about our operations and cost structures and would hamper our ability to make operational decisions.
In addition, providing disclosure solely on our rate of income tax distorts the other significant tax contributions we make such as property taxes, payroll taxes, taxes on gross receipts, and the many other taxes we pay in the communities in which we operate. The disclosures requested by the proposal would also fail to take into account the investments we have made in the economy and job creation as a result of incentives built into tax laws—investments that tax laws encourage companies to make. In many instances, we provide country-by-country information that does take into account these investments. For example, we currently report on our investments for European countries where we have a significant

41
See https://www.aboutamazon.com/news/policy-news-views/how-amazon-continues-to-contribute-to-the-u-s-economy; https://www.aboutamazon.co.uk/news/job-creation-and-investment/amazons-economic-impact-in-the-uk-for-2021;
https://www.aboutamazon.de/news/schaffung-von-arbeitsplaetzen-und-investitionen/amazon-in-deutschland-unser-beitrag-fuer-wirtschaft-gesellschaft-und-umwelt; https://www.aboutamazon.it/impatto-economico-amazon-italia; https://blog.aboutamazon.eu/job-creation-and-investment/amazon-a-positive-impact-for-the-french-economy; https://www.aboutamazon.es/noticias/inversiones-y-creacion-de-empleo/amazon-10-anos-en-espana.

42
See https://s2.q4cdn.com/299287126/files/doc_downloads/governance/Amazon’s-Tax-Principles.pdf.

2023 Proxy Statement       47

SHAREHOLDER PROPOSALS
presence.43 Providing country-by-country tax disclosures will not address the proponent’s concerns to the extent they relate to incentives and policy considerations behind existing tax codes.
Our U.S. Taxes Are a Reflection of Our Commitment to Investments in Innovation, Our Employees, and Our Communities
We are strongly committed to innovating and making high-impact investments to keep our employees safe, serve our customers, and benefit the communities in which we operate. Like most governments that seek to encourage economic investment by companies, the U.S. Congress has written a tax code that incentivizes job creation, capital investment, the development of new technology, and employee ownership—all of which are priorities for Amazon and critical drivers of a prosperous economy.
Amazon plays a key role in helping fund public services and infrastructure throughout the country. We recognize that the taxes we pay, and the taxes we collect, are an important part of Amazon’s economic impact in the communities we serve. To this end, we collect and remit taxes on behalf of our customers, employees, and third-party sellers, and we pay federal and state income taxes, payroll taxes, sales and use taxes, property taxes, gross receipts taxes, and customs duties. We collect and remit sales taxes, value added taxes, goods and services taxes, and other indirect taxes globally on behalf of governments and our selling partners, as well as payroll taxes on behalf of employees, using industry-leading tax collection and compliance systems. By collecting and remitting taxes on behalf of our customers and sellers, we help reduce compliance costs and ensure that state and local governments receive revenues on a timely basis.
Our investments have contributed to economic growth, helping to grow the U.S. economy by nearly half a trillion dollars since 2010. In 2021, the Progressive Policy Institute ranked Amazon as the No. 1 U.S. company investing in America.44 We have created more jobs than any other company over the last decade.45 As the second largest private employer in the United States, we have more than one million employees across more than 975 communities. We also support more than 1.6 million indirect jobs—in construction, professional services, and logistics in these same communities. We invest in our employees by providing, in the United States, an average wage of at least $19 an hour,46 and our full-time employees receive comprehensive benefits like healthcare, 401(k) Company matching, and up to 20 weeks of paid parental leave. In addition to hiring and investments to increase economic activity, we actively work to help communities with initiatives such as reducing hunger and homelessness and investing in education for children and young adults.47
As reflected in our published information regarding our tax and other economic contributions, we are committed to investing, inventing, creating jobs, and working to enhance the communities where we operate. We are pleased to play a role in creating opportunity and driving innovation and prosperity through our investments around the world.
The Board of Directors recommends a vote “AGAINST” this proposal requesting alternative tax reporting.

ITEM 12—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON CLIMATE LOBBYING

Beginning of Shareholder Proposal and Statement of Support:
Assess Alignment of Lobbying with Company’s Climate Goals
RESOLVED: Shareholders of Amazon.com Inc. (“Amazon”) request that the Board report to shareholders (at reasonable cost, omitting confidential/proprietary information) on its framework for identifying and addressing misalignments between Amazon’s lobbying and policy influence activities and positions, both direct and indirect through trade associations, coalitions, alliances, and social welfare organizations (“Associations”), and its Net Zero (emissions) climate commitments, including the criteria used to assess alignment, the escalation strategies used to address misalignments, and the circumstances under which escalation strategies are used (e.g., timeline, sequencing, degree of influence over an Association).

43
See https://www.aboutamazon.eu/map/investing-in-europe.

44
See Progressive Policy Institute, Investment Heroes 2022: Fighting Inflation With Capital Investment, available at https://www.progressivepolicy.org/wp-content/uploads/2022/07/InvestmentHeroesPPI2022.pdf.

45
See https://www.aboutamazon.com/impact/economy/job-creation.

46
See https://www.aboutamazon.com/news/workplace/amazon-invests-nearly-1-billion-in-increased-wages-for-operations-employees.

See https://www.aboutamazon.com/impact/economy/community-investments.

SHAREHOLDER PROPOSALS
SUPPORTING STATEMENT
Critical gaps persist between national climate commitments and the actions necessary to meet them. A 2022 global assessment makes it clear that nations are not doing enough to limit global warming to 1.5 degrees Celsius1 and that this goal is now almost entirely out of reach unless immediate and dramatic changes are implemented.2
Voluntary initiatives are insufficient to meet the Paris Agreement’s goals without robust climate public policy. Major companies have enormous influence and bipartisan credibility to help establish a policy environment that will avert the most dire climate consequences and take advantage of the opportunity of this generational economic shift. Corporate lobbying that is inconsistent with the Paris Agreement poses significant escalating risks to companies and investors. Investors need clear information on how companies’ direct and indirect policy advocacy efforts align with their own climate targets, as companies may tout their climate efforts but often fail to account for their support for organizations and initiatives that work to block critical climate policies.
Amazon notes that its lobbying and advocacy activities are “aligned with the Paris Agreement goals”3 and that it “advocate[s] in support of public policy that advances . . . access to and the expansion of clean energy, sustainable transportation, and other decarbonizing solutions.”4 But Amazon also acknowledges that its “membership in certain organizations may . . . be viewed as indirectly funding positions that are inconsistent with [its] views on climate change and the Paris Agreement goals.”5
Amazon reports considering the reputational risks of potential misalignment between its policy positions and those of third parties representing it, but claims that the benefits of such memberships may outweigh the risks,6 without analyzing the trade-offs. Amazon says that it communicates with third parties representing it when the company disagrees with their climate policy positions,7 but insufficient detail is provided to allow investors to evaluate the robustness of Amazon’s responses.
Additionally, Amazon’s trade association and other memberships8 reveal inconsistencies with its actions on, and commitments to, its own Net Zero ambitions, including support for organizations consistently doubting the scientific consensus on climate change.9
While Amazon has publicly outlined examples of positive direct lobbying efforts aligned with the Paris Agreement, it has not disclosed the policy positions, actions, assessment framework, and escalation considerations needed for investors to properly analyze and address misaligned activities, and the consistency of aligned positions.

1
https://unfccc.int/news/climate-plans-remain-insufficient-more-ambitious-action-needed-now

2
www.nature.com/articles/s41586-022-04553-z

3
https://s2.q4cdn.com/299287126/files/doc_downloads/2022/Note-on-Alignment-with-Paris-Agreement.pdf

4
Ibid.

5
Ibid.

6
https://s2.q4cdn.com/299287126/files/doc_downloads/2022/Note-on-Alignment-with-Paris-Agreement.pdf

7
Ibid.

8
https://s2.q4cdn.com/299287126/files/doc_downloads/2021/political_engagement/2021-Political-Engagement-Statement.pdf; and https://lobbymap.org/influencer/California-Chamber-of-Commerce-5bd0824487d9cdacdc577e0af93089ed

9
www.aei.org/articles/what-we-really-know-about-climate-change

End of Shareholder Proposal and Statement of Support
Shareholder: Eric and Emily Johnson and Mercy Rome, represented by Newground Social Investment

2023 Proxy Statement       49

SHAREHOLDER PROPOSALS
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 12

Why We Recommend You Vote Against This Proposal

•
We have already issued the climate-aligned lobbying report requested by the proposal, which we believe addresses the proposal’s underlying concern. In fact, we received a similar proposal from this same proponent last year, which the proponent withdrew after we issued the report. We also report comprehensively and transparently on an annual basis our public policy expenditures, including direct and indirect lobbying expenditures such as our payments to U.S.-based trade associations, coalitions, charities, and social welfare organizations to which our Public Policy team contributed at least $10,000.

•
We have processes in place to provide oversight of our public policy activities, and we take a number of actions to mitigate the potential risk associated with misalignment between our views and the lobbying activities undertaken by organizations we support.

•
When, as a result of our own review or as a result of media or stakeholder inquiries, we identify potential misalignment between positions we support and the positions that such an organization advocates, we will carefully weigh the risks and benefits to Amazon of our continued membership in or support of such organization. In those situations, we will communicate to the organization that we do not support positions it takes that are not aligned with our public policy positions. In other instances, we may terminate our membership and/or withdraw our financial support if the risks arising from a particular position the organization supports outweigh the overall benefits to Amazon of being a member.

We Have Already Issued the Report Requested by the Proposal and We Already Disclose Our Public Policy Expenditures
As discussed in further detail below, we published a report in 2022 describing the actions we take to mitigate the risks associated with potential misalignments between our public policy positions and those taken by organizations that we support.48 In fact, we received a similar proposal from this same proponent last year, which the proponent withdrew after we issued the report. In addition, we report comprehensively and transparently on our public policy expenditures, including direct and indirect lobbying expenditures such as our payments to trade associations, and we comply with all applicable regulations requiring public disclosure of corporate political activity. Our policy addressing these activities is set forth in our U.S. Political Engagement Policy and Statement, which is updated annually and available on our investor relations website, and discloses the U.S.-based trade associations, coalitions, charities, and social welfare organizations to which Amazon contributed at least $10,000 through its Public Policy Office.49 Our U.S. Political Engagement Policy and Statement has consistently earned us a place in the first tier of the CPA-Zicklin Index of Corporate Accountability and Disclosure, which ranks companies’ policies and practices on political disclosure and accountability.50
We participate in the policymaking process by informing public officials about our positions on issues significant to our customers and other stakeholders and our business. These issues are discussed in the context of existing and proposed laws, legislation, regulations, and policy initiatives, and cover topics such as commerce, intellectual property, trade, data privacy, transportation, web services, and sustainability.
Our spending on federal lobbying activities is required to be reported to the U.S. House of Representatives and U.S. Senate and is publicly available at https://lda.senate.gov/system/public. Our spending on state government relations efforts is generally required to be reported and disclosed on applicable state websites such as those maintained by secretaries of state, state ethics and public disclosure commissions, state legislatures, and similar websites. Our U.S. Political Engagement Policy and Statement discloses the total annual amounts we spent on federal lobbying activities and government relations efforts in all U.S. states. In order to increase transparency about our state-level government relations efforts, our next U.S. Political Engagement Policy and Statement will also include the specific amount that we reported as lobbying activity in each state.

48
See Amazon’s Initiatives in Support of the Paris Agreement Goals, available at https://s2.q4cdn.com/299287126/files/doc_downloads/2022/Note-on-Alignment-with-Paris-Agreement.pdf.

49
Available at https://ir.aboutamazon.com/corporate-governance/political-engagement.

50
See https://www.politicalaccountability.net/wp-content/uploads/2022/10/2022-Index-Text-File-for-Web-10.11.22.pdf.

SHAREHOLDER PROPOSALS
We Have Processes in Place to Oversee and Mitigate the Risk of Misalignment of Our Public Policy Activities with Our Public Policy Positions
Perfect alignment between our public policy positions, many of which are discussed on our website at https://www.aboutamazon.com/about-us/our-positions, and those taken by organizations that we support is unrealistic because these organizations are third-parties that we do not control. Nevertheless, we have processes in place to oversee and mitigate the risk of misalignment.
When assessing potential misalignments, there are no bright-line rules. We evaluate each situation carefully using a principles-based approach and take appropriate action depending on the facts and circumstances of the potential misalignment. While our public policy positions are carefully considered and deeply held, the facts and circumstances of any potential misalignment can differ and change over time, meaning that these situations do not lend themselves to rigid standards for evaluation as contemplated by the proposal. In 2022, we published a report describing our approach to mitigating the risk of misalignment of our lobbying activities with our positions on climate change. As described in the report, our approach to mitigating these risks is carefully considered and the methods of escalation we choose depend on the facts and circumstances of each situation and the organization in question.51
There are two primary situations in which our lobbying activities could be perceived as not aligning with our public policy positions. First, we and trade associations of which we are a member may oppose proposed legislation, regulations, or other public policy initiatives because we disagree on the approach toward addressing the issue, not because of disagreement over the need to address a given issue. In some cases, we may disagree with provisions in a policy proposal that are unrelated to the issue. In these situations, there is not a misalignment between our lobbying position and the specific matter at issue, but instead a disagreement on how best to address the matter. We seek to avoid any perception of misalignment in these situations by clearly explaining the basis for our concern with the proposed approach and by seeking and advocating for alternative approaches that we believe more appropriately and more effectively align with our public policy positions.
Second, trade associations, coalitions, charities, and social welfare organizations to which we contribute may, in the course of representing their broad membership, take positions on certain issues that are inconsistent with our public policy positions and that do not reflect our views. When such an organization that we contribute to lobbies on a position that we disagree with, that organization is not lobbying on behalf of Amazon. Also, when we identify any material misalignment of this nature, we make clear to that organization that we do not support that position. Nevertheless, we understand the risk that our membership in certain organizations may from time to time be viewed as indirectly funding positions that are inconsistent with our views on certain public policy issues.
We take a number of actions to mitigate the risk associated with misalignment in these situations. As stated in the Audit Committee’s charter, the committee, which is comprised solely of independent directors, annually reviews and discusses with management Amazon’s policies, procedures, and reports on political contributions and lobbying expenses. In addition, the committee and our Senior Vice President and General Counsel, who oversees our global public policy organization, annually review the U.S. Political Engagement Policy and Statement, related procedures, and a report on all of our campaign contributions and lobbying expenses, including contributions made to organizations such as trade associations, coalitions, charities, and social welfare organizations that may engage in indirect lobbying on behalf of the Company.
When, as a result of our own review or as a result of media or stakeholder inquiries, we identify potential misalignment between positions we support and the positions that such an organization advocates, we will carefully weigh the risks and benefits to Amazon of our continued membership in or support of such organization. In some instances, we may determine that our continued membership in or support of the organization is appropriate, either because it positions us to influence the organization’s policy positions in ways that we believe may ultimately align with our objectives, or because we believe that our continued work with the organization will help advance other important policy objectives aligned with our interests. In those situations, we will communicate to the organization that we do not support positions it takes that are not aligned with our public policy positions. In other instances, we may terminate our membership and/or withdraw our financial support if the risks arising from a particular position the organization supports outweigh the overall benefits to Amazon of being a member.
We Are Committed to and Are Investing in Sustainability
We recognize that human-induced climate change is real and that action is needed from the public and private sectors. Our recent investments reflect our commitment to sustainability and to promoting clean energy and addressing climate change. For example, in 2019, we co-founded The Climate Pledge—a goal to reach net-zero carbon emissions across our

See Amazon’s Initiatives in Support of the Paris Agreement Goals.

2023 Proxy Statement       51

SHAREHOLDER PROPOSALS
operations by 2040, 10 years ahead of the Paris Agreement. We are on a path to power our global operations with 100% renewable energy by 2025—five years ahead of our original target of 2030.
Overall, we believe the risks of misalignment from our support of or membership in trade associations, coalitions, charities, and social welfare organizations are mitigated and outweighed by the many initiatives that we are pursuing in our own business in support of The Climate Pledge, the investments we make and financial support that we provide to others in support of The Climate Pledge and the Paris Agreement goals, and the organizations that we support to focus directly on lobbying aligned with the Paris Agreement goals.
In light of our initiatives and programs addressing climate change, our current public disclosures and existing oversight, policies, and procedures regarding our lobbying and political engagement activities, the Board recommends shareholders vote against the proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on climate lobbying.

ITEM 13—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON GENDER/RACIAL PAY

Beginning of Shareholder Proposal and Statement of Support:
Racial and Gender Pay Gaps
Whereas: Amazon is under public scrutiny for alleged unfair pay and working conditions. On Black Friday, workers went on a mass strike demanding fair wages. The campaign Make Amazon Pay states, “Amazon squeezes workers,” alleging real wages decreased while Amazon achieved record revenue in the second quarter of 2022.1
Pay inequities pose substantial risks to companies and society, as they persist across race and gender. Black workers’ hourly median earnings represent 64 percent of white wages. The median income for women working full time is 83 percent that of men. Intersecting race, Black women earn 63 percent, Native women 60 percent, and Latina women 55 percent. At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224. Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income.2
Actively managing pay equity is associated with improved representation. Diversity in leadership is linked to superior stock performance and return on equity.3 Minorities represent 70 percent of Amazon’s workforce and 34 percent of leadership. Women represent 45 percent of the workforce and 23 percent of leadership.4
Best practice pay equity reporting consists of two parts:
1.
unadjusted median pay gaps, assessing equal opportunity to high paying roles,

2.
statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.

Amazon reports statistically adjusted gaps but ignores unadjusted gaps, which address structural bias women and minorities face regarding job opportunity and pay, particularly when men hold most higher paying jobs. While Amazon reports diversity data, median pay gaps show, quite literally, how Amazon assigns value to employees through the roles they inhabit and pay they receive. Median gap reporting also provides a digestible and comparable data point to determine progress over time.
Racial and gender median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, Organization for Economic Cooperation and Development (OECD), and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps.
Resolved: Shareholders request Amazon report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

52

SHAREHOLDER PROPOSALS
Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).
Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:
•
percentage median gender pay gap, globally and/or by country, where appropriate

•
percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate

1
https://makeamazonpay.com/map/

2
https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/636c01a29dd3d63e30153443/1668022691457/Racial+and+Gender+
Pay+Scorecard+2022.pdf

3
Ibid.

4
https://sustainability.aboutamazon.com/2021-sustainability-report.pdf

End of Shareholder Proposal and Statement of Support
Shareholder: Anne Bartol Butterfield, represented by Arjuna Capital
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 13

Why We Recommend You Vote Against This Proposal

•
Amazon currently provides extensive information on compensation by gender and by race/ethnicity. When evaluating 2022 compensation in the United States, including base compensation, cash bonuses, and stock, our reported data demonstrates that women globally and in the United States earned 99.6 cents and 99.5 cents, respectively, for every dollar that men earned performing the same jobs, and racial/ethnic minorities in the United States earned 99.5 cents for every dollar that white employees earned performing the same jobs.

•
We are strongly committed to promoting gender and racial diversity and inclusion in our workforce, including among our leadership ranks.

We Currently Provide Extensive Information on Compensation by Gender and by Race/Ethnicity
We believe that people should receive equal pay for equal work, regardless of gender, race, or ethnicity, and we are committed to compensating our employees fairly and equitably. In light of the extensive reporting we already provide on our progress and ongoing activities promoting these objectives, as detailed below and reported publicly, we do not believe that the additional report on vaguely-described “median pay gaps across race and gender” requested by this proposal would enhance understanding of or accountability for our diversity efforts.
Amazon already provides extensive statistical reporting on our workforce diversity and pay equity. We annually publish gender and race representation information on our diversity and inclusion website, which includes representation by job type, such as field and customer support employees, corporate employees, and senior leaders. In addition, to provide even greater transparency, we publish our consolidated EEO-1 reports. Amazon also annually provides information on compensation by gender and by race/ethnicity. As the proponent acknowledges, our reported gender and racial/ethnic group pay statistics demonstrate that Amazon pays our employees comparably when analyzing the work of people performing the same jobs. When evaluating 2022 compensation, including base compensation, cash bonuses, and stock, our reported data demonstrates that women globally and in the United States earned 99.6 cents and 99.5 cents, respectively, for every dollar that men earned performing the same jobs, and racial/ethnic minorities in the United States earned 99.5 cents for every dollar that white employees earned performing the same jobs.52
While we are aware that more work needs to be done and are striving to make progress, we disagree with this proposal’s unsupported assertion that reporting unadjusted median pay gaps is a “best practice,” and we note that few U.S. companies report on an unadjusted basis. An unadjusted median pay statistic does not account for factors such as cost of living, job function and level, labor force participation rates, country currency, and geography that impact differences in compensation.

See https://www.aboutamazon.com/news/workplace/our-workforce-data.

2023 Proxy Statement       53

SHAREHOLDER PROPOSALS
Furthermore, the unadjusted median pay statistic does not provide the information our managers and leaders need to make hiring, promotion, and retention decisions in a way that drives representation of women and employees from underrepresented racial/ethnic groups into management and leadership roles. We believe that the pay information that we review and disclose publicly each year, which incorporates these factors, provides a more accurate picture of our pay policies and practices. As reflected by our published pay information, we are committed to fairly and equitably compensating our employees. Our compensation policies and practices are designed to compensate employees in accordance with their job and level, without regard to gender, race, or other protected categories. We monitor implementation of our policies and practices by annually reviewing employee compensation. We also set on-hire compensation without regard to a candidate’s current or previous salary, blunting the effect of historical inequities along gender and race lines. Amazon was early to adopt a bold and comprehensive U.S.-wide policy prohibiting recruiters from asking candidates for their current salary information, rather than prohibiting such inquiries only where legally required.
We also do not believe that reporting on a number of median pay gaps across race and gender, as requested by this proposal, is a practical or useful approach that would enhance understanding of or accountability for our diversity and inclusion efforts. The nature of racial disparities and discrimination issues, as well as the racial and ethnic composition of underrepresented groups, can vary greatly from region to region, even within the same country. Moreover, the laws of some countries prohibit employers from collecting race and ethnicity information from employees, as recognized by Institutional Shareholder Services (“ISS”) in a 2020 report.53 The proposal seems to recognize these limitations but does not explain how it would have companies solve them, instead stating only that companies may calculate “percentage median racial/minority/ethnicity pay gap” by “US and/or by country, where appropriate.” While we could provide a patchwork of additional statistics across our workforce, we do not believe it is a useful or productive effort.
We Are Intently Focused on Our Employees’ Well-Being and Success
We are proud to offer competitive pay and comprehensive benefits, and our high wages have had a positive impact on other wages in local labor markets where Amazon operates and have helped boost local economies across the country.54 In the United States, the roles in customer fulfillment and transportation offer an average wage of more than $19 an hour—and up to $26 per hour in some locations.55 Additionally, we provide numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). Every employee at Amazon also has access to nine different Company-funded upskilling programs as part of Amazon’s $1.2 billion Upskilling 2025 pledge.56 Programs include Career Choice, an education benefit which fully funds tuition for employees to learn new skills for career success at Amazon or elsewhere, including Bachelor’s degrees, industry certifications designed to lead to in-demand jobs, and foundational skills such as English language proficiency, high school diplomas, and GEDs. We offer graduate-school-level training for our employees through Machine Learning University, a program designed to give current Amazon employees the chance to develop expertise in machine learning, growing critical skills in an area of rapidly expanding professional opportunities within Amazon. We are also proud to offer our employees the opportunity to participate in our Mechatronics and Robotics Apprenticeship Program. This program, which is registered with the U.S. Department of Labor, provides employees the opportunity to learn skills and technical knowledge needed to fulfill a technical maintenance role within our facilities. Those who complete the first phase of this program see an increase in their wages of up to approximately 40%, and those who complete the second phase see their average wage increase by up to an additional 48%.
We Are Committed to Supporting and Increasing Diversity, Including in Leadership Roles
We are committed to increasing gender and racial diversity, including among our leadership ranks and we strive to be a top employer for diverse talent. We know that representation is critical to accomplishing this goal and that diverse leaders attract and retain talent. We believe “[d]iversity, equity, and inclusion are good for business—and more fundamentally, they’re simply right,”57 and, as our founder and Executive Chair has stated, “[t]hese are enduring values for us—and nothing will change that.” Our Board is likewise dedicated to promoting diversity, equity, and inclusion at Amazon. The Board’s Leadership Development and Compensation Committee oversees and monitors our strategies and policies related to human capital management within Amazon’s workforce, including specifically overseeing and monitoring our policies on diversity, equity,

53
See U.S. Environmental & Social Shareholder Proposals, 2020 Proxy Season Review, ISS, October 20, 2020, at 12, available at https://insights.issgovernance.com/posts/2020-u-s-environmental-social-shareholder-proposals-proxy-season-review/ (subscription required).

54
See https://www.aboutamazon.com/news/job-creation-and-investment/study-shows-amazons-wage-increase-to-15-an-hour-also-upped-pay-for-non-
amazon-workers.

55
See https://www.aboutamazon.com/news/workplace/amazon-invests-nearly-1-billion-in-increased-wages-for-operations-employees.

56
See https://www.aboutamazon.com/workplace/upskilling-commitments.

57
See https://www.aboutamazon.com/about-us/our-positions.

SHAREHOLDER PROPOSALS
and inclusion, corporate culture, compensation and benefits, and retention. The Board is also committed to its own diversity. The Nominating and Corporate Governance Committee of the Board includes, and has any search firm that it engages include, women, individuals from underrepresented racial/ethnic groups, and individuals who identify as LGBTQ+ in the pool from which it selects director candidates. Currently, of our independent directors, five are women and two are from underrepresented racial/ethnic groups, and all three Board committees are chaired by women.
With more than 1.5 million employees worldwide, we have increased the percentage of women and U.S. employees from underrepresented racial/ethnic groups across our tech and non-tech corporate roles and in manager roles in each of the past three years. Starting in 2020, our senior leadership team dove deep into the mechanisms we use to hire, develop, and promote employees, so that we can better identify opportunities to ensure equitable access for all. We also publicly announced ambitious 2020, 2021, and 2022 Company-wide goals for diversity, equity, and inclusion.58 In 2020, we set, and met, goals to double the number of Black directors and vice presidents, launch inclusion training for all employees, and remove racially insensitive language in our tech documentation. In 2021, while we fell short of the ambitious goal we set to again double the number of Black directors and vice presidents, we made significant progress and increased the number of Black directors and vice presidents by almost 70% and remain committed to increasing diverse representation in our workforce at the most senior levels. We achieved our goal in 2021 to increase the hiring of U.S. Black mid-level employees by at least 30%. Further, we inspected any statistically significant demographic differences in performance ratings and attrition to identify root causes and, as necessary, implement action plans. In 2022, we continued to prioritize expanding representation across our employee population and at the most senior levels, including increasing globally the number of female employees at director and higher level roles focused on STEM and, in the United States, increasing the number of Black and Latinx employees at director and higher level roles and increasing the hiring of veterans. We continue to inspect and refine the mechanisms we use to hire, develop, evaluate, and retain our employees to promote equity for all candidates and employees.
We are also conducting a racial equity audit to evaluate the impacts of our policies, programs, and practices on our hourly operations employees in the United States.59 Moreover, we are continuing to invest in our efforts to bring more women and employees from underrepresented racial/ethnic groups into leadership positions at Amazon. We employ hundreds of professionals in diversity, equity, and inclusion roles who are devoted full-time to promoting diversity, equity, and inclusion goals, initiatives, and mechanisms. We also have teams in every business and in executive recruiting dedicated to attracting and hiring diverse talent, and we participate in events and partnerships with groups like AnitaB.org, GEM Consortium Fellows, AfroTech, Lesbians Who Tech, and the American Indian Science and Engineering Society. We also ran a virtual summit, “Represent the Future,” in October 2022 that centered on Black, Latinx, and Native American talent (students and professional), and we are investing in internal and external programs to assist diverse leaders to advance into more senior roles.
Our commitment to diversity, equity, and inclusion is further fostered by our 13 employee-led Affinity Groups, which engage employees across hundreds of chapters around the world. These groups include Amazon People with Disabilities, Amazon Women in Engineering, Asians@Amazon, the Black Employee Network, Body Positive Peers, Families@Amazon, Glamazon, Indigenous@Amazon, Latinos@Amazon, Mental Health and Well-Being, Warriors@Amazon, Women@Amazon, and the Women in Finance & Global Business Services Initiative. Our culture of inclusion is reinforced within our 16 Leadership Principles, which remind our team members to work every day to create a more diverse and just work environment; seek diverse perspectives, learn and be curious, and earn trust; and that we must begin each day with a determination to make better, do better, and be better for our customers, our employees, our partners, and the world at large.60 We also host annual and ongoing learning experiences with a diversity, equity, and inclusion focus, including our annual Conversations on Race and Ethnicity (CORE) conference. At CORE, our largest global internal conference, Amazonians examine the intersection of gender with race, sexual orientation, disability status, veteran status, and other dimensions of diversity. This conference has included diversity-oriented talks from academics and external leaders on technology, entrepreneurship, entertainment, and leadership and includes Amazon-specific training programs focused on personal and team development. Our focus on diversity, equity, and inclusion has been independently recognized by the Human Rights Campaign’s Corporate Equality Index; the NAACP Equity, Inclusion, and Empowerment Index; the Disability Equality Index; and the 2019 American Foundation for the Blind Helen Keller Achievement Award. More information about Amazon’s diversity and inclusion efforts and employee demographics is publicly available at https://www.aboutamazon.com/workplace/diversity-inclusion.

58
See https://www.aboutamazon.com/news/workplace/diversity-equity-and-inclusion; https://www.aboutamazon.com/news/workplace/an-update-on-our-diversity-equity-and-inclusion-work-at-amazon.

59
See https://www.aboutamazon.com/news/workplace/an-update-on-our-diversity-equity-and-inclusion-work-at-amazon.

60
See https://www.aboutamazon.com/news/workplace/building-an-inclusive-culture; https://www.aboutamazon.com/about-us/leadership-principles.

2023 Proxy Statement       55

SHAREHOLDER PROPOSALS
Given our focused attention on equal pay practices and workplace non-discrimination through our policies and practices, as reflected by our published pay statistics and our commitment to hiring and identifying the best talent from all backgrounds for diverse and inclusive teams, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on gender/racial pay.

ITEM 14—SHAREHOLDER PROPOSAL REQUESTING AN ANALYSIS OF COSTS ASSOCIATED WITH DIVERSITY, EQUITY, AND INCLUSION PROGRAMS

Beginning of Shareholder Proposal and Statement of Support:
Cost/Benefit Analysis of Racial Equity Programs
Resolved: Shareholders request that Amazon conduct and report on a cost/benefit analysis of its Diversity, Equity & Inclusion programs. The report should omit proprietary or confidential information and should consider all relevant costs and benefits, including the reputational costs arising from discriminating on the basis of race, sex and orientation; the financial costs of selecting employees on bases other than merit; the costs associated with relying on incomplete or biased evidence, and related costs.
Supporting statement: Amazon has announced plans to conduct a “Racial Equity Audit” under the direction of former U.S. Attorney General Lorretta Lynch.1 Racial equity calls for potential discrimination by race. Amazon’s proposed audit may jeopardize Amazon’s value by elevating divisive identity politics above its commitment to excellence, while also raising serious legal and commercial risks for the company. Such audits do not benefit companies. They are non-neutral evaluations designed to embarrass the companies that conduct them, with no evidence to suggest that such audits increase shareholder value.
Racial equity audits may also increase in-company racial division rather than ameliorating it. They distract leaders and staff from focusing on core business concerns. They promote claims about “white supremacy” in America that many Amazon employees, shareholders, and customers don’t accept. They sow division among employees and consumers. They’re also expensive: some auditors reportedly charge more than $2,000 per hour.
The publication of audits often triggers more negative news, criticism, and boycotts of the company by potentially wide swathes of consumers. Such reports may also fuel unwarranted government investigations, employee grievances, and meritless discrimination claims.
The concept of  “racial equity” that underlies Diversity, Equity & Inclusion programs is itself discriminatory. Equity means, according to its chief proponents, racial discrimination now to make up for other discrimination by other people against other people in the past. Per Ibram X. Kendi, “the only remedy to racist discrimination is antiracist discrimination. The only remedy to past discrimination is present discrimination. The only remedy to present discrimination is future discrimination.”2
Under equity theory, this discrimination must continue until artificial parities of outcome are achieved: “When I see racial disparities, I see racism,” notes Kendi.3 Where adopted, programs that seek to establish racial and social “equity” have raised significant objections, including the concern that the programs and practices themselves are deeply racist, sexist, otherwise discriminatory, and potentially in violation of the Civil Rights Act of 1964.4 In practice, what establishing “equity” means is distribution of pay and authority on the basis of superficial categories rather than by merit.
Both the audit and the programs are therefore far beyond the Company’s fiduciary remit. That remit requires that Amazon make decisions maximizing the objectively determined and financially measurable return on shareholders’ investment. To the extent that Amazon hires, promotes, or trains on the basis of any metrics other than merit, it violates its fiduciary duties by privileging considerations that cannot enhance the financially measurable return on shareholder investment.

1
https://www.cnbc.com/2022/04/18/amazon-to-conduct-racial-equity-audit-led-by-former-ag-loretta-lynch.html

2
https://www.wsj.com/articles/is-the-cure-for-racism-really-more-racism-11602535839

3
https://nypost.com/2021/07/22/ibram-x-kendi-is-the-false-prophet-of-a-dangerous-and-lucrative-faith/

SHAREHOLDER PROPOSALS
4
https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplace-inclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training

End of Shareholder Proposal and Statement of Support
Shareholder: National Center for Public Policy Research
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 14

Why We Recommend You Vote Against This Proposal

•
Diversity, equity, and inclusion are cornerstones of our continued success and critical components of our culture. We believe these values are not only good for business; they’re simply right.

•
We have risk management processes to protect against risks to the Company, including our Board’s oversight of risks related to our diversity, equity, and inclusion policies and initiatives.

Diversity, Equity, and Inclusion Are Cornerstones of Our Continued Success
We serve diverse customers, operate in diverse communities, and rely on a diverse workforce. Our success and scale bring broad responsibility for us to “make better, do better and be better for our customers, our employees, our partners, and the world at large.”61 We take seriously our commitment to diversity and respect for people from all backgrounds, including gender, gender identity, race, ethnicity, religion, creed, political ideology, sexual orientation, veteran status, disability, and other dimensions of diversity, which are enduring values for us as reflected in a number of our policies, including the Amazon Global Human Rights Principles.62 Diversity, equity, and inclusion are cornerstones of our continued success and critical components of our culture. We believe that diverse and inclusive teams have a positive impact on our products and services and they help us better serve customers, selling partners, content creators, employees, and community stakeholders from every background.63
The policies and procedures we have in place are intended to foster diversity and inclusion and promote respect for all people. We maintain these policies to facilitate a welcoming environment for our global customers and selling partners while offering the widest selection of items on Earth. We believe “[d]iversity and inclusion are good for business—and more fundamentally, they’re simply right,”64 and, as our founder and Executive Chair has stated, “[t]hese are enduring values for us—and nothing will change that.”
We Have Robust Board Oversight and Risk Management Processes
In addition to the policies, programs, and initiatives that support our commitment to diversity, equity, and inclusion, we have risk management processes to protect against risks to the Company. The Leadership Development and Compensation Committee oversees and monitors our strategies and policies related to human capital management within the our workforce, including specifically overseeing and monitoring our policies on diversity and inclusion, workplace environment and safety, and corporate culture;65 the Nominating and Corporate Governance Committee oversees and monitors our policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and related

61
See Amazon’s 16 Leadership Principles, https://www.aboutamazon.com/about-us/leadership-principles.

62
Available at https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles (“[a]s outlined in our Code of Business Conduct and Ethics, we do not tolerate discrimination”); see also Amazon.com Code of Business Conduct and Ethics, https://ir.aboutamazon.com/corporate-governance/documents-charters/code-business-conduct-and-ethics.

63
See https://www.aboutamazon.com/news/policy-news-views/congress-should-pass-the-equality-act.

64
See https://www.aboutamazon.com/about-us/our-positions.

65
See https://ir.aboutamazon.com/corporate-governance/documents-and-charters/leadership-development-and-compensation-committee/default.aspx.

2023 Proxy Statement       57

SHAREHOLDER PROPOSALS
risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities;66 and the Audit Committee oversees, among other things, our risk assessment and risk management policies, including management of operational risks.67
In light of our demonstrated commitment to our core values of diversity, equity, and inclusion for all stakeholders of Amazon, from customers to sellers to employees, as well as our robust risk management process and board oversight, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting an analysis of costs associated with diversity, equity, and inclusion programs.

ITEM 15—SHAREHOLDER PROPOSAL REQUESTING AN AMENDMENT TO OUR BYLAWS TO REQUIRE SHAREHOLDER APPROVAL FOR CERTAIN FUTURE AMENDMENTS

Beginning of Shareholder Proposal and Statement of Support:
Proposal 15 – Fair Elections
Resolved
James McRitchie and other shareholders request that directors of Amazon.com amend its bylaws to include the following language:
“Shareholder approval is required for any advance notice bylaw amendments that:
1.
require nomination of candidates more than 60 days before the annual meeting,

2.
impose new disclosure requirements for director nominees, including disclosures related to past and future plans, or

3.
require nominating shareholders to disclose limited partners or business associates, except to the extent such investors own more than 5% of Amazon.com’s shares.

Supporting Statement
Under SEC Rule 14a-19, the universal proxy card must include all director nominees presented by management and shareholders for election.1 Although the Rule implies each side’s nominees must be grouped together and clearly identified as such, in a fair and impartial manner, most rules for director elections are set in company bylaws.
For Rule 14a-19 to be implemented equitably, boards must not undertake bylaw amendments that deter legitimate efforts by shareholders to submit nominees. The bylaw amendments set forth in the proposed resolution would presumptively deter legitimate use of Rule 14a-19 by deterring legitimate efforts by shareholders to seek board representation through a proxy contest.
The power to amend bylaws is shared by directors and shareholders. Although directors have the power to adopt bylaw amendments, shareholders have the power to check that authority by repealing board-adopted bylaws. Directors should not amend the bylaws in ways that inequitably restrict shareholders’ right to nominate directors. This resolution simply asks the board to commit not to amend the bylaws to deter legitimate efforts to seek board representation, without submitting such amendments to shareholders. We urge the Board not to amend its advance notice bylaws until shareholders have at least voted on this proposal.

66
See https://ir.aboutamazon.com/corporate-governance/documents-and-charters/nominating-and-corporate-governance-committee/default.aspx.

67
See https://ir.aboutamazon.com/corporate-governance/documents-and-charters/audit-committee/default.aspx.

SHAREHOLDER PROPOSALS
Directors of at least one company (Masimo Corp.) recently adopted bylaw amendments that could deter legitimate efforts by shareholders to seek board representation through a proxy contest. Masimo’s advance notice bylaws “resemble the ‘nuclear option’ and offers a case study in how rational governance devices can become unduly weaponized, writes Lawrence Cunningham.2 Directors of other companies are considering similar proposals.
Bloomberg’s Matt Levine speculates bylaws might require disclosure submissions “on paper woven from unicorns’ manes,”3 with requirements waived for the board’s nominees.
This request should be seen in context: Judith McGrath, Chair of Leadership Development and Compensation, won only 78% of the vote in 2022. The advisory vote on executive pay won 56%.
Shareholders also voiced board dissatisfaction by voting on 15 shareholder proposals, including reducing plastic use, reports on lobbying, assessing human rights due diligence, risks associated with use of Rekognition, and an audit of working conditions, which each received more than 40% of the vote.
To ensure shareholders can vote on any proposal that would impose inequitable restrictions, we urge a vote FOR Fair Elections.
To Enhance Shareholder Value, Vote FOR
Fair Elections – Proposal 15

1
https://www.ecfr.gov/current/title-17/chapter-II/part-240/section-240.14a-19

2
https://corpgov.law.harvard.edu/2022/10/23/the-hottest-front-in-the-takeover-battles-advance-notice-bylaws/

3
https://www.bloomberg.com/opinion/articles/2022-10-27/credit-suisse-gives-first-boston-gets-a-second-chance?sref=a7KhiWzs

End of Shareholder Proposal and Statement of Support
Shareholder: James McRitchie, represented by John Chevedden
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 15

Why We Recommend You Vote Against This Proposal

•
Under Delaware corporate law, our Board must act in our shareholders’ best interest when it exercises its authority under our Amended and Restated Certificate of Incorporation (the “Certificate”) to determine whether, when, and in what manner to amend our Bylaws. We believe that delegation of authority under our Certificate provides the Board with the appropriate ability to exercise its fiduciary duties when it considers potential updates, including to reflect changes in applicable law and evolving circumstances and corporate governance best practices.

•
Our existing governance policies and practices promote board accountability and responsiveness to shareholders and we have a strong track record of proactively engaging with our shareholders on governance matters.

•
The shareholder approval requirements requested by this proposal are inappropriate and out of line with typical public company governance provisions. We believe that the proposed requirements would be highly unusual, inefficient, and impractical, given the broad wording of the proposal that could require holding a shareholder vote for any amendment, even if minor or designed to enhance transparency for our shareholders.

Our Board of Directors Has Fiduciary Responsibilities to Act In Our Shareholders’ Best Interest When Determining Whether, When, and In What Manner to Amend Our Bylaws
Under Delaware corporate law, our Board has fiduciary duties to our shareholders and must act in our shareholders’ best interest, including when exercising its authority under our Certificate to determine whether, when, and in what manner to amend our Bylaws. As a result, the Board, in the exercise of its fiduciary duties, periodically reviews the Bylaws and considers potential updates through a careful and deliberative process, taking into account relevant changes in the Company’s circumstances, developments in applicable law, and evolving corporate governance best practices. We believe that delegation of authority under the Certificate and the Board’s responsibility under Delaware law provide the Board with both the appropriate ability and the obligation to act in shareholders’ best interest. In contrast, we believe the Bylaw amendment

2023 Proxy Statement       59

SHAREHOLDER PROPOSALS
sought by the proposal would unduly restrict the Board’s authority and responsibilities in this regard and, because it would purport to restrict the scope of the Board’s authority as set forth in the Certificate, we believe it would be invalid under Delaware law.
Our Existing Governance Policies and Practices Promote Board Accountability and Responsiveness to Shareholders with Respect to Bylaw Amendments
Our existing corporate governance policies and practices also promote our Board’s accountability and responsiveness to shareholders with respect to Bylaw amendments. Concurrent with the Board’s ability to amend the Bylaws, the Certificate also provides shareholders with the ability to adopt, amend, or repeal the Bylaws. Additionally, we have a strong track record of being proactive and engaged in ongoing dialogue with our shareholders throughout the year on a wide range of governance matters, including significant Bylaw amendments, as we review and evolve our policies and practices. For example, the Bylaw amendments the Board adopted in early 2023 to update the advance notice provisions, in 2020 to lower the stock ownership threshold for shareholders to request that the Company call a special meeting of shareholders, and in 2016 to implement a proxy access right for shareholders followed engagement with shareholders on these issues to understand their priorities, perspectives, and any concerns. Also, our declassified board structure and majority vote standard for uncontested director elections, pursuant to which all of our directors are elected annually by a majority vote of shareholders, serve as additional mechanisms to promote Board accountability and responsiveness to shareholders.
The Shareholder Approval Requirements Requested by This Proposal Are Inappropriate and Out of Line With Typical Public Company Governance Provisions
It is customary for boards of directors to periodically review their companies’ bylaws, including their advance notice bylaws, and update them from time to time as appropriate without seeking shareholder approval. For example, the Board recently adopted amendments to our Bylaws, including to the advance notice provisions. We recognize that some companies may have adopted aggressive bylaw provisions in response to the SEC’s new “universal proxy card” rules. However, the Board believes that the amended Bylaws are reasonable and generally consistent with the universal proxy bylaw provisions adopted by our peers and many other large companies, and reflect the important role that state corporate law has in addressing corporate governance issues. Moreover, the restrictions imposed under this proposal would conflict with the longstanding provision in our bylaws requiring advance notice of nominations at least 90 days in advance of the date of the prior year’s annual meeting, in order to allow the Company sufficient time to prepare, file, and clear a proxy statement addressing any proxy contest with the SEC, and would have affected the Board’s ability to adopt new informational requirements for director nominees, which are designed to provide greater transparency for both the Board and our shareholders when considering director candidates.
The shareholder approval process requested by the proposal represents a significant departure from the customary processes under which the Board, which holds fiduciary responsibilities to all shareholders, may amend our Bylaws. We believe that shareholder votes of the type requested by the proposal would be highly unusual, inefficient, and impractical, given the broad wording of the proposal that could require holding a shareholder vote for any amendment, even if minor or designed to enhance transparency for our shareholders. The Board believes that there are better existing avenues for shareholders to address any concerns raised by the proposal, rather than the unusual and overly restrictive approach requested by the proposal.
In light of our strong commitment to shareholder engagement on governance matters, including significant Bylaw amendments, our existing mechanisms to ensure Board accountability to shareholders, and the unusual and overly restrictive approach requested by the proposal, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting an amendment to our bylaws to require shareholder approval for certain future amendments.

SHAREHOLDER PROPOSALS
ITEM 16—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON FREEDOM OF ASSOCIATION

Beginning of Shareholder Proposal and Statement of Support:
Human Rights Assessment
Resolved: Shareholders urge the Board of Directors to commission an independent, third-party assessment of Amazon’s adherence to its stated commitment to workers’ freedom of association and collective bargaining rights as outlined in Amazon’s Global Human Rights Principles, which explicitly reference the Core Conventions of the International Labour Organization and the ILO Declaration on Fundamental Principles and Rights at Work. The assessment should address management non-interference when employees exercise their right to form or join a trade union as well as steps to remedy any practices inconsistent with Amazon’s stated commitments. The assessment, prepared at reasonable expense and omitting confidential, proprietary or legally privileged information, should be publicly disclosed on Amazon’s website by November 30, 2023.
Supporting Statement:
Amazon states, “we respect and support the Core Conventions of the International Labour Organization and the ILO Declaration on Fundamental Principles and Rights at Work” and says it respects workers’ right to join or form a union “without fear of reprisal, intimidation, or harassment,”1 an important recognition that the fulfilment of these rights is conditioned by how employers choose to respond to union organizing efforts.
According to the ILO, “freedom of association refers to the right of workers [. . .] to create and join organizations of their choice freely and without fear of reprisal or interference” and collective bargaining “allows workers to negotiate their working conditions freely with their employers.”
For years, Amazon has faced overwhelming negative media coverage2 in the US and internationally3 accusing the company of interfering with workers’ exercise of their rights through anti-unionization tactics4 including allegations of intimidation5, retaliation6 and surveillance7. On multiple occasions, US regulators and courts have ruled that Amazon violated labor laws and ordered remedies, including rerun union elections8, the reinstatement of terminated workers9, and an order to cease and desist discharging workers in retaliation for union organizing.10
In response to investor concerns, Amazon published a report on its human rights commitment in 202211 which details Amazon’s approach to these fundamental rights. While this report references both ILO conventions, it fails to explain whether and how Amazon’s human rights policies and practices align with these international standards or its own commitments.
The apparent misalignment between Amazon’s commitment and its reported conduct represents reputational and operational risks and may negatively impact Amazon’s long-term performance. A respect to human rights can create a motivated workforce that provides management with critical and timely information that helps to reduce workplace accidents, improve training, and boost employee morale and corporate culture, thus boosting productivity and ultimately shareholder value.12
An independent assessment would help investors assess Amazon’s adherence to its human rights commitments.

1
https://sustainability.aboutamazon.com/governance/amazon-global-human-rights-principles

2
https://www.nytimes.com/2021/03/16/technology/amazon-unions-virginia.html

3
https://novaramedia.com/2022/10/18/inside-the-fight-for-the-uks-first-formal-amazon-warehouse-strike/; https://www.theguardian.com/technology/2020/sep/30/trade-unions-urge-eu-to-investigate-amazon-effort-to-spy-on-workers

4
https://pressprogress.ca/amazons-anti-union-tactics-around-the-world-show-what-canadian-warehouse-workers-are-up-against/

5
https://nypost.com/2021/04/19/amazon-used-illegal-intimidation-tactics-in-ala-vote-union/

6
https://www.nbcnews.com/business/business-news/fired-interrogated-disciplined-amazon-warehouse-organizers-allege-year-retaliation-n1262367

7
https://www.cnbc.com/2020/10/24/how-amazon-prevents-unions-by-surveilling-employee-activism.html

8
https://www.nytimes.com/2021/11/29/business/amazon-bessemer-alabama-election.html

9
https://www.nytimes.com/2022/04/18/business/amazon-protest-firing-ruling.html

10
https://www.nlrb.gov/news-outreach/news-story/nlrb-region-29-wins-federal-court-order-requiring-amazon-to-cease-and

11
https://www.aboutamazon.com/news/policy-news-views/amazons-human-rights-commitment-policy-and-practice

12
https://www.ipa-involve.com/involvement-and-productivity-the-missing-piece-of-the-puzzle; https://doi.org/10.1111/bjir.12662

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End of Shareholder Proposal and Statement of Support
Shareholder: Catherine Donnelly Foundation, represented by the Shareholder Association for Research & Education
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 16

Why We Recommend You Vote Against This Proposal

•
We have already produced a report addressing how Amazon’s policies and practices align with workers’ freedom of association and collective bargaining rights. After we issued this report in response to the proponent’s proposal last year, the proponent declined to withdraw the proposal and requested information beyond what was requested under the proposal. This year, the proponent has addressed substantially the same topic as last year’s proposal while citing no compelling new developments in its supporting statement. Our policies and practices respecting freedom of association and collective bargaining rights, the information provided in the report we issued, and the regulatory oversight of these policies and practices that already exists in the United States and elsewhere demonstrate that there is no need for the third-party assessment requested in this proposal.

•
A careful review of the facts regarding our workplace employee relations shows a different situation than suggested by this proposal and its supporting statement. For example, it is important to understand that unions met the minimum showing of support required for the National Labor Relations Board (“NLRB”) to schedule a representation vote at only four—a tiny fraction—of our U.S. locations. Less than 0.4% of our total U.S. workforce has voted in favor of union representation.

•
Also, in 2021 and 2022, although Amazon was one of the largest private sector employers in the United States, employing over one million people, only approximately 250 unfair labor practice (“ULP”) claims were filed against Amazon. For context, during the same period, there were more than twice as many ULP claims filed against a large unionized U.S. logistics company. A ULP charge consists solely of allegations and can be filed by anyone—any private citizen, union, or company. More than half of the approximately 250 ULP charges against Amazon were filed by unions to gain support at the four facilities where unions sought representation votes. Moreover, approximately half of the ULP charges filed against Amazon in 2021 and 2022 have already been dismissed or withdrawn for lack of merit at the earliest agency investigatory stages. As of March 2023, none of those approximately 250 ULP filings resulted in a final NLRB order against Amazon.

•
We respect the rights of our employees to form, join, or not to join a labor union or other lawful organization of their own selection, without fear of reprisal, intimidation, or harassment, and our policies and practices protect these rights. As discussed in detail in the report we published, our global approach to these issues is informed by international standards and frameworks developed by the United Nations and the International Labour Organization.

We Have Already Reported on How Amazon’s Policies and Practices Align with and Support Workers’ Rights and There Is No Need for a Third-Party Assessment
Amazon employees are the foundation of our success as a company, and we are committed to respecting the fundamental human rights and the dignity of workers everywhere we operate around the world. When the lead proponent of this proposal submitted a similar shareholder proposal to Amazon in connection with our 2022 Annual Meeting, we prepared and published the report requested by that proposal.68 Contrary to the assertion in this proposal’s supporting statement, we believe the report explains how Amazon’s current human rights policies and practices align with and are designed to ensure respect for fundamental rights of freedom of association and collective bargaining. After we issued the report requested in the proponent’s proposal last year, the proponent declined to withdraw the proposal and requested information beyond what was requested under the proposal. This year, the proponent has addressed substantially the same topic as last year’s proposal while citing no compelling new developments in its supporting statement, but has instead requested a third-party assessment that we believe is unnecessary.
Before discussing how our current policies and practices align with and are designed to ensure respect for fundamental rights of freedom of association and collective bargaining, we believe it is important to put these practices, and the allegations

68
See Amazon’s Human Rights Commitment, Policy and Practice: Freedom of Association and Collective Bargaining, available at https://www.aboutamazon.com/news/policy-news-views/amazons-human-rights-commitment-policy-and-practice.

SHAREHOLDER PROPOSALS
the proposal and its supporting statements reference, in perspective. In the United States, the process of forming and voting to join or not join a labor union, and the collective bargaining process, are already subject to extensive administrative and judicial oversight by the NLRB and the federal courts. Furthermore, a careful review of the facts regarding our workplace employee relations shows a different situation than suggested by this proposal and its supporting statement.
For example, it is important to understand that unions met the minimum showing of support required for the NLRB to schedule a representation vote at only four—a tiny fraction—of our U.S. locations. Less than 0.4% of our total U.S. workforce has voted in favor of union representation. Moreover, the NLRB re-run election (in Bessemer, Alabama) cited by the proponent affirmed the decision of the employees in the initial election rejecting the union.
Also, in 2021 and 2022, although Amazon was one of the largest private sector employers in the U.S, employing over one million people, only approximately 250 ULP claims were filed against Amazon. For context, during the same period, there were more than twice as many ULP claims filed against a large unionized U.S. logistics company. A ULP charge consists solely of allegations and can be filed by anyone—any private citizen, union, or company. There is no standard for filing, and a charge alone does not indicate any evidence of wrongdoing. More than half of the approximately 250 ULP charges filed against Amazon were filed by unions to gain support at the four facilities where unions sought representation votes. Moreover, approximately half of the ULP charges filed in 2021 and 2022 have already been dismissed or withdrawn for lack of merit at the earliest agency investigatory stages. As of March 2023, none of those approximately 250 ULP filings resulted in a final NLRB order against Amazon.69
The facts described above demonstrate that the proponent’s assertions of widespread violations and operational risks are incorrect and misinformed. Further, the oversight and findings of U.S. regulators and courts demonstrate there already is extensive and sufficient oversight of our labor relations in the United States and there is no need for a further third-party assessment on these issues.
We are Intently Focused on Respecting Employees’ Human Rights and Our Policies and Practices Respect Freedom of Association and Collective Bargaining
The United Nations Guiding Principles on Business and Human Rights (“UNGPs”) are the global authoritative framework on business and human rights. Under this framework, governments have the duty to protect internationally recognized human rights, while businesses have the responsibility to respect human rights. Both governments and businesses must enable access to effective remedies. Aligning with the UNGP framework, Amazon’s policies and practices, including our Global Human Rights Principles,70 Supply Chain Standards,71 and Code of Business Conduct and Ethics,72 are designed to ensure respect for the rights of freedom of association and collective bargaining while, at the same time, complying with the legal requirements of the countries where we operate. Everywhere we operate across the globe, whether in Africa, Asia-Pacific, Europe, India, Latin America, the Middle East, and North America, we seek to comply with applicable local laws related to freedom of association and collective bargaining and respect internationally recognized human rights. When there are gaps in governance or conflicting legal requirements, we follow the UNGPs and seek ways to honor the principles of internationally recognized human rights. We embed these policies across our business with direct employee involvement.
Consistent with our policies, we believe in and promote informed employee decision-making, open communication, and freedom of expression as an integral part of our employees’ freedom of association. This includes sharing information on unionization in different ways, such as through small meetings on paid company time or by being available for questions and conversations as individuals want. While the proposal’s supporting statement appears to suggest that non-interference means that employers must be prohibited from communicating with their employees about union organizing efforts, our employee engagement is fully consistent with, and an integral part of, our employees’ freedom of association as well as their right to make fully informed decisions.
International standards and frameworks such as those developed by the International Labour Organization and the United Nations specifically permit companies to communicate their views about unions or a specific union to their employees, just as unions may freely express their views on these same topics. For example, Principle 3 of the United Nations Global Compact states that, “All, including employers, have the right to freedom of expression and opinion, including on the topic of

69
The other ruling cited by the proponent was a temporary cease and desist order pending further NLRB proceedings that did not involve any determination of whether Amazon had actually violated any laws.

70
Amazon Global Human Right Principles, available at https://sustainability.aboutamazon.com/people/human-rights/principles (“As outlined in our Code of Business Conduct and Ethics, we do not tolerate discrimination.”).

71
Supplier Code of Conduct, available at https://sustainability.aboutamazon.com/amazon_supply_chain_standards_english.pdf.

72
Code of Business Conduct and Ethics, available at https://ir.aboutamazon.com/corporate-governance/documents-and-charters/code-of-business-conduct-and-ethics/default.aspx.

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SHAREHOLDER PROPOSALS
unions.”73 The International Labour Organization has stated that workers’ right to establish and join the workers’ organization of their own choosing “is not incompatible with the reasonable exercise by the employer of the right of expression.”74
Additional information on how our policies support employees’ freedom to form or join a labor organization or other lawful organization of their selection, right to collective bargaining, direct and indirect participation in workplace consultation structures, and access to redress mechanisms is discussed in detail in the report we published last year.75 To summarize, our employees have the fundamental human and labor right to form or join, or not to join, labor organizations of their own selection, and we respect that right. The scope and purpose of these organizations varies from traditional trade union structures to solidarity and support groups. In addition, globally, we apply or are party to dozens of collective bargaining agreements at national, regional, sectoral, and enterprise levels. We value worker feedback, and are committed to providing our employees with grievance mechanisms and remedial action.
In light of the report we already published addressing how our policies and practices align with international labor standards, our own commitments to respect the rightful application of the fundamental rights of freedom of association and collective bargaining, and the regulatory oversight of these policies and practices that already exists in the United States and elsewhere, we believe that the third-party assessment requested in this proposal is unnecessary. Therefore, the Board recommends shareholders vote against the proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on freedom of association.

ITEM 17—SHAREHOLDER PROPOSAL REQUESTING A NEW POLICY REGARDING OUR EXECUTIVE COMPENSATION PROCESS

Beginning of Shareholder Proposal and Statement of Support:
RESOLVED: Shareholders of Amazon.com, Inc. (the “Company”) request that the Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) take into consideration the pay grades and/or salary ranges of all classifications of Company employees when setting target amounts for senior executive officer compensation. The Committee should describe in the Company’s proxy statements how it complies with this requested policy. Compliance with this policy is excused if it will result in the violation of any existing contractual obligation or the terms of any existing compensation plan.
SUPPORTING STATEMENT
This proposal encourages the Leadership Development and Compensation Committee (the “Committee”) to consider whether the Company’s senior executive officer compensation is internally aligned with the Company’s pay practices for its other employees. To ensure that our Company’s senior executive compensation is reasonable relative to our Company’s overall employee pay philosophy and structure, we believe that the Committee should also consider the pay of all Company employees when setting senior executive compensation.
This proposal does not require the Committee to use employee pay data in any specific way to set senior executive compensation. Rather, this proposal is a recommended improvement to the Committee’s process for setting the dollar amounts of senior executive compensation. Under this proposal, how the Committee would consider employee compensation is within its discretion. The Committee also will retain authority to use peer group data or any other relevant information when setting senior executive compensation levels.
Like at many companies, our Company has used peer group benchmarks to set its senior executive pay. Over time, using peer group benchmarks to set senior executive compensation can lead to pay inflation. Although many companies target executive compensation at the median of their peer group, certain companies have targeted their executive pay above median.

73
See The Ten Principles of the UN Global Compact, available at https://www.unglobalcompact.org/what-is-gc/mission/principles/principle-3.

74
See Q&As on Business and freedom of association, available at https://www.ilo.org/empent/areas/business-helpdesk/tools-resources/WCMS_DOC_ENT_HLP_FOA_FAQ_EN/lang--en/index.htm#Q3.

75
See Amazon’s Human Rights Commitment, Policy and Practice: Freedom of Association and Collective Bargaining, available at https://www.aboutamazon.com/news/policy-news-views/amazons-human-rights-commitment-policy-and-practice.

SHAREHOLDER PROPOSALS
In addition, peer groups may include larger or more successful companies where executive compensation is higher. (Charles Elson and Craig Ferrere, “Executive Superstars, Peer Groups and Overcompensation,” Journal of Corporation Law, Spring 2013.)
High pay ratios between senior executives and other employees can negatively affect morale and productivity. According to one study, labor productivity as measured by sales per employee was lower for companies with higher pay ratios. (Samuel Block, “Income Inequality and the Intracorporate Pay Gap,” MSCI, April 2016.) Another study found that high pay ratios can negatively affect consumer purchases. (Bhavya Mohan et. al., “Consumers Avoid Buying From Firms With Higher CEO to Worker Pay Ratios,” Journal of Consumer Psychology, April 2018.)
We note that in 2021, the annual total compensation of our Company’s CEO was $212.7 million compared to the Company’s median employee compensation of  $32,855. Nearly all of our Company’s 2021 CEO compensation was in the form of time-vesting restricted stock that did not include performance criteria. The Company’s CEO to median employee pay ratio was 6,474:1 in 2021, the highest pay ratio out of all S&P 500 Index companies in that year.
End of Shareholder Proposal and Statement of Support
Shareholder: AFL-CIO Reserve Fund
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 17

Why We Recommend You Vote Against This Proposal

•
Our compensation programs are designed to be highly transparent and aligned with shareholder interests with a view towards maximizing long-term shareholder value. Our goal of providing competitive compensation arrangements to attract and retain the best talent applies throughout the Company, as evidenced by our competitive pay and benefits for employees. Contrary to the proposal’s implication that our compensation practices differ between senior executives and other employees, our compensation program is generally consistent across the Company and provides for similar pay arrangements with employees at most levels.

•
Our Leadership Development and Compensation Committee already takes a thoughtful and diligent approach when evaluating executive compensation, considering a wide array of factors such as shareholder engagement and feedback, the annual advisory vote on executive compensation, and analyses by proxy advisory firms. In addition, this executive compensation evaluation is already informed by the Committee’s other oversight responsibilities, which include compensation for all employees. Under its charter, the Committee monitors and assesses our programs and practices for attracting, developing, training, and retaining talented employees at all levels, from front-line employees through senior executives and the CEO, as well as employee compensation and benefits. Also, the Committee reviews the CEO pay ratio data that we report annually in our proxy statements.

•
We value shareholder feedback to inform our executive compensation practices, and we continue to believe that shareholders support our executive compensation as evidenced by direct engagement with shareholders.

Our Compensation Programs Are Transparent, Generally Consistent Across the Company, and Support Long-Term Shareholder Value
Our compensation programs, which are designed to attract and retain the best talent, reinforce ownership, and emphasize performance and contribution to our long-term success, are highly transparent and aligned with shareholder value. Our executives’ compensation is simple and generally has two basic components: Base salaries designed to be significantly less than those paid to senior leadership at similarly situated companies, and equity grants that vest over many years, which strongly and directly align executive officer and shareholder interests. As discussed in detail in the Compensation Discussion and Analysis section, our compensation practices do not provide for windfall or above-target payouts of equity awards on any basis, including self-determined “performance criteria,” annual bonuses or incentive awards, or discretion to adjust payouts or vesting of equity awards. We also provide security services to certain executives, some of which are reportable as perquisites, although we view all Company-incurred security costs as reasonable and necessary and for the Company’s benefit.

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SHAREHOLDER PROPOSALS
Moreover, our goal of providing competitive compensation arrangements to attract and retain the best talent applies throughout the Company. Contrary to the proposal’s implication that our compensation practices differ between senior executives and other employees, our compensation program is generally consistent across the Company and provides for similar pay arrangements with employees at most levels. Further, in September 2022, we announced pay increases for our U.S. front-line employees—a nearly $1 billion investment over the next year. Average pay for front-line employees in customer fulfillment and transportation increased to more than $19 per hour, with employees earning between $16 and $26 per hour depending on their position and location in the United States.76 In addition, we provide numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). We also provide access to Amazon’s Career Choice program, in which we fund full college tuition as well as high school diplomas, GEDs, and English as a Second Language proficiency certifications for our front-line employees, part of an expected investment of  $1.2 billion in free skills training by 2025.77 These are just some of the ways we structure our compensation and benefits for employees to attract and retain the best talent, ultimately increasing long-term shareholder value.
Our Leadership Development and Compensation Committee Has a Robust Process Involving Consideration of Many Factors When Evaluating Executive Compensation
The proposal misses the mark in describing our compensation program: although our Leadership Development and Compensation Committee, which is composed entirely of independent directors, considers benchmarking data as one of many factors when setting CEO and executive pay, it does not simply take a formulaic approach that relies solely on setting executive compensation at a specific level relative to benchmarking data as asserted by the proposal. Rather, the Committee is thoughtful and diligent in its approach to evaluating executive compensation and exercises discretion to carefully consider a wide array of other factors, such as shareholder engagement and feedback, the annual advisory vote on executive compensation, and analyses by proxy advisory firms. Performance reviews, past contributions, and expected contributions to future success of executive officers also inform the Committee’s decision-making process.
In addition, this executive compensation evaluation is already informed by the Committee’s other oversight responsibilities, which include compensation for all employees. Under its charter, the Committee monitors and assesses our programs and practices for attracting, developing, training, and retaining talented employees at all levels, from front-line employees through senior executives and the CEO, as well as employee compensation and benefits.78 Also, the Committee reviews the CEO pay ratio data that we report annually in our proxy statements.
We Value Shareholder Feedback and Support to Inform Executive Compensation Practices
As noted above, the Committee values and carefully considers shareholder feedback. We believe that effective corporate governance includes year-round engagement with our shareholders and other stakeholders, and we regularly meet with our shareholders to discuss, among other matters, our compensation policy. In particular, following our 2022 Annual Meeting of Shareholders, the Chair of the Committee, with the support of our ESG Engagement and Investor Relations teams, sought further discussions with our shareholders regarding our executive compensation programs. As discussed further in the Compensation Discussion and Analysis section, these shareholders were generally supportive of the long-term, owner-oriented nature of our stock awards and how they support our operations and culture; and although some concerns were raised as to the size of promotion and new-hire awards made in 2020 and 2021 and questions were raised about how they relate to our traditional program, we note that these grants were made in connection with the most significant senior leadership succession in the Company’s history. Indeed, while the proposal takes issue with our CEO to median compensated employee pay ratio in 2021, we note that this amount was mostly due to a special grant of long-term equity awards in connection with Mr. Jassy’s promotion to President and CEO of the Company, with over 80% of the awards scheduled to vest in 2026 through 2031 (years 5 through 10), and is intended to represent most of Mr. Jassy’s compensation for the coming years. In contrast, in 2022, Mr. Jassy did not receive a periodic equity award grant, and the pay ratio of our CEO to median compensated employee is much lower at 38:1. In addition, as a result of the decline in our stock price over the past year, Compensation Actually Paid (as defined by the SEC) to Mr. Jassy in 2022 was negative $148 million in 2022 and his 2022 realized compensation (salary plus all other compensation plus value of stock vested during the year) declined by 25% from 2021.

76
See https://www.aboutamazon.com/news/workplace/amazon-invests-nearly-1-billion-in-increased-wages-for-operations-employees.

77
See https://www.aboutamazon.com/news/workplace/our-upskilling-2025-programs.

78
See https://ir.aboutamazon.com/corporate-governance/documents-and-charters/leadership-development-and-compensation-committee/default.aspx.

SHAREHOLDER PROPOSALS
The Board believes the Committee follows a thoughtful and deliberate approach in making executive compensation decisions and receives, and has access to, meaningful information about broad-based compensation practices within our organization. As a result, we do not believe that the requested policy and disclosure would add meaningful value to the process already followed by the Committee or the disclosure already provided to our shareholders.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a new policy regarding our executive compensation process.

ITEM 18—SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON ANIMAL WELFARE STANDARDS

Beginning of Shareholder Proposal and Statement of Support:
WHEREAS: Whole Foods has long marketed its meat and other animal-derived products as coming from animals who enjoy the highest standards of animal welfare. On its website, the company claims the following:
•
“Our baseline requirements for our Meat department are stronger than most anywhere. If it doesn’t meet our standards, we won’t sell it.”

•
“Animal producers must meet our standards for how the animals are raised, transported and slaughtered.”

•
“A traceable audit system is required that tracks animals from birth to slaughter.”

Despite such proclamations, Whole Foods has a history of selling animal-derived products from suppliers implicated in an array of atrocities.
At Whole Foods’ self-proclaimed supplier of  “happy meat,” Sweet Stem Farm, sick and injured pigs languished for weeks without veterinary care, several with grotesque and bloody rectal prolapses. Chickens at Nellie’s Free Range Eggs were crammed together so tightly that visitors found it difficult to avoid stepping on them. The tips of these birds’ beaks had been cut off to prevent stress-induced cannibalism. Dead and languishing birds were trapped in feces up to half a foot deep at Diestel Turkey Ranch and Petaluma Egg Farm.
Most recently, Pennsylvania State Police filed 141 cruelty charges—including six felonies—against 12 former workers at Plainville Farms, a company that claims to produce “humane” turkey in a “stress-free environment.” The charges stemmed from PETA’s 2021 investigation into the former Whole Foods supplier. Horrifying video showed workers repeatedly and viciously kicking and stomping on turkeys on a nightly basis. A supervisor himself kicked turkeys and berated PETA’s investigator for refusing to take part in the abuse. Birds convulsed in agony after workers tried but failed to break their necks. Every night, dead and dying turkeys littered concrete barn floors. Workers clubbed turkeys with a heavy iron bar and stood on their heads. They violently shook and choked terrified turkeys. Two workers were recorded mimicking masturbation and rape with injured and dying birds.
The cruelty uncovered was so severe that it resulted in the most charges and defendants in any case of cruelty to factory-farmed animals in U.S. history.
Whole Foods’ history of selling meat and other animal-derived products from suppliers in blatant violation of its animal welfare standards jeopardizes our company’s reputation. It also presents risk to the company in light of the public’s increasing desire to pay more for meat, eggs, and dairy advertised to be from animals who were treated humanely. Consequently, it is vital that our company issue a report to shareholders transparently evaluating its “highest standards of animal welfare” and “audit system” that have failed to prevent cruelty in the company’s supply chain.
BE IT RESOLVED: Shareholders request that Amazon.com Inc. issue a report prior to December 31, 2023, evaluating the efficacy and shortcomings of Whole Foods’ animal welfare standards and auditing procedures. The report should omit confidential and privileged information and be prepared at a reasonable expense.
End of Shareholder Proposal and Statement of Support
Shareholder: MacConnel Lowe Trust, represented by People for the Ethical Treatment of Animals

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RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 18

Why We Recommend You Vote Against This Proposal

•
We take a zero-tolerance approach to animal cruelty, abuse, and neglect.

•
Whole Foods Market has a long history of setting industry-leading standards when it comes to responsible sourcing and animal welfare and continues to raise the bar and push the industry forward.

•
Whole Foods Market was ranked first and received an A+ grade in the Humane Society’s Food Industry Scorecard and has received continued recognition for responsible sourcing and animal welfare from other trusted and reputable non-governmental organizations, including Mercy for Animals and Compassion in World Farming.

•
Whole Foods Market takes seriously any allegations of animal cruelty or mistreatment and, if needed, takes appropriate, corrective action after an investigation into any such claims.

We Do Not Tolerate Animal Cruelty, Abuse, or Neglect, and We Expect the Same of Our Suppliers
As retailers of animal-derived products, we recognize our responsibility to uphold animal welfare within our supply chain. We expect our suppliers to uphold the Five Freedoms framework for animal welfare, which mandates freedom from hunger and thirst; freedom from discomfort; freedom from pain, injury, or disease; freedom to express normal behavior; and freedom from fear and distress. We expect our suppliers to comply with all applicable laws and to take a zero-tolerance approach to animal cruelty, abuse, and neglect. We encourage suppliers to continuously improve their animal welfare standards and practices, and to work toward recognized animal welfare certifications or industry guidelines that include welfare provisions.
Whole Foods Market has a long history of supporting and developing industry-leading animal welfare standards for products sold in the Meat department. Whole Foods Market requires that all fresh beef, pork, chicken, turkey (excluding kosher turkey), and lamb sold in the Meat department be certified to Global Animal Partnership’s (“G.A.P.”) 5-Step Animal Welfare Standards, which includes audits of each farm by accredited third-parties every 15 months, and that each associated slaughter facility also be audited annually by an approved third-party audit company for animal welfare at slaughter.79 The following are additional quality standards for Whole Foods Market’s Meat department:
•
Beef cattle, sheep, and goats must spend at least two-thirds of their life on pasture.

•
No crates, cages or tethers permitted.

•
No animal by-products in feed, including feather meal or rendered fat.

•
Animal producers must meet standards for how the animals are raised, transported, and slaughtered.

•
A traceable audit system that tracks animals from birth to slaughter.

•
Required inspections for animal welfare at slaughter, using criteria and areas of evaluation developed by Dr. Temple Grandin, a prominent proponent for the humane treatment of livestock for slaughter.

•
No added growth hormones through feed, injections, implants, or any other method; while federal regulations allow the use of hormones when raising cattle and lambs, Whole Foods Market does not.

•
Meat department standards require no antibiotics ever. Sick animals must receive safe and humane treatment, but antibiotic-treated animals must not be sold at Whole Foods Market.80

In addition, Whole Foods Market’s Animal Welfare Standards for Laying Hens were developed after more than 500 visits to laying farms and consultations with farmers, poultry geneticists, pullet growers, and animal welfare scientists.81 The standards are designed to improve the level of animal welfare, and farms are audited by third-parties every 15 months. All eggs in Whole Foods Market’s dairy cases are tagged with one of four logos that indicate how the chickens live:
•
Cage-Free Plus: Birds must be able to move about freely in a housing environment with amenities that support their natural behaviors.

79
For more information on audits, see https://globalanimalpartnership.org/certification.

80
See https://www.wholefoodsmarket.com/quality-standards/meat-standards.

81
See https://www.wholefoodsmarket.com/quality-standards/egg-standards.

SHAREHOLDER PROPOSALS
•
Outdoor Access: Birds must have access to an outdoor area that is at least equivalent to the area of the house.

•
Pasture Raised: Birds must have access to rangeland or grassland.

•
Outdoor Living: Birds must be raised in an outdoor system that supports life on rangeland or grassland for their entire production cycle.

As a result of its efforts, Whole Foods Market has received recognition for its responsible sourcing practices and industry-leading animal welfare standards from many well-known and trusted non-governmental organizations. For example, Whole Foods Market was ranked first and received an A+ grade in the Humane Society’s Food Industry Scorecard, was ranked in 2022 as the best performer in the Mercy for Animals Canada Animal Welfare Scorecard with a perfect score of 300 out of 300, and has received numerous animal welfare recognitions from Compassion in World Farming.
Whole Foods Market Promptly Investigates Any Allegations of Animal Mistreatment and, If Needed, Takes Corrective Action When Appropriate
Whole Foods Market has zero-tolerance for animal cruelty and takes accusations of animal mistreatment very seriously. In upholding its quality standards for animal welfare, Whole Foods Market promptly investigates any allegations of animal mistreatment or other animal welfare issues, including those raised by the proponent’s representative. The claims made by the proponent’s representative against Sweet Stem Farms (which is not currently a Whole Foods Market supplier), Nellie’s Free Range Eggs, Diestel Turkey Ranch, and Petaluma Egg Farms that are cited in the proposal could not be verified after thorough investigations.
If claims of animal mistreatment are verified, Whole Foods Market will not hesitate to take appropriate, corrective action. For example, in 2021, after being made aware of animal cruelty allegations against Plainville Farms, Whole Foods Market immediately suspended purchasing of Plainville Farms products across Meat and Prepared Foods departments, and G.A.P., per their policy, conducted their own detailed, independent investigation. Plainville Farms was subsequently decertified by G.A.P. and Whole Foods Market no longer purchases Plainville Farms products. At the time, Whole Foods Market was the only national grocer to remove Plainville Farms from its shelves, publicly demonstrating that Whole Foods Market does not tolerate animal cruelty or hesitate to act if its stringent animal welfare standards are not being upheld.
Whole Foods Market Is an Industry Leader and Raises the Bar for Responsible Sourcing and Animal Welfare
Whole Foods Market has a long history of setting and supporting industry-leading standards when it comes to responsible sourcing and animal welfare and continues to raise the bar and push the industry forward. Whole Foods Market has been improving and enhancing its meat standards since 1981. For example, in 2004, Whole Foods Market created a quality standard that required all eggs in the dairy case be from cage-free hens, which it expanded to apply to all Whole Foods Market kitchens the following year. In 2017, Whole Foods Market rolled out new Animal Welfare Standards for Laying Hens to its private label 365 by Whole Foods Market eggs. Since January 2020, all shell and liquid eggs sold in Whole Foods Market’s dairy cases and used in its kitchens go beyond cage-free and meet its Animal Welfare Standards for Laying Hens. In 2020, Whole Foods Market became the first major retailer to publicly commit to improving broiler chicken welfare with its Statement on Broiler Chicken Welfare.82 In October 2022, Whole Foods Market became the first retailer to offer chicken certified under G.A.P.’s Better Chicken Project Label—a multi-year effort that established a research-based protocol for evaluating broiler chicken breeds based on behavior, meat quality, production, and consistently superior animal welfare outcomes.
Given Whole Foods Market’s regular work with third-party auditors and certifiers, along with its long history of setting and supporting industry-leading standards for responsible sourcing and animal welfare, the report requested by the proposal would not provide any more meaningful information to our shareholders and is unnecessary.
The Board of Directors recommends a vote “AGAINST” this proposal requesting additional reporting on animal welfare standards.

82
Available at https://www.wholefoodsmarket.com/quality-standards/statement-on-broiler-chicken-welfare.

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SHAREHOLDER PROPOSALS
ITEM 19—SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL BOARD COMMITTEE

Beginning of Shareholder Proposal and Statement of Support:
Stockholder Proposal on Establishing a Public Policy Committee
Resolved: stockholders recommend that the Board of Amazon.com, Inc. establish a Public Policy Committee.
Supporting Statement
The board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors.
The name of Nominating and Corporate Governance Committee indicates that nomination, audit and compensation are not corporate governance issues. The Nominating and Corporate Governance Committee had total 4 meetings only, mainly reviewing and assessing nomination issues in 2021, without meaningful time to oversee public policy issues.
Amazon needs a Public Policy Committee to assist the Board to oversee public policy issues including human rights, corporate social responsibility, diversity, equity, inclusion, climate pledge, renewable energy, net-zero carbon shipment, vendor chain management, charitable giving, political activities and expenditures, governmental regulations, international relations, unionization and other public issues that affect Amazon’s operations, performance, public reputation, and shareholders’ value. Many public policy issues have been voted at our previous shareholders meetings, many more public policy issues will come because we don’t have a Public Policy Committee.
To respond to my proposals (which I withdrew), Microsoft established a Regulatory and Public Policy Committee in 2012 besides a Governance and Nominating Committee. The Regulatory and Public Policy Committee changes to an Environmental, Social, and Public Policy Committee. Amazon needs a Public Policy Committee more than Microsoft and other big companies.
End of Shareholder Proposal and Statement of Support
Shareholder: Jing Zhao
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 19

Why We Recommend You Vote Against This Proposal

•
Our current Board and committee structure, which allocates oversight responsibilities among the full Board and each of its committees, already provides an appropriate level of oversight of the types of environmental, social, regulatory, and human capital matters raised in the proposal. For example, the Nominating and Corporate Governance Committee is responsible for overseeing and monitoring Amazon’s policies and initiatives relating to our environmental, sustainability, and corporate social responsibility practices, including risks related to human rights, ethical business practices, our operations and supply chain, and engagement with customers, suppliers, and communities.

•
This oversight structure has supported and helped drive Amazon’s commitment to corporate social responsibility and many of the other matters raised in the proposal, as reflected by our current policies, practices, and initiatives, including for example our commitments regarding the environment, sustainability, diversity, equity and inclusion, and worker safety.

•
Because our current structure already provides appropriate Board and committee oversight of, and has supported and helped drive, Amazon’s commitments to such environmental, social, regulatory, and human capital matters, we believe that adding a separate Board committee overseeing such matters would be redundant and counterproductive.

SHAREHOLDER PROPOSALS
Our Current Board and Committee Structure Already Provides an Appropriate Level of Oversight of the Types of Environmental, Social, Regulatory, and Human Capital Matters Raised in the Proposal
We believe that our current Board and committee structure already provides an appropriate level of oversight of the types of environmental, social, regulatory, and human capital matters raised in the proposal. The full Board has overall responsibility for risk oversight and regularly oversees and reviews reports from management on various aspects of our business, including related risks and strategies for addressing them. In addition, the Board has delegated responsibility related to certain risks to each of our three standing committees, which are comprised solely of independent directors. Under its charter, the Nominating and Corporate Governance Committee is responsible for overseeing and monitoring the Company’s policies and initiatives relating to our environmental, sustainability, and corporate social responsibility practices, including the Company’s progress on The Climate Pledge, risks related to human rights and ethical business practices, and risks related to our operations and supply chain and engagement with customers, suppliers, and communities.83 In addition, the Leadership Development and Compensation Committee is responsible for overseeing and monitoring our strategies and policies related to human capital management within our workforce, including with respect to policies on diversity, equity, and inclusion, our workplace environment and safety, and corporate culture.84 Finally, the Audit Committee is responsible for overseeing our policies, procedures, and reports with respect to political contributions and lobbying expenses, including donations to trade associations and social welfare organizations.85 Contrary to the proponent’s assertion, these committees regularly meet with, and receive reports from, management on Amazon’s policies, practices, and initiatives relating to such matters.
This Oversight Structure Has Facilitated Our Commitments to the Environmental, Social, Regulatory, and Human Capital Matters Raised in the Proposal
Our existing oversight structure has supported and helped drive our commitments to the types of environmental, social, regulatory, and human capital matters raised in the proposal. As reflected in our Leadership Principles86 and Positions,87 we are committed to corporate social responsibility and recognize that our local communities, planet, and future generations need us to be better every day. Our policies, practices, procedures, and public disclosures address a wide array of matters relevant to our business, including many of those raised by the proposal such as diversity, equity, and inclusion, The Climate Pledge, renewable energy, and our supply chain. We report on these initiatives and our performance as a corporate citizen in a number of different ways, including in our sustainability report titled “Delivering Progress Every Day,” our safety report titled “Delivered with Care,” and on our websites.88 We devote significant time and resources to enhancing transparency about these initiatives, which build on Amazon’s long-term commitment to sustainability and to supporting our employees, partners in our supply chain, and our communities.
Our current Board and committee structure already provides appropriate oversight of, and has supported and helped drive, our commitments to environmental, social, regulatory, and human capital matters relevant to our business, including the matters raised in the proposal. Accordingly, we believe that adding a separate Board committee overseeing such matters would be redundant and counterproductive.
The Board of Directors recommends a vote “AGAINST” this proposal requesting an additional Board committee.

83
See Nominating and Corporate Governance Committee Charter, available at https://ir.aboutamazon.com/corporate-governance/documents-and-charters/nominating-and-corporate-governance-committee/default.aspx.

84
See Leadership Development and Compensation Committee Charter, available at https://ir.aboutamazon.com/corporate-governance/documents-and-charters/leadership-development-and-compensation-committee/default.aspx.

85
See Audit Committee Charter, available at https://ir.aboutamazon.com/corporate-governance/documents-and-charters/audit-committee/default.aspx.

86
Available at https://www.amazon.jobs/content/en/our-workplace/leadership-principles.

87
See https://www.aboutamazon.com/about-us/our-positions.

88
See Amazon’s 2021 Sustainability Report: Delivering Progress Every Day, available at https://sustainability.aboutamazon.com/; Delivered with Care, available at https://safety.aboutamazon.com; www.aboutamazon.com/about-us/our-positions; www.aboutamazon.com.

2023 Proxy Statement       71

SHAREHOLDER PROPOSALS
ITEM 20—SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE DIRECTOR CANDIDATE POLICY

Beginning of Shareholder Proposal and Statement of Support:
Policy to Include Hourly Employees as Director Candidates
RESOLVED: Shareholders of Amazon.com, Inc. (“Amazon”) urge the board to adopt a policy of promoting significant representation of employee perspectives among corporate decision makers by requiring that the initial list of candidates from which new board nominees are chosen (the “Initial List”) by the Nominating and Governance Committee include (but need not be limited to) hourly employees. The policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.
WHEREAS: Amazon has been publicly excoriated for mistreating workers, including criticism over dehumanizing and dangerous working conditions, and anti-union activities. Employees have described workplace conditions as “hellish.”1 The NY Times observed that during the pandemic, “Amazon’s system burned through workers, resulted in inadvertent firings and stalled benefits . . . casting a shadow over a business success story.”2 A leaked internal memo warned that Amazon churns through workers so quickly that it will exhaust the U.S. labor pool by 2024.3 As public opinion shifts in favor of unionization,4 Amazon’s anti-union activities – including persistent litigation against a successful union vote5 – poses growing reputational risk and hurts the company’s ability to recruit and retain employees, threatening shareholder value.
Amazon’s grueling working conditions also generate risks: As of July 2022, the Department of Labor and federal prosecutors were inspecting Amazon warehouses in NYC, Orlando, and Chicago as part of an investigation into high injury rates.6 The company also evinced lack of concern with worker safety and voice when it suspended 50 employees for pausing work following a fire in the Staten Island facility.7 Amazon’s board lacks representation from hourly employees – and suffers from low representation of women and racial minorities,8 which constitute a large percentage of Amazon’s hourly associates – who understand the company’s operations and can flag critical labor issues.
Amazon must urgently address these issues. Worker representation on the Board will help it do that, empowering Amazon to address employee concerns before they become headlines. In addition to mitigating legal, operational and reputational risks, employee representation promotes value creation. In Germany, the “co-determination” model of shared governance reduces short-termist capital allocation practices,9 and employee representation on boards generated a 25% spike in productivity.10
There is growing recognition that employees on boards contribute to a company’s long-term sustainability. The UK recently mandated that boards engage with employees to enhance worker voice in the boardroom, which may include appointing non-executive employees as directors.11 Investors have also increasingly expressed support for workers on boards, filing proposals on this topic at companies including Walmart, Disney, Citigroup, and Starbucks. Even the business community has drawn similar conclusions: the Business Roundtable, to which Amazon’s CEO belongs, observes that investing in employees and communities offers “the most promising way to build long-term value.”12

1
https://nypost.com/2019/07/13/inside-the-hellish-workday-of-an-amazon-warehouse-employee/

2
https://www.nytimes.com/interactive/2021/06/15/us/amazon-workers.html

3
https://www.theverge.com/2022/10/17/23409920/amazon-third-hires-attrition-cost-workforce; https://www.vox.com/recode/23170900/leaked-amazon-memo-warehouses-hiring-shortage.

4
http://news.gallup.com/poll/335545/approval-labor-unions-highest-point-1965.aspx

5
http://www.cnbc.com/2022/09/01/amazon-loses-union-effort-to-overturn-win-at-staten-island-facility.html

6
https://www.cnbc.com/2022/07/18/amazon-faces-probe-by-federal-prosecutors-osha-into-warehouse-safety.html

7
https://www.washingtonpost.com/business/2022/10/04/amazon-work-stoppage-new-york-suspension-union/.

8
http://www.usatoday.com/story/money/2022/06/22/amazon-black-executives-diversity-struggles/7702689001/?gnt-cfr=1

9
https://prospect.org/labor/codetermination-difference/

10
https://www.govenda.com/blog/employee-representation-on-boards/

11
https://www.pinsentmasons.com/out-law/analysis/corporate-governance-employee-voice-workplace-reporting

12
https://www.businessroundtable.org/business-roundtable-redefines-the-purpose-of-a-corporation-to-promote-an-economy-that-serves-all-americans

SHAREHOLDER PROPOSALS
End of Shareholder Proposal and Statement of Support
Shareholder: Oxfam America, Inc.
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 20

Why We Recommend You Vote Against This Proposal

•
The Board recognizes that our employees are the foundation of our success and is intently focused on supporting their well-being and success.

•
We have many processes in place to provide for effective and broad-based participation by our diverse employee base in our decision-making and governance through well-calibrated programs, practices, and forums that facilitate communication, participation, and action.

•
Our current process to identify and nominate directors has successfully recruited diverse and qualified directors with extensive human capital management experience.

Our Board Is Intently Focused On Our Employees’ Well-Being and Success
The Board recognizes that our employees are the foundation of our success and critical to our mission, as reflected in our leadership principle on striving to be Earth’s best employer. Given the critical role our employees play in our success, our Board includes numerous directors with human capital management experience and is already intently focused on our employees’ compensation and benefit programs, workplace environment, workplace conditions and safety, and workplace culture. Reflecting this, the charter for our Leadership Development and Compensation Committee (the “Committee”) expressly states that the Committee is responsible for overseeing Amazon’s strategies and policies related to human capital management. As stated in the charter, this includes monitoring and periodically assessing the Company’s programs and practices for attracting, developing, training, and retaining talented employees at all levels, including employee compensation and benefits; overseeing and monitoring policies on diversity and inclusion, workplace environment and safety, and corporate culture; and periodically receiving and reviewing reports on complaints, allegations, and incidents regarding workplace discrimination and harassment reported pursuant to Amazon’s Code of Business Conduct and Ethics. As part of this process, our Senior Vice President, People eXperience and Technology regularly updates the Committee on employee opinions and experience based on feedback from our employee sentiment programs, as described below, and the Board receives periodic updates from the Chair of the Committee regarding this information. Through these and other processes, the Committee and the full Board take into account our employees’ interests and well-being when overseeing our operations.
As reinforced in our 2022 safety, health, and well-being report, “Delivered with Care,” safety is integral to everything we do—every day, in every country, and across our business—and we continually enhance and improve our safety processes, programs, and technology.89 We are transparent about our commitment and efforts to improve workplace safety, discussing our initiatives in detail in our “Delivered with Care” report and on our website. From 2019 to 2022, we invested approximately $1 billion in safety initiatives unrelated to COVID-19 and, in 2023, we are investing another approximately $550 million in safety initiatives.
Our recognition of and commitment to support our employees is further demonstrated by our competitive compensation and employee benefits. In the United States, we provide our employees an average wage of more than $19 an hour, more than double the federal minimum wage, and numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). Every employee at Amazon also has access to nine different Company-funded upskilling programs as part of Amazon’s $1.2 billion Upskilling 2025 pledge.90 Programs include Career Choice, an education benefit which fully funds tuition for employees to learn new skills for career success at Amazon or elsewhere, including Bachelor’s degrees, industry certifications designed to lead to in-demand jobs, and foundational skills such as English language proficiency, high school diplomas, and GEDs.

89
See Delivered with Care, available at https://safety.aboutamazon.com.

90
See https://www.aboutamazon.com/workplace/upskilling-commitments.

2023 Proxy Statement       73

SHAREHOLDER PROPOSALS
We Have Many Programs to Provide for Effective Employee Input
In addition, we have numerous programs in place for employees to provide input and feedback to management and the Board, which we believe more effectively allow us to directly hear and respond to the widely diverse interests and perspectives of our global workforce. Our global workforce of approximately 1.5 million employees consists of widely diverse people with widely diverse jobs, from software development, to product development and product sourcing roles, to staffing customer service centers, fulfillment centers, data centers, and physical stores, to developing and producing entertainment content. Given this diversity, we have also long recognized the importance of employees’ participation in our decision-making and governance. Accordingly, we have a wide variety of policies and programs in place to promote consistent, honest, and open input by and engagement with our employees, allowing employees to raise suggestions or concerns and have their input directly addressed by leadership, and allowing us to continuously improve our workplace and employee experience. Examples of these programs include the following:
•
Our Connections program is a daily, real-time, Company-wide employee feedback mechanism designed to listen to and learn from employees at scale to improve the employee experience. Connections responses are completely anonymous to encourage frank and open feedback. Connections analyzes response data and provides insights to managers and leaders to review and take actions as they uncover issues or see opportunities to improve. We have also launched the Safety Leadership Index across our U.S. operations where every associate is surveyed through our Connections program and is regularly asked a series of questions to measure their views and perspectives regarding safety in their facility.

•
Our sites have Associate Safety Committees that meet monthly to discuss safety at the site with management. At these meetings, Associate Safety Committee members representing the varieties of work conducted at each site bring their feedback, ideas, and concerns to managers, allowing engagement on continuous improvement, corrective action, and future planning.

•
Voice of Associate boards are in Amazon fulfillment centers around the globe—physically and virtually—providing employees a forum for expressing their concerns, offering suggestions, and asking questions on a daily basis to leadership. Leadership teams reply directly to questions, promoting dialogue and efficient remediation of issues.

•
Any employee can send suggestions or raise concerns to members of the senior leadership team. All such executive escalations are independently reviewed by Human Resources, used as a learning opportunity, and may be used to update our processes to prevent gaps in the future.

•
We have an “open door” policy, which means we welcome and encourage any employee to discuss suggestions, concerns, or feedback with their manager, a Human Resources team member, or any member of Amazon’s leadership team. We believe candid and constructive communication in an environment of mutual respect is essential to our collective success.

•
Our Associate Roundtable provides leaders and associates with meaningful opportunities to discuss issues. Leaders hear directly from hourly associates, who can ask questions about any topic and get immediate feedback. Associates are able to share their thoughts about their job, their work environment, and any challenges they face.

•
Our Amazon Ethics Line allows employees to raise questions or report suspected violations of our Code of Business Conduct and Ethics by phone or online globally. Reports to the Ethics Line are answered by an independent third party and may be made anonymously on request.

•
Our directors participate in employee forums and meet with employees at a variety of Company events.

We believe that the effectiveness of these programs, together with our competitive pay and comprehensive benefits, are why we have received so many workplace honors. For example, LinkedIn recognized Amazon as the most desirable workplace on its 2022 Top Companies list in the United States and among the top companies in Canada, Egypt, India, Japan, Nigeria, Spain, South Africa, the U.A.E., and the UK.
Our Board Is Diverse and Qualified
Our Board currently has a dynamic and effective process for identifying and recruiting diverse and qualified directors with a broad range of experience, backgrounds, and interests who are able to effectively represent the interests of our shareholders and support our numerous constituencies. In selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee draws from a diverse list of candidates, annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the needs of Amazon at that point in time with a view to creating a Board with a diversity of experience and perspectives. As set forth in our Board of Directors Guidelines on Significant Corporate Governance Issues, the Nominating and Corporate Governance Committee includes, and has any search firm that

SHAREHOLDER PROPOSALS
it engages include, women, individuals from underrepresented racial/ethnic groups, and individuals who identify as LGBTQ+ in the pool from which the Committee selects director candidates. Currently, of our independent directors, five are women and two are from underrepresented racial/ethnic groups, and all three Board committees are chaired by women.
Through this process, our Board includes members who have gained significant experience in human capital management as a result of their leadership of organizations with large workforces—and who also possess many additional skills relevant to oversight and management of our businesses. Our Board believes that our existing, robust corporate governance processes benefit all of our stakeholders, including our employees.
In light of the multiple channels through which Amazon and the Board engage with and oversee the well-being of our employees, their compensation, and our workplace environment and culture, and our robust processes to identify and nominate qualified and independent directors, the Board recommends shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting an alternative director candidate policy.

ITEM 21—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON WAREHOUSE WORKING CONDITIONS

Beginning of Shareholder Proposal and Statement of Support:
RESOLVED: Shareholders request that the Board of Directors commission an independent audit and report of the working conditions and treatment that Amazon warehouse workers face, including the impact of its policies, management, performance metrics, and targets. This audit and report should be prepared at reasonable cost and omit proprietary information.
Whereas: Investigative reports suggest a “mounting injury crisis at Amazon warehouses,” with Amazon employees getting injured more frequently and severely than elsewhere in the industry.1 In 2020, Amazon’s self-reported injury rate was more than double the rate of Walmart warehouse workers and Amazon’s serious injury rate was nearly 80 percent higher than the wider warehouse industry.2 CEO Jassy’s claim that Amazon’s injury rates are “about average” relative to industry peers is misleading since Amazon is included in the warehouse industry average, driving that figure up.3 Amazon’s injury rate rose 20 percent from 2020 to 2021, and while Amazon employed 33 percent of all U.S. warehouse workers, Amazon was responsible for 49 percent of all injuries.4 Thus Amazon’s own reporting downplays the Company’s significant problems, which underscores the need for an independent report.
In May 2021, the Division of Occupational Safety and Health of the State of Washington Department of Labor and Industries (the “Division”) found that Amazon “did not provide employees with a workplace free from recognized hazards that are causing or likely to cause serious injury.”5 The Division reported employees were required to perform manual tasks which caused, and are likely to continue to cause, musculoskeletal disorders. The Division found that Amazon pressures its workers to maintain a very high pace of work without adequate recovery time to reduce injury risks. Further, the Division found “a direct connection between Amazon’s employee monitoring and discipline systems and workplace [musculoskeletal disorders].”
In 2021 and 2022, the Division issued four safety citations regarding Amazon’s dangerous workplaces, including a citation for 10 separate violations classified as “Willful,” the most serious finding that the Division can issue; only 0.4 percent of citations in the Division’s 50-year history have been classified as willful.6 New laws in California7 and New York target Amazon’s use of productivity quotas that can prevent workers from complying with safety guidelines or to recover from strenuous activity leaving them at high risk of injury and illness.8 Indeed, warehouse workers acknowledge Amazon instructs workers on safety, but they had to break safety rules to keep up with their mandated quotas and pace of work out of fear of losing their jobs.9
In response to warehouse workers’ organization efforts and unionization votes, Jeff Bezos admitted Amazon needs “to do a better job” for its employees.10 Shareholders agree, which is why we are calling for an independent audit and report of the working conditions and treatment that Amazon warehouse workers face.

1
https://www.seattletimes.com/business/amazons-dupont-washington-warehouse-has-highest-injury-rates-of-any-fulfillment-center-in-the-
u-s-report-shows/

2023 Proxy Statement       75

SHAREHOLDER PROPOSALS
2
https://www.forbes.com/sites/niallmccarthy/2021/06/08/amazon-warehouse-injuries-significantly-higher-than-competitors-infographic/?sh=45fc34436854

3
https://www.businessinsider.com/amazon-jassy-injury-claims-shareolder-letter-2022-4

4
https://thesoc.org/wp-content/uploads/2022/04/The-Injury-Machine_How-Amazons-Production-System-Hurts-Workers.pdf

5
https://s3.documentcloud.org/documents/20787752/amazon-dupont-citation-and-notice-may-2021.pdf

6
https://thesoc.org/wp-content/uploads/2022/04/The-Injury-Machine_How-Amazons-Production-System-Hurts-Workers.pdf

7
https://www.huffpost.com/entry/california-law-ab-701-targets-amazon-warehouse-production-quotas_n_614c5a0fe4b06beda46bc490

8
https://www.cnbc.com/2022/06/03/new-york-passes-bill-targeting-amazon-warehouse-productivity-quotas.html

9
https://www.theatlantic.com/technology/archive/2019/11/amazon-warehouse-reports-show-worker-injuries/602530/

10
https://www.aboutamazon.com/news/company-news/2020-letter-to-shareholders?utm_source=social&utm_medium=tw&utm_term=amznnews&
utm_content=2020shareholderletter&linkId=116261313

End of Shareholder Proposal and Statement of Support
Shareholder: Thomas Dadashi Tazehozi, represented by Tulipshare Limited
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 21

Why We Recommend You Vote Against This Proposal

•
As reinforced in our 2022 safety, health, and well-being report, “Delivered with Care,” safety is integral to everything we do—every day, in every country, and across our business—and we continually enhance and improve our safety processes, programs, and technology.

•
We have disclosed our workforce incident rates along with industry data. Our goal is to be the safest workplace within the industries that we are typically designated: the General Warehousing and Storage and Couriers and Express Delivery Services industries. While we still have work to do, from the beginning of 2019 to the end of 2022, even with the addition of nearly 900,000 new employees, we saw our worldwide recordable incident rate improve by almost 24% and our lost time incident rate improve by 53%. From 2021 to 2022, we improved our worldwide recordable incident rate by 11% and our lost time incident rate by 14%. These are substantial improvements and a solid foundation from which to build, and we are committed to continuing this trend.

•
We are transparent about our commitment and efforts to improve workplace safety, discussing our initiatives in detail in our “Delivered with Care” report and on our website. From 2019 to 2022, we invested approximately $1 billion in safety initiatives unrelated to COVID-19 and, in 2023, we are investing another approximately $550 million in safety initiatives.

•
Our Board, including through the Leadership Development and Compensation Committee, which is composed solely of independent directors, has direct oversight of employee well-being and workplace safety and regularly reviews these matters.

Safety Is Integral to Everything We Do at Amazon
Our Board and management recognize the importance of workplace safety and the right to a safe work environment. As reinforced in our 2022 safety, health, and well-being report, “Delivered with Care,” safety is integral to everything that we do—every day, in every country, and across our business—and we continually enhance and improve our safety processes, programs, and technology.91 We have incorporated this commitment into our Leadership Principles, a set of values that drive everything we do. The Leadership Principle “Strive to be Earth’s Best Employer” challenges us to create “a safer, more productive, higher performing, more diverse, and more just work environment.” Additionally, as we reaffirmed in our Amazon Global Human Rights Principles, we strive to be the most safety-centric organization in the world.92 This includes providing a clean, safe, and healthy work environment where the health and safety of our workers is our top priority. For us, one incident is too many. We believe that all workers should come to work and return home safely. No matter who our employees are, where they work, or what they do, we are committed to their safety and well-being every day.

91
See Delivered with Care, available at https://safety.aboutamazon.com.

92
See Amazon Global Human Right Principles, available at https://sustainability.aboutamazon.com/people/human-rights/principles.

SHAREHOLDER PROPOSALS
We Measure Safety Across Our Operations and Report on Our Safety Performance
The “Delivered with Care” report includes extensive disclosure and detailed metrics reflecting our commitment to safety and the results we have achieved by implementing various initiatives. As discussed in more detail in our report, while we measure safety across all of Amazon, we report safety performance rates based on data for our global operations—fulfillment centers, sortation centers, delivery stations, and Amazon-branded physical stores. This is where approximately two-thirds of our employees work and where we see the majority of our incidents. For purposes of this reporting, we removed performance data from our corporate offices, call centers, and Amazon Web Services. Our 2022 workforce incident rates show the following:
•
Our recordable incident rate—a measure of how often an injury or illness occurs at work (measured in injuries per 200,000 working hours)—was 5.1 worldwide and 6.7 in the United States, a 24% and 23% improvement from 2019, respectively. From 2021 to 2022, we improved our worldwide recordable incident rate by 11%.

•
Our lost time incident rate—a measure of the number of injuries and illnesses that result in time away from work—was 1.9 worldwide and 1.6 in the United States, a 53% and 69% improvement from 2019, respectively. From 2021 to 2022, we improved our worldwide lost time incident rate by 14%.

As demonstrated by these performance metrics, we have made meaningful and measurable progress over the last four years. In addition, although industry comparisons are inherently imprecise given the many and various differences across businesses even within the same industry or sector, the “Delivered with Care” report provides industry safety comparison data from the U.S. Bureau of Labor Statistics.
We Proactively Identify Potential Risks and Address Hazards To Improve Workplace Safety
In addition to measuring our safety performance using the metrics discussed above, we identify and assess leading indicators, which are proactive metrics used as early predictors of safety performance. They help safety professionals and operations leaders identify potential risks that might cause incidents or injuries before they occur. By examining leading indicators and addressing potential hazards proactively, we are able to create a safer environment for our employees, partners, and communities. Leading indicators at Amazon include data from inspections, assessments, and audits, as well as data from employee and leader surveys, one-to-one conversations, focus groups, and observations of actual on-site activities provided by our employees.
For example, we audit to verify our compliance with national and international regulations and standards in over 150 jurisdictions globally. In addition to auditing, in 2022, we conducted more than 5.5 million inspections and completed site assessments at over 440 sites across Amazon globally. As another example, we invented the Safety Leadership Index in 2018 to measure employee and leader perceptions of safety and maintain a pulse on people who know our safety efforts the best. Our Safety Leadership Index enables Amazon to get ahead of safety risks by soliciting information from employees through a monthly rotation of questions that pop up on employees’ scanners and computers when they log in for work. Feedback is anonymous, confidential, and intended to drive improvement. In 2022, through our Safety Leadership Index, we engaged with over 1.4 million employees across more than 3,300 sites in 34 countries. Globally, 86% of employees reported they felt they work in a safe workplace. Their responses provide our leadership with a deeper understanding of safety sentiment, safety issues, and suggested potential solutions so managers can be better prepared to identify risks and take proactive steps towards a safer work environment. Additionally, in 2023 we are expanding our Safety Leadership Index by introducing two new components that target increasing employee knowledge retention about how to stay safe and assessing leader accountability.
We Are Transparent About Our Initiatives to Improve Workplace Safety
Our “Delivered with Care” report and website discuss our many initiatives to provide our employees a safe and healthy workplace. Select highlights include:
•
From 2019 to 2022, we invested approximately $1 billion in safety initiatives unrelated to COVID-19 and, in 2023, we are investing another approximately $550 million in safety initiatives.

•
Amazon’s Global Robotics organization is innovating in computer vision, robotic manipulation, pack automation, autonomous mobility, and product identification to provide safer and more ergonomic workstations and equipment to employees. For example, robots reduce the need for employees to reach, bend, or climb when storing and retrieving inventory items. They also reduce the need for employees to push heavy carts or trolleys between areas in our buildings.

•
Musculoskeletal disorders (“MSDs”) are the leading cause of workplace injury across the warehousing and transportation industries. Our data indicates that MSDs are more likely to occur during an employee’s first six months on the job, as many

2023 Proxy Statement       77

SHAREHOLDER PROPOSALS
people might be performing a physical task in the workplace for the first time, and are learning how to accomplish their work safely. To improve this, we are developing tools and technology specifically for new employees to help reduce risk.
•
WorkingWell is an Amazon-created training and conditioning initiative that empowers employees to achieve their best physical health and well-being. In addition to ongoing body mechanics training, WorkingWell includes a two-week, in-person course centered around educating and guiding our employees on how to work safely through proper body movements, health, and wellness.

•
We also focus on safety among our partners and contractors, who account for the majority of our transportation network. For example, in 2022, we grew our Amazon Freight Partners program to service roughly half of our day trips—each equipped with video camera safety technology. Also, in the U.S. Amazon-branded fleet, we use a progressive set of alerts and notifications to reinforce safe driving behaviors. Implementing these alerts and notifications has resulted in a 35% reduction in collision rates by our U.S. network drivers, along with an 89% reduction in distracted driving occurrences, 92% reduction in sign/signal violation events, 83% reduction in speeding events, and 95% reduction in seatbelt-off events.

Our Board Is Directly and Meaningfully Engaged in Oversight of Employee Well-Being and Workplace Safety
The full Board regularly oversees and reviews reports from management on various aspects of our business, including related risks and strategies for addressing them. The Board’s oversight of our activities encompasses workplace safety. We also have Board committees responsible for overseeing our risk management processes. For example, the Audit Committee is responsible for overseeing management of, among other things, operational risks. In addition, the Leadership Development and Compensation Committee is responsible for overseeing strategies and policies related to human capital management within the Company’s workforce, including workplace health and safety. In managing and mitigating risks, we have shown a long history of commitment to workplace health and safety, by building robust programs that provide our employees with a safe and healthy workplace with appropriate rules and practices for reporting and proactively managing risk associated with injuries and illnesses, including unsafe conditions or behaviors.
We are committed to promoting a safe and healthy working environment and continuing to develop innovative technology to keep our employees safe. Our “Delivered with Care” report and our website already include extensive discussions on our efforts and commitment to employee well-being and workplace health and safety. In light of our well-documented commitment to workplace health and safety, the steps we are taking to research, invest, and apply data and insights to improve safety, our robust disclosures on these steps, and our measurable improvements in reducing injuries, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on warehouse working conditions.

ITEM 22—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PACKAGING MATERIALS

Beginning of Shareholder Proposal and Statement of Support:
WHEREAS: The growing plastic pollution crisis poses increasing risks to our Company. Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of the packaging they produce, a policy that is increasingly being enacted around the globe.1
The authoritative study, Breaking the Plastic Wave (2020), by Pew Charitable Trusts (“Pew Report”), concluded that if all current industry and government commitments were met, ocean plastic deposition would be reduced by only 7%. Without immediate and sustained new commitments throughout the plastics value chain, annual flows of plastics into oceans could nearly triple by 2040.2
The Pew Report also finds that improved recycling must be coupled with reductions in use, materials redesign, and substitution. It concludes that plastic demand should be reduced by least [sic] one-third to cut ocean plastic pollution 80% by 2040, and that reducing plastic production is the most attractive solution from environmental, economic, and social perspectives. Countries and other major brands have committed to significant cuts in the use of virgin and single-use plastics.3

SHAREHOLDER PROPOSALS
Amazon does not disclose how much plastic packaging it uses but is believed to be one of the largest corporate users of flexible plastic packaging which cannot be effectively recycled. A recent report by Oceana estimates that Amazon generated 599 million pounds of plastic packaging waste in 2020 and up to 23.5 million pounds of this waste entered the world’s marine ecosystems.4 Flexible packaging represents 59% of all plastic production but an outsized 80% of plastic leaking into oceans. Amazon has no goal to make all its packaging recyclable.
Amazon is falling behind its peers. Unilever, with the most significant corporate action to date, agreed to cut virgin plastic packaging by half by 2025, eliminating 100,000 tons.5 At least seventeen other public consumer goods companies including competitors Walmart and Target have virgin plastic reduction goals.6 IKEA pledged to eliminate all plastic packaging by 2028.7
Reducing Amazon’s plastic packaging and making all its packaging recyclable are necessary steps to combat the plastic pollution crisis. Our Company is overdue on taking action on this important issue.
RESOLVED: Shareholders request the Amazon Board issue a report, at reasonable expense and excluding proprietary information, describing how the Company could reduce its plastics use in alignment with the one-third reduction findings of the Pew Report, or other authoritative sources, to significantly reduce ocean plastic pollution.
SUPPORTING STATEMENT: The report should, at Board discretion:
•
Quantify the weight of total plastic packaging used by the Company;

•
Evaluate the benefits of dramatically reducing the amount of plastics used in our Company’s packaging;

•
Assess the reputational, financial, and operational risks associated with continuing to use substantial plastic packaging, while plastic pollution grows;

•
Describe any planned reduction strategies or goals, materials redesign, transition to reusables, substitution, or reductions in our Company’s use of plastic packaging.

1
https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf

2
https://www.weforum.org/agenda/2020/10/canada-bans-single-use-plastics

3
Ibid.

4
https://oceana.org/reports/amazon-report-2021/#:~:text=Report%20%7C%20December%2C%202021&text=Oceana%20analyzed%20e%2D commerce%20packaging,estimate%20of%20465%20million%20pounds

5
https://www.unilever.com/news/press-and-media/press-releases/2019/unilever-announces-ambitious-new-commitments-for-a-waste-free-world/

6
https://www.asyousow.org/report-page/plastic-pollution-scorecard-2021/

7
https://www.fastcompany.com/90699161/ikea-says-it-will-eliminate-plastic-packaging-by-2028#:~:text=By%202025%2C%20all%20new%20Ikea,a%
20fully%20%E2%80%9Ccircular%E2%80%9D%20company

End of Shareholder Proposal and Statement of Support
Shareholder: The George Gund Foundation, represented by As You Sow

2023 Proxy Statement       79

SHAREHOLDER PROPOSALS
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 22

Why We Recommend You Vote Against This Proposal

•
We are committed to protecting the planet and recognize the importance of reducing plastic waste, which is why we publicly report on the amount of single-use plastic being used across our global operations network to ship orders to customers.

•
In contrast to consumer-packaged goods companies, Amazon’s greatest impact comes from helping other manufacturers reduce their use of plastic in packaging and reducing our own use of plastic for products repackaged for delivery. In this regard, we have taken action to reduce reliance on the use of plastics in a number of areas, including products manufactured by other companies, packaging for shipment and delivery, our Amazon and other private label devices, and our physical stores.

•
Over the last several years, we’ve innovated and invested in technologies, processes, and materials that have helped reduce the weight of the packaging per shipment by 38% and eliminated the use of more than 1.5 million tons of packaging materials since 2015, despite the number of shipments having substantially increased as our business has grown.

•
Additionally, in the midst of a rapid increase in customer orders throughout the pandemic, we continued to take steps to reduce single-use plastics in our outbound packaging. In 2021, we reduced average plastic packaging weight per shipment by over 7%, resulting in 97,222 metric tons of single-use plastic being used across our global operations network to ship orders to customers. While the proposal cites a recent report estimating our use of plastic packaging, for the third year in a row, the report’s calculations are seriously flawed, overestimating our use of plastic by more than 300% and relying on outdated assumptions regarding the sources of plastic waste entering our oceans.

•
Where plastic packaging is still currently in use, we are using less material and more recycled content. For example, increasing the recycled content of our plastic film bags for outbound packaging in the United States from 25% to 50% contributed to Amazon avoiding over 30,000 tons of plastic use in 2021. We also replaced nearly 70% of our mixed (paper/plastic) mailers with a recyclable paper padded mailer in 2021 and plan to completely phase out the mixed mailer.

•
We are engaged in efforts to support the development of recycling infrastructure across our industry and innovation in materials to address plastic waste.

We Are Committed to Protecting the Planet and Recognize the Importance of Reducing Plastic Waste
Amazon is committed to protecting the planet and recognizes the importance of reducing plastic waste by promoting reusable and recyclable packaging. As described in more detail below, including with respect to our goals, we have made progress in four primary areas in our efforts to reduce our use of plastics: (1) plastics in packaging for products manufactured by other companies that we sell to our customers (where we can make the biggest impact), (2) plastics in packaging to the extent we repackage a product for delivery, (3) plastics in Amazon devices and our private label products, and (4) plastics in physical stores, primarily our grocery business and its use of insulated packaging.
In addition, we publicly report on the amount of single-use plastic being used across our global operations network to ship orders to customers.93 While the proposal cites a recent report estimating our use of plastic packaging, for the third year in a row, the report’s calculations are seriously flawed, overestimating our use of plastic by more than 300% and relying on outdated assumptions regarding the sources of plastic waste entering our oceans. The latest peer-reviewed scientific research finds that the majority of plastic waste that ends up in the ocean comes primarily from takeaway food and drink containers, and fishing activities.
In contrast to consumer-packaged goods companies, Amazon’s greatest impact comes from helping other manufacturers reduce their use of plastic in packaging and reducing our own use of plastic for products repackaged for delivery. To that end, as detailed below, we have partnered with manufacturers to reduce their use of plastics through our industry leading Frustration-Free Packaging (“FFP”) programs. We are also rapidly making progress to significantly increase the recycled plastic content used in our packaging and reduce our use of material like plastic film and single-use plastic.

93
See https://www.aboutamazon.com/news/sustainability/how-amazon-is-reducing-packaging.

SHAREHOLDER PROPOSALS
Products Manufactured by Other Companies
Most of the products we sell are manufactured by other companies. We recognize that we can help manufacturers reduce their use of plastics and have partnered with them to scale sustainable packaging development across our supply chain. For example, our industry leading FFP programs financially incentivize manufacturers to package their products in easy-to-open, 100% recyclable packaging, including plastics. The FFP programs also allow us to ship products in their own containers, eliminating all additional packaging material for these products, including plastics. Through the FFP programs and related packaging design and testing services, we have helped manufacturers develop more sustainable packaging, and by the end of 2021, more than two million products were included in this program. In 2021, more than 8% of our shipments shipped without additional Amazon packaging, and we expanded the program to provide incentives for even more products.94
Over the last several years, investment in this sort of innovation, as well as other technologies, processes, and materials have helped reduce the weight of our packaging per shipment by 38% and eliminated the use of more than 1.5 million tons of packaging materials since 2015. To further incentivize sustainability efforts, we also partner with brands, vendors, and manufacturers through Climate Pledge Friendly, which helps customers discover and shop for more-sustainable products. There are currently more than 300,000 products from 20,000 brands95 available through Climate Pledge Friendly, with every product having one or more of over 40 sustainability certifications that help preserve the natural world, including our own Compact by Design and Pre-owned Certified.96
Products Repackaged for Delivery
In the midst of a rapid increase in customer orders throughout the pandemic, we continued to take steps to reduce single-use plastics in our outbound packaging. In 2021 alone, we reduced average plastic packaging weight per shipment by over 7% resulting in 97,222 metric tons of single-use plastic being used across our global operations network to ship orders to customers.97 While we are making progress, we are not satisfied. We have work to do to continue to reduce packaging, particularly plastic packaging that is harder to recycle, and we are undertaking a range of initiatives to do so.
To the extent we cannot ship products in their own container under the FFP programs, we are driving innovation in packaging equipment to reduce the weight and size of our corrugated boxes by creating right-sized boxes for most of our box shipments, reducing overall packaging weight and use of corrugated boxes. Over the past five years, this process has reduced our use of corrugated boxes by over 35%. Once fully operationalized, we expect this process will eliminate the need for plastic cushioning in these boxes. Where plastic packaging is still currently in use, we are using less material and more recycled content. For example, increasing the recycled content of our plastic film bags for outbound packaging in the United States from 25% to 50% contributed to Amazon avoiding over 30,000 tons of plastic use in 2021.
We utilize science-based systems and machine learning algorithms to reduce unnecessary packaging weight while providing greater protection for products as they journey from the manufacturer to the customer.98 We also work with vendors, utilizing analytics, test methods, new materials, and new ways to build packaging that protect their products and reduce the overall use of materials like plastic. We are also using machine learning tools to reduce our use of plastic film by identifying products that do not require the protection of bubble mailers, changing the shipment method to plastic bags for these products, and as a result reducing the use of plastic for these shipments.
We recognize that plastic film is a difficult material to process, and most municipal recycling programs do not accept it. One of the challenges is that even if these materials are collected and sorted, they generally do not have end-markets that are valuable enough to justify collection. In order to innovate and solve these types of challenges, we have also developed a process for on-site plastic film recycling at many Amazon operations facilities across North America and Europe. In 2020, we began converting plastic film into poly bags made of 100% recycled material, which are used for package-free returns at Amazon drop-off locations in the United States. After use, the bags are collected and returned to Amazon facilities where we

94
See https://www.aboutamazon.com/packaging/overview/2021-incentive.

95
See https://www.amazon.com/b?ie=UTF8&node=24066636011.

96
See https://www.amazon.com/b?node=21221608011.

97
See https://www.aboutamazon.com/news/sustainability/how-amazon-is-reducing-packaging. The single-use plastics in our outbound packaging includes delivery packaging, such as polybags, padded poly mailers, dunnage, prep materials, produce bags, and single-use coolant. It includes shipments from the Amazon Fulfillment Network fulfilled through Amazon owned and operated Fulfillment Centers across Australia, Brazil, Canada, Egypt, France, Germany, India, Italy, Japan, Mexico, the Netherlands, Poland, Singapore, South Africa, Spain, Sweden, United Arab Emirates, United States, and United Kingdom. Additionally, it includes delivery packaging used for shipments from our network, including Amazon Fresh and Whole Foods Market. We calculate the weight of single-use plastic by multiplying total delivery shipments by the weight of the particular plastic packaging used. In the cases where outbound shipment count is not available, we look at materials purchased, such as dunnage and prep, to estimate the weight of single-use plastic.

98
See https://sustainability.aboutamazon.com/environment/packaging.

2023 Proxy Statement       81

SHAREHOLDER PROPOSALS
again convert them into new poly bags, repeating the recycling process. We have also been looking across our entire operations network to incorporate more of our own recycled plastics in products, packaging, and operational processes.
In the cases where we cannot eliminate the packaging materials altogether, we are looking into replacing plastics with existing alternative material options that are more readily recyclable today, such as paper-based packaging. For example, in 2019, we invented a new recyclable paper padded mailer that allows customer orders to arrive undamaged and in recyclable packaging with a lower carbon footprint than a box. We have expanded the use of this mailer across North America, replacing nearly 70% of our mixed (paper/plastic) material mailers with this recyclable paper padded mailer in 2021, and we plan to completely phase out the mixed mailer. In Europe, we have removed single-use plastic where possible and switched to 100% recyclable paper and cardboard alternatives.
Amazon Devices and Private Label Products
We have established an ambitious goal of reducing single-use plastics in our device packaging, with the intent to make this packaging 100% curbside recyclable by 2023. Our progress towards this goal is already evident. In the twelve months ended September 2021, we eliminated an estimated 29.8 million plastic bags from Device and Accessories packaging, shipped from our suppliers, compared to the same period in the prior year. We are working to source 100% of the wood fiber in device packaging from responsibly managed forests or recycled sources. We are also incorporating recycled plastics, fabrics, and metals into many new Amazon devices. In 2021, we launched a number of new Echo, Fire TV, Fire Tablet, Kindle, and Smart Home devices and accessories that include 10-60% post-consumer recycled plastic, 40-100% post-consumer recycled fabric, 80-100% recycled aluminum, and 70% recycled magnesium, depending on the product. We also incorporated 50% post-consumer recycled plastic into certain power adapters that ship with our devices. We are also working with our suppliers to ensure sustainability is a priority. For example, in 2021, several of our supplier sites, which provide final assembly for some of our most popular Echo, Kindle, and Fire TV devices, achieved UL’s Zero Waste to Landfill Silver or Platinum certification. This certification means they handle waste in environmentally responsible ways, diverting over 90% of their facility’s waste from landfill through methods other than waste to energy.
We provide various programs and resources through our Amazon Second Chance website99 to equip customers with information on how to trade in, recycle, or repair Amazon devices and products, how to recycle Amazon packaging, and how to shop for like-new and refurbished products. All of these programs and resources reduce waste and encourage reuse.
Physical Stores
As far back as 2008, Whole Foods Market was committed to reducing its single-use plastics footprint, becoming the first U.S. grocer to ban disposable plastic bags at checkout, instead opting for 100% post-consumer recycled-content and Forest Stewardship Council (“FSC”)-certified paper grocery bags. Whole Foods Market also provides customers a wide selection of reusable grocery bags in a variety of colors and sizes at affordable prices. More recently, Whole Foods Market implemented smaller produce bags at its stores in 2019, a change that significantly reduces the use of plastic annually. In July 2019, Whole Foods Market stores took yet another bold step in this area and became the first national retailer to remove all the plastic straws from its cafes and coffee bars, replacing them with FSC-certified paper straws that are recyclable and compostable. Further, in 2019, Whole Foods Market stores replaced all plastic rotisserie chicken containers with bags that use approximately 70% less plastic. Whole Foods Market also eliminated all Styrofoam meat trays in all its stores in the United States and Canada.100 The company also removed all Styrofoam from its food service packaging. In addition, in the United States, we rolled out a new curbside recyclable package that keeps grocery items frozen or chilled during delivery for our Amazon Fresh and Whole Foods Market customers. The package uses recycled paper, which eliminates the need for plastic liners or bubble-bag insulation. The new packaging is also produced regionally in the United States, enabling us to deliver it to Amazon Fresh grocery hubs, stores, and Whole Foods Market locations with fewer miles traveled across the supply chain.
We Are Engaged in Efforts to Support the Development of Recycling Infrastructure Across Our Industry and Innovation in Materials to Address Plastic Waste
In addition, we support initiatives to expand the availability of curbside recycling infrastructure to the public through investments in The Recycling Partnership and the Closed Loop Infrastructure Fund.101 These efforts improve the communities we operate in and help everyone, even those who may not be engaged with our products and services. We also recognize that plastic packaging is an industry-wide challenge, and we are collaborating across the industry to help try to solve it. For example, in 2021, Amazon joined an initiative by the Department of Energy’s BOTTLE Consortium to focus on plastic pollution

99
See https://www.amazon.com/amsc.

100
See https://www.wholefoodsmarket.com/mission-in-action/environmental-stewardship/plastics-packaging.

101
See Amazon’s 2021 Sustainability Report: Delivering Progress Every Day, at 29, available at https://sustainability.aboutamazon.com/2021-sustainability-report.pdf.

SHAREHOLDER PROPOSALS
through innovation in materials and recycling. As part of the consortium, Amazon’s materials scientists and experts are working to develop technologies and materials that will enable the full life cycle of plastics to be net-zero carbon while also addressing plastic waste.
As evidenced by our existing initiatives, partnerships, investments, and progress, in contrast to the proposal’s assertions, we are committed to reviewing and addressing the proposal’s concern for reducing plastic pollution, a concern we share. We are conscientiously taking steps to address this concern and publicly sharing information regarding plastic in our outbound packaging and our progress. We will continue to share our efforts and progress to our shareholders and the public. Accordingly, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on packaging materials.

ITEM 23—SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES

Beginning of Shareholder Proposal and Statement of Support:
Amazon markets and sells facial recognition (“Rekognition”) to government that may pose significant financial risks due to privacy and human rights implications;
Human and civil rights organizations are concerned facial surveillance technology may violate civil rights by unfairly and disproportionately targeting and surveilling people of color, immigrants and civil society organizations;
Nearly 70 organizations asked Amazon to stop selling Rekognition, citing its role enabling “government surveillance infrastructure”;
The ACLU found Rekognition incorrectly identified 28 Congressional members as having been arrested for a crime, and falsely matched 1 in 5 California lawmakers. Research shows Rekognition is worse at identifying black women than white men and misgenders nonbinary people;
Reports indicate restricting facial recognition is a rising trend:
-   Multiple cities and states have banned government facial technology.
-   In 2022, the Facial Recognition Ban on Body Cameras Act was reintroduced in Congress.1
-   UN High Commissioner for Human Rights urged a moratorium on Artificial Intelligence (AI) until adequate safeguards exist, calling for a ban on AI inconsistent with international human rights law.2
There is little evidence our Board of Directors, as part of its fiduciary oversight, has rigorously assessed risks to Amazon’s financial performance, reputation and shareholder value associated with privacy and human rights threats to all stakeholders;
For 4 years, similar Amazon proposals have received increasing shareholder support – in 2022, it received 40.69 per cent support.
Responding to the growing movement against police brutality and criminal justice bias, Amazon issued an indefinite moratorium on Rekognition used by police departments. While this acknowledges risks, it is unclear whether it includes other government agencies. In 2021, the Government Accountability Office found 19 of 24 US government agencies surveyed were using facial recognition.3
Microsoft banned face recognition sales to police awaiting federal regulation, then announced the removal of features from its AI service to ensure facial recognition technology meets ethical guidelines4, while IBM stopped offering the software. Following a $550 million settlement from a lawsuit alleging nonconsensual use of facial recognition, Facebook ceased using facial recognition.5
RESOLVED: Shareholders request the Board of Directors commission an independent study of Rekognition and report to shareholders regarding:
-   The extent to which such technology may endanger, threaten or violate privacy and/ or civil rights, and unfairly or disproportionately target or surveil people of color, immigrants and activists in the US;

2023 Proxy Statement       83

SHAREHOLDER PROPOSALS
-   The extent to which such technologies may be marketed and sold to authoritarian or repressive governments, including those identified by the US Department of State Country Reports on Human Rights Practices;
-   The potential loss of good will and other financial risks associated with these human rights issues;
The report should be produced at reasonable expense, exclude proprietary or legally privileged information, published no later than September 1st, 2023.

1
https://beyer.house.gov/news/documentsingle.aspx?DocumentID=5619#:~:text=U.S.%20Representatives%20Don%20Beyer%20(D,on%20 footage%20from%20body%20cameras.

2
OHCHR | Artificial intelligence risks to privacy demand urgent action – Bachelet, https://www.ohchr.org/en/2021/09/artificial-intelligence-risks-privacy-demand-urgent-action-bachelet?LangID=E&NewsID=27469

3
Facial Recognition Technology: Current and Planned Uses by Federal Agencies | U.S. GAO, https://www.gao.gov/products/gao-21-526

4
https://azure.microsoft.com/en-us/blog/responsible-ai-investments-and-safeguards-for-facial-recognition/

5
https://www.theguardian.com/technology/2021/nov/03/why-is-facebook-shutting-down-its-facial-recognition-system-and-deleting-faceprints

End of Shareholder Proposal and Statement of Support
Shareholder: John Harrington
RECOMMENDATION OF THE BOARD OF DIRECTORS ON ITEM 23

Why We Recommend You Vote Against This Proposal

•
We believe strongly in harnessing the capabilities of advanced technology such as the cloud and machine learning to promote ongoing safety and security of our fellow citizens, our communities, and the world. While we understand the concerns over potential misuse, we believe these are effectively addressed through the policies and procedures we have adopted and that we continue to advance with input from internal and third-party partners and stakeholders.

•
Amazon is committed to the responsible use of our artificial intelligence and machine learning (AI/ML) products and services. We have been consistent and proactive in our efforts to address concerns and mitigate the risk of misuse through policy and advocacy efforts, customer contractual requirements and training, consultation with third party experts, and other policies and practices.

•
For example, Credo AI, a company that specializes in responsible AI, performed a third-party evaluation, which supports that Rekognition performs well across demographic attributes. In 2020, we implemented a global moratorium on police use of Amazon Rekognition’s facial comparison feature for criminal investigations.

•
Over the six years that AWS has been offering Amazon Rekognition, we have been updating our technology and enhancing safeguards and have avoided or mitigated the risks and concerns expressed in this proposal. For example, AWS has not received a single verified report of Amazon Rekognition being used in the harmful manner posited in the proposal.

Amazon’s Facial Recognition Technology Has the Demonstrated Capability to Solve Complex Problems and Benefit Society
We believe strongly in harnessing the capabilities of advanced technology such as the cloud and machine learning to promote ongoing safety and security of our fellow citizens, our communities, and the world. While we understand the concerns over potential misuse, we believe these are effectively addressed through the policies and procedures we have adopted and that we continue to advance with input from internal and third-party partners and stakeholders.
When used properly and responsibly, facial recognition technology significantly reduces the amount of time needed to identify people or objects in photos and video, making it an effective tool for business purposes, as well as to benefit society through proper use by government agencies. Since being introduced in 2016, non-profit, advocacy, and government groups have used Amazon Rekognition’s facial recognition capabilities to protect human rights, including tracking and stopping child exploitation and rescuing victims of human trafficking, as well as locating hundreds of missing children.102

102
See https://www.aboutamazon.com/news/innovation-at-amazon/how-amazon-rekognition-helps-in-the-fight-against-some-of-the-worst-types-of-crime.

SHAREHOLDER PROPOSALS
We Are Committed to the Responsible Use of Our AI/ML Products and Services and Have Taken Numerous Actions to Address Concerns Around Potential Misuse of Rekognition
Since introducing Amazon Rekognition, we have been consistent and proactive in our efforts to address concerns and mitigate the risk of misuse through policy and advocacy efforts, customer contractual requirements and training, consultation with third party experts, and other policies and practices. We understand the risks associated with potential misuse of facial recognition technology and, in connection with extensive discussions with customers, researchers, academics, policymakers, and civil society groups, we have taken the following actions to address concerns around potential misuse:
•
Implemented Police Moratorium. In June 2020, AWS implemented a global moratorium on use of Amazon Rekognition’s face comparison feature by police departments in connection with criminal investigations and, in May 2021, AWS announced the indefinite extension of that moratorium. In addition to our implementation of the moratorium on police use and legal terms for law enforcement use, AWS continues to engage with a large number of diverse stakeholders on these issues, including civil society groups, academia, policymakers, and law enforcement officials. As discussed below, we support appropriate legislative or regulatory frameworks to protect individual civil rights and ensure that governments are transparent in their use of facial recognition technology, and have consulted with and provided support to those working to address these issues.103

•
Actively Engage in Policy Discussions. Amazon believes that facial recognition technology should not be banned or condemned simply because there is a potential that people may misuse it. Many technologies, like cell phones or cameras, could also be misused. Instead, as we have made clear in our statement of positions, “we think that governments and lawmakers should act to regulate the use of this technology to ensure it’s used appropriately, and we have proposed guidelines for effective regulatory frameworks and guardrails that protect individual civil rights and ensures that governments are transparent in their application of the technology.”104

•
Dedicate Significant Resources to Machine Learning Accuracy and Bias Mitigation. AWS dedicates significant resources to testing, auditing, and improving its technology so that it is constantly learning and improving accuracy, including providing diverse perspectives on its technology development teams, using training data sets that reflect gender, racial, ethnic, religious, and cultural diversity, and incorporating feedback from third parties. For example, Credo AI, a company that specializes in Responsible AI, performed a third-party evaluation of Rekognition using an identity verification dataset containing high-quality images of subjects with good lighting, no blur, and no occlusion. The evaluation supports that Rekognition performs well across demographic attributes.105 We have science and technical experts who help promote fairness in our products and services, including helping to design, test, and audit our services for fairness and accuracy and to mitigate potential bias, and who publish academic papers and provide thought leadership in this area.106 AWS also makes available capabilities that help customers detect bias in ML models and increase transparency by helping explain model behavior to stakeholders and customers.107 We continue to invest heavily in this area and work closely with customers and other stakeholders on addressing these important issues.

•
Provide Customers with Responsible AI and Transparency Tools. Our commitment to developing AI and ML in a responsible way is integral to how we build our services, engage with customers, and drive innovation. We are committed to providing customers with tools and resources to develop and use AI/ML responsibly. In November 2022, we launched AWS AI Service Cards, a new transparency resource to help customers better understand our AWS AI services, including one for Rekognition face matching.108 AI Service Cards are a form of responsible AI documentation that provides customers with a single place to find information on the intended use cases and limitations, responsible AI design choices, and deployment and performance optimization best practices for our AI services. They are part of our evolving comprehensive development process we undertake to build our services in a responsible way that addresses fairness and bias, explainability, robustness, governance, transparency, privacy, and security in a state of the art manner. AI Service Cards will continue to evolve and expand as we engage with our customers and the broader community to gather feedback and continually iterate on our approach.

103
Available at https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

104
Available at https://www.aboutamazon.com/about-us/our-positions and https://aws.amazon.com/blogs/machine-learning/some-thoughts-on-facial-recognition-legislation/.

105
See https://aws.amazon.com/machine-learning/responsible-machine-learning/rekognition-face-matching/.

106
Available at https://arxiv.org/abs/2007.06570 (submitted Jul. 13, 2020), and https://www.youtube.com/watch?v=JCGUYFe6P2k. See also https://www.amazon.science/blog/method-predicts-bias-in-face-recognition-models-using-unlabeled-data (Nov. 8, 2022).

107
Available at https://aws.amazon.com/sagemaker/clarify/.

108
See https://aws.amazon.com/blogs/machine-learning/introducing-aws-ai-service-cards-a-new-resource-to-enhance-transparency-and-advance-responsible-ai/.

2023 Proxy Statement       85

SHAREHOLDER PROPOSALS
•
Support Standardized Testing Methodologies and Benchmarks. We believe it is important that there be standardized testing methodologies and benchmarks for cloud-based facial recognition technologies. AWS encourages and supports the development of independent standards by entities like the National Institute of Standards and Technology (NIST) and other independent and recognized research organizations and standards bodies to develop tests that support cloud-based facial recognition software. We are engaging with NIST and other stakeholders to offer our direct assistance towards this effort. We also support efforts by members of the academic and commercial community to establish independent and trusted criteria, benchmarks, and evaluation protocols around facial recognition services.

•
Partner and Collaborate with External Stakeholders. AWS collaborates with the academic community and other stakeholders on the responsible use of AI/ML technologies. For example, through our participation in Partnership on AI, we have worked with leading technology companies and organizations such as the ACLU, Future of Privacy Forum, and the MIT Initiative on the Digital Economy to advance public understanding of AI technologies and address opportunities and challenges with AI technologies to benefit people and society, focusing on areas such as ethics, fairness, inclusivity, and transparency. We are also active participants in other multi-stakeholder organizations relating to AI, including The Organisation for Economic Co-operation and Development (OECD) working groups on AI, the Global Partnership on AI, and the Responsible AI Institute. We also provide research grants through Amazon Research Awards and the joint Amazon and National Science Foundation Fairness in AI Grants program.

•
Require Customer Agreement to Acceptable Use Policy. As a condition to using Amazon Rekognition and every other AWS service, a customer (including any government or law enforcement customer) must agree to the AWS Acceptable Use Policy (the “AUP”), which prohibits use of AWS’s services “for any illegal or fraudulent activity.”109 This includes the violation of any laws related to privacy, discrimination, and civil rights. AWS will suspend or terminate access to Amazon Rekognition if we determine a customer is violating our AUP or the AWS legal terms.

•
Enhanced Legal Terms. All customers using Amazon Rekognition must comply with the relevant AWS legal terms. In early 2020, prior to our implementation of the moratorium on police use, we spent significant resources and consulted with law enforcement customers, civil society groups, and other stakeholders to perform an extensive review of and update to our legal terms to require certain disclosures and practices around law enforcement use cases. For example, if Amazon Rekognition is used to assist in identifying a person, and actions will be taken based on the identification that could impact that person’s civil liberties or equivalent human rights, AWS legal terms require the decision to take action to be made by an appropriately trained person based on their independent examination of the identification evidence, and require the agency to ensure that such personnel receive appropriate training on the responsible use of facial recognition systems.110 We believe this framework strikes a balance between the benefits and risks of use of facial recognition by law enforcement and helps address concerns around potential misuse.

•
Provide Customer Guidance on Best Practices and Acceptable Use. AWS provides guidance to customers on best practices for utilizing and analyzing the results from using facial recognition technology. For example, in line with the AWS legal terms described above, AWS recommends that in public safety use cases human reviewers verify the system’s results and decisions not be made based on the system output without additional human review. AWS also recommends customers be transparent about the use of face detection and comparison systems in such use cases, including, wherever possible, informing end users and subjects about the use of these systems, obtaining consent for that use, and providing a mechanism for end users and subjects to provide feedback to improve the system.111 AWS also provides guidance to customers on the responsible design, deployment, and use of ML systems.112 Further, customers can engage an AWS team of experts in responsible ML to recommend and help apply existing use-case-specific best practices on the development, deployment, and operationalization of responsible ML principles.113 As noted above, we have cross-functional experts from engineering, science, product, legal, and policy backgrounds who establish processes and procedures to drive responsible use of AWS’s AI/ML services, including Amazon Rekognition. When we are approached by or become aware of customers with potential use cases that may implicate our AUP, these experts analyze the proposed use case and we have turned down customers whose proposed uses would violate our AUP.

•
Provide Reporting Mechanisms. AWS provides a website and e-mail address where any person can report suspected abuse, and AWS employs trained staff that review every report that is received. In the more than six years AWS has been

109
Available at https://aws.amazon.com/aup/.

110
See https://aws.amazon.com/service-terms/.

111
Available at https://docs.aws.amazon.com/rekognition/latest/dg/rekognition-dg.pdf.

112
See https://d1.awsstatic.com/responsible-machine-learning/responsible-use-of-machine-learning-guide.pdf.

113
See https://pages.awscloud.com/GLOBAL-aware-IND-AWS-ProServe-Responsible-ML-2021-reg.html.

SHAREHOLDER PROPOSALS
offering Amazon Rekognition, AWS has not received a single verified report of Amazon Rekognition being used in the harmful manner posited in the proposal.
•
Enhanced Board Oversight. Our Board has reviewed Amazon Rekognition, along with many other programs, as part of numerous AWS business reviews. In addition, our Nominating and Corporate Governance Committee has provided oversight on behalf of the Board over the human rights aspects of Amazon’s Rekognition technology, including specifically Amazon Rekognition’s facial recognition capabilities. These reviews focus on the actual operation and use of Amazon Rekognition, the potential concerns and abuses that critics have suggested could arise from the technology, and our actions to resolve or mitigate those risks and concerns. Under its charter, the Nominating and Corporate Governance Committee, which is comprised of directors with experience in emerging technologies and public policy, is given responsibility for overseeing and monitoring the Company’s policies and initiatives relating to corporate social responsibility, including human rights and ethical business practices, and risks related to the Company’s operations and engagement with customers, suppliers, and communities.

This Proposal Fails to Acknowledge or Address the Measures We Have Taken to Enhance Our Technology and Relies on Dated Claims and Mischaracterizations
While we have been working to constantly enhance our AI/ML technology, including Amazon Rekognition, and have avoided or mitigated the risks and concerns posited in this proposal, this proposal has relied on the same outdated assertions and mischaracterizations. For example, this proposal continues to mischaracterize Amazon Rekognition as a surveillance program. In fact, Amazon Rekognition does not collect images for users to perform searches on and does not provide any photos or data for users to search or compare images against. Instead, the service can be used to help identify objects, people, text, scenes, and activities in images and videos, as well as to detect inappropriate content. Thus, the first element of this proposal, which requests a report on the extent to which Amazon Rekognition may target or surveil certain persons, is misleading, since Amazon Rekognition is not a surveillance technology; it does not target or surveil people any more than technologies like cell phones or cameras, which are also subject to potential misuse. Second, we believe that the third-party tests from 2018 once again cited by the proponent do not fairly address Amazon’s Rekognition technology. While the advocacy group that conducted and published the tests has refused to publish its data set, methodology, or results in detail, we have demonstrated that the group’s own description of its tests indicate that the technology was not used properly (for example, by using only an 80% confidence threshold that forces the service to return the most similar face even if there is not a clear match). When we have re-created their tests using the service correctly with a higher confidence threshold, the misidentification rate dropped to zero despite the fact that we used a much larger dataset of faces.114
The proposal requests that the Company prepare a report about the extent to which Amazon’s Rekognition technology may endanger, threaten, or violate privacy and civil rights, target or surveil particular groups, and could be marketed and sold to authoritarian or repressive governments, as well as possible financial risks. We believe our actions demonstrate that we are willing to work constructively to address realistic issues and work toward solutions that continue to allow customers to benefit from useful technologies, while the proponents of this proposal appear unwilling to acknowledge any action short of ceasing to offer Amazon Rekognition as sufficient. Conversations around responsible development and use of AI/ML systems are happening around the world among government, industry, academia, and other groups. Amazon is an active participant and contributor to these conversations, and Amazon teams and subject matter experts are helping lead the industry on these very issues. As demonstrated above, we have conscientiously acted to review and address the concerns expressed in the proposal and transparently provided information regarding our actions to the public. In light of our commitment to customer trust, privacy, and security; the material benefits to both society and organizations of Amazon Rekognition’s image and video analysis capabilities; and our ongoing transparency and efforts to address potential misuse of Amazon Rekognition, the Board recommends that shareholders vote against this proposal.
The Board of Directors recommends a vote “AGAINST” this proposal requesting a report on customer use of certain technologies.

114
See https://aws.amazon.com/blogs/aws/thoughts-on-machine-learning-accuracy/. In addition, in May 2020, a third party replicating the study of Congress members referenced in the proposal confirmed that when used at the threshold recommended for law enforcement, Amazon Rekognition produced no incorrect matches. See https://www.comparitech.com/blog/vpn-privacy/facial-recognition-study/.

2023 Proxy Statement       87

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 22, 2023 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of February 22, 2023, we had 10,253,774,270 shares of common stock outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jeffrey P. Bezos 410 Terry Avenue North, Seattle, WA 98109	1,258,288,970(1)	12.3%
The Vanguard Group, Inc. 100 Vanguard Blvd, Malvern, PA 19355	712,070,069(2)	6.9%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	596,106,284(3)	5.8%
Andrew R. Jassy	2,039,863	*
Keith B. Alexander	3,840	*
Edith W. Cooper	2,380	*
Jamie S. Gorelick	111,440	*
Daniel P. Huttenlocher	22,440	*
Judith A. McGrath	42,960	*
Indra K. Nooyi	24,340	*
Jonathan J. Rubinstein	124,880	*
Patricia Q. Stonesifer	46,220	*
Wendell P. Weeks	40,600	*
Brian T. Olsavsky	50,468	*
Douglas J. Herrington	570,833	*
Adam N. Selipsky	141,102(4)	*
David A. Zapolsky	87,036	*
All directors and executive officers as a group (16 persons)	1,261,719,808(5)	12.3%

*
Less than 1%.

(1)
Includes 265,915,944 shares as to which Mr. Bezos has sole voting power and no investment power.

(2)
As of December 31, 2022, based on information provided in a Schedule 13G filed February 9, 2023. The Vanguard Group has sole voting power with respect to none of the reported shares, shared voting power with respect to 13,334,542 of the reported shares, sole investment power with respect to 674,618,913 of the reported shares, and shared investment power with respect to 37,451,156 of the reported shares.

(3)
As of December 31, 2022, based on information provided in a Schedule 13G filed February 6, 2023. BlackRock, Inc. has sole voting power with respect to 529,470,315 of the reported shares, shared voting power with respect to none of the reported shares, and sole investment power with respect to all of the reported shares.

(4)
Includes 340 shares as to which Mr. Selipsky shares or may be deemed to share investment power. Mr. Selipsky disclaims beneficial ownership of such shares.

(5)
Includes 122,436 shares beneficially owned by other executive officers not individually listed in the table.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
We design our compensation programs to attract and retain the best talent, reinforce ownership, and emphasize performance and contribution to our long-term success. As a result, our compensation programs encourage experimentation, innovation, and long-term thinking, and we avoid tying compensation to discrete, short-term performance goals, financial or otherwise.
Our executives’ compensation is simple and generally has two basic components:
•
Base salaries designed to be significantly less than those paid to senior leadership at similarly situated companies; and

•
Periodic grants of time-vested restricted stock units subject to long-term vesting requirements that assume a fixed annual increase in the stock price, so that compensation is negatively impacted if our stock price is flat or declines.

We also provide security services to certain executives, some of which are reportable as perquisites, although we view all Company-incurred security costs as reasonable and necessary and for the Company’s benefit.
The Leadership Development and Compensation Committee did not grant an equity award to Mr. Jassy in 2022, consistent with the Committee’s statement in last year’s proxy statement that the restricted stock unit award granted to Mr. Jassy in 2021, in connection with his promotion to President and CEO of Amazon, is intended to represent most of Mr. Jassy’s compensation in the coming years. As shown in the Pay Versus Performance Table on page 106, Compensation Actually Paid (as defined by the SEC) to Mr. Jassy in 2022 was negative $148 million, largely attributable to the 2022 decline in value of restricted stock units scheduled to vest over the next 8 years, while his 2022 realized compensation declined by 25% from 2021, both as a result of our stock price decline and fewer shares vesting compared to 2021, showing the alignment between our executive compensation program and our shareholder returns. Consistent with our past practice of granting periodic awards to our executive officers every other year, the Committee granted restricted stock unit awards that vest over six years to each of the executive officers named in the Summary Compensation Table other than Messrs. Jassy and Bezos. The Committee also approved a promotion grant to Mr. Herrington when he was named CEO Worldwide Amazon Stores consisting of restricted stock units that vest over six years. Mr. Clark, who was a named executive officer for 2021, forfeited all of his unvested restricted stock units upon his separation from the Company in July 2022.
Compensation Best Practices
What we do	What we don’t do
✓
Align executive officer and shareholder interests by compensating executives primarily with equity grants that vest over many years

✓
Focus on realizable compensation by assessing the potential annual value of equity awards vesting over the long term instead of the aggregate grant date value reported in the Summary Compensation Table

✓
For periodic restricted stock unit awards, assume a fixed annual increase in the stock price so that compensation will be negatively impacted if our stock price is flat or declines

✓
Provide limited perquisites consisting of solely security arrangements

✓
Solicit feedback on our executive compensation through extensive shareholder engagement

✘
No severance benefits or accelerated vesting of equity upon termination of employment or retirement

✘
No windfall or above-target payouts of equity awards

✘
No annual bonuses or annual incentive awards

✘
No supplemental executive retirement or other nonqualified deferred compensation plans

✘
No discretion to adjust payouts or vesting of equity awards

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EXECUTIVE COMPENSATION
Compensation Processes
Our Goals and Philosophy
In his very first letter to shareholders in 1997, Jeff Bezos highlighted our belief that a fundamental measure of our success is the shareholder value we create over the long term. In that letter, he identified our compensation program as one of our fundamental management approaches that, because of our emphasis on the long term, enables us to make decisions and weigh tradeoffs differently than other companies. To support these goals, we prioritize stock-based compensation that vests over many years and encourages motivated, customer-centric employees to think and act like owners, because they are owners. We believe this focus on the long term has produced strong results for our shareholders over the past 26 years.
As with everything we do at Amazon, we have over the years reviewed and re-evaluated our executive compensation program, taking into account views of our shareholders, including evaluating arrangements like annual bonuses and one-, two-, or three-year performance-vesting equity awards. Having considered other approaches, we remain committed to the structure of our executive compensation, emphasizing periodic grants of time-vested restricted stock units vesting over the long term, for three key reasons:
•
It focuses on the true long-term success of our business, not on isolated one-, two-, or three-year goals that encompass only a limited and selective portion of our objectives and that can reward executives with above-target payouts even when the stock price remains flat or declines;

•
It strongly aligns our executives’ compensation with the returns we deliver to shareholders; and

•
It works, having allowed us to:

✓
attract and retain incredibly talented people who have guided our business through countless challenges;

✓
develop our business in ways that we could not have conceived a few years earlier, including initiatives that later became AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, and Prime Video;

✓
make long-term commitments to sustainability and other environmental, social, and human capital initiatives and goals; and

✓
drive strong long-term returns to our shareholders.

We recognize that our executive compensation program differs from the approach used by many companies, but we have carefully considered those alternatives and, based on how we run our business and what we have achieved, we see more risks than potential benefits from changing an approach that has been so successful for our shareholders over the past 26 years, simply to fit into a mold followed by other companies.
Our Approach to Broad-Based Compensation

Our goal of providing competitive compensation arrangements to attract and retain the best talent applies throughout the Company. In the United States, we are a leader in providing our front-line employees in customer fulfillment and transportation average pay of more than $19 per hour, more than double the federal minimum wage. In addition, we provide numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). We also provide access to Amazon’s Career Choice program, in which we fund full college tuition as well as high school diplomas, GEDs, and English as a Second Language proficiency certifications for our front-line employees, part of an expected investment of  $1.2 billion in free skills training by 2025. We have created hundreds of thousands of jobs since 2020, increasing our total employees worldwide to more than 1.5 million.

Our Compensation Design
Our simple executive compensation program has a number of unique features that reflect our goals and philosophy:
•
We do not tie cash or equity compensation to one or a few discrete performance goals. To have a culture that relentlessly pursues invention and is focused on building shareholder value, not just for the current year, but five, ten, or even twenty years from now, we must encourage experimentation and long-term thinking. By definition, this means we do

EXECUTIVE COMPENSATION
not know in advance exactly what will work. We do not select one or a few discrete goals that address one-, two-, or three-year performance horizons because we do not want employees to focus on short-term returns or discrete criteria at the expense of long-term growth and constant innovation and reinvention. Instead, to align our executives with long-term value creation, we compensate them primarily with restricted stock unit awards that have long vesting periods, generally five years or more. Simply put, while we could establish safe, short-term vesting conditions that constrain innovation and deter our executives from taking longer-term risks (and that could result in above-target payouts even when our stock price declines) and focus on the trees rather than the forest, we believe our consistent focus on performance across the enterprise over the long term has served our Company and our shareholders well since our founding. AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, Prime Video, and The Climate Pledge might not exist today if our horizons were so limited.
•
We focus on long-term shareholder value that is realized by stock price appreciation. When we set our executives’ target compensation for periodic grants, we assume a fixed annual increase in the stock price so that our executives’ compensation will be negatively impacted if our stock price is flat or declines, and is favorably impacted if the stock performs beyond the initial stock price assumption. For example, as a result of changes in our stock price over the past year, Compensation Actually Paid (as defined by the SEC) to Mr. Jassy in 2022 was negative $148 million and his 2022 realized compensation (salary plus all other compensation plus value of stock vested during the year) declined by 25% from 2021. The alignment between our executives’ compensation and our stock price performance encourages executives to seek out, develop, and pursue initiatives that focus on serving our customers and other stakeholders, and to reflect a long-term view for thinking about our operations holistically and contributing to initiatives across the Company.

•
We provide long-term visibility into compensation opportunities. We believe that establishing long-term compensation visibility for our executive team is an important way to foster an owner’s mindset from day one, and is also an important way to encourage bold, long-term decisions that will lead to innovation—decisions that may not be rewarded, and may possibly even be punished, in traditional incentive programs. We understand that our long vesting schedules, especially for our CEO, are unusual among public companies, and we believe this lends great strength to our program and helps make it among the most shareholder-aligned. Our long-term approach to performance and compensation has helped to retain our talent despite short-term stock price volatility.

•
We do not provide severance benefits or accelerate vesting upon termination. All of our named executive officers are employed on an at-will basis. We do not maintain supplemental executive retirement or other nonqualified deferred compensation plans, cash severance programs, or change-in-control benefits for our executive officers (except for the limited situation that restricted stock units would vest if not assumed by an acquiror following a change in control and limited vesting of restricted stock units held by all employees other than the CEO upon death). If an executive terminates employment or retires, all unvested equity is forfeited. For example, when Dave Clark, who was one of our named executive officers in 2021, separated from the Company, he forfeited all of his unvested restricted stock units.

•
We do not maintain executive compensation plans other than our stock plan. We generally do not provide cash bonuses other than in a new-hire context and do not have an annual incentive program. As a result, our executives’ compensation is easy for us to present to shareholders and easy for shareholders to understand and assess. There is no need for shareholders to be concerned with the selection or rigor of performance goals or to parse through overly complicated payout formulas and dense descriptions of complicated “total rewards” programs. Our executives’ compensation is tied to our shareholder returns, period.

Because of these features, our executive compensation is highly transparent and, as shown in the Pay Versus Performance presentation on page 106, strongly aligned with shareholder value. Unlike executive compensation at other companies, where vaguely stated performance conditions and above-target payouts result in opaque and unpredictable compensation unrelated to stock price and shareholder value, shareholders can look at our executives’ restricted stock unit holdings and know exactly how many shares will be delivered when they vest and know that the value of those shares will align with our stock price performance.
Alignment with Performance
We share the view expressed by the Council of Institutional Investors and others that tying stock and cash award payouts to a handful of discrete performance criteria is a major source of complexity and confusion in executive pay and results in executive compensation arrangements that are more difficult to value and more vulnerable to obfuscation than time-vesting restricted stock units. Some of our peers consistently pay out performance-based awards at “above-target” levels

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EXECUTIVE COMPENSATION
(in some cases more than 200% of target, far beyond the level of stock price appreciation). At these companies, shareholders are not able to assess the relationship between the value of the awards at grant and how much executives may realize when the awards vest because shareholders cannot assess the difficulty of the performance criteria applicable to those awards. For example, had we set one-, two-, or three-year performance goals based on achieving strong financial performance or based on achieving discrete operational objectives such as interim goals under The Climate Pledge, we likely would have paid out far more in compensation (150%, 200%, or more) than we actually did. In contrast, we do not leverage or increase share awards to provide “above-target” or windfall payouts based on whether one or a few discrete goals were met. The only way in which our executives can earn “above-target” compensation is to enhance our long-term share value, which benefits all shareholders.
We believe that selecting discrete performance metrics is not the best way for a dynamic and growth-oriented company like Amazon to align executive pay with long-term performance and shareholder value. In our view, selecting a handful of discrete performance metrics as a basis for vesting or paying out compensation is fraught with the risk of improperly influencing or constraining long-term performance and inhibiting innovation. For example, in 1997, had we adopted performance measures appropriate for a bookseller, we may have inadvertently discouraged our employees from investing their time and energy in initiatives that later became AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, and Prime Video. Tying compensation to specific business performance measures also could discourage employee mobility across our businesses and, in particular, deter high-performing employees from taking important and challenging roles in businesses that could benefit most from their leadership. In addition, given the unique nature of Amazon, the diversity of our operations and initiatives, and the dynamic and evolving nature of our business, standardized industry indices are either too broad—taking into account industries that are not reflected in the Company’s operations—or too narrow to serve as relevant comparisons for benchmarking company performance, as reflected in the Committee’s experience in selecting peer companies for target compensation comparisons, as discussed below under “Compensation Governance; Compensation Committee Process.” For example, benchmarking performance against a technology index might have proven a disincentive to building our own devices, developing our own movies and TV shows, or innovating shipping and delivery methods. A customized index locks in a business profile at a point in time, which may deter employees from developing and pursuing initiatives that do not fit into that mold, or would require adjustment over time given the five year or greater time horizons over which our executives’ equity awards vest, which could create the appearance of gamesmanship or moving targets.
Our compensation program allows and encourages us to innovate. More importantly, we are meeting or exceeding our goals without having to tie any element of executive compensation to a particular goal. For example:
•
In 2019 when we announced and co-founded The Climate Pledge and set a goal to reach net-zero carbon emissions across our operations by 2040, a decade ahead of the Paris Agreement’s goal of 2050, we did not need to be concerned (or risk our executives being concerned) with the effects of these goals on executive compensation performance criteria. With respect to The Climate Pledge, we are working toward our goals, such as increasing our purchases of renewable energy and reducing our carbon intensity (measured as total carbon emissions, in grams of carbon dioxide equivalent (CO2e), per dollar of gross merchandise sales) because we have committed to these goals that benefit our stakeholders over the long term, not because our executives’ compensation is tied to those goals.

•
We did not need to introduce executive compensation performance criteria tied to our workplace diversity, equity, and inclusion or safety goals because our executives are already incentivized to act in our Company’s, our shareholders’, and our other stakeholders’ long-term best interest. For example, we responded quickly and performed strongly during the COVID-19 pandemic, essentially compressing several years of planned growth into a few months, without having to be concerned about the effects of our response on performance criteria under compensation arrangements or whether our actions would result in windfall payouts to executives instead of producing pay that aligns with shareholder returns.

We believe our executive compensation program works well for our employees and for our shareholders. For example, as of the end of 2022, our stock price had increased approximately 8,836% over twenty years (a compound annual growth rate of 25%), 570% over ten years, and 44% over five years. This does not mean that our stock price increased on a year-over-year basis each of these years; for example, in 2014, our stock declined by 22%, and in 2022 our stock declined by 50%. As a result, the Compensation Actually Paid to our executives was directly impacted by our stock price decline during 2022, as shown on the Pay Versus Performance presentation on page 106.

EXECUTIVE COMPENSATION
Shareholder Engagement and Our 2022 Say-on-Pay Vote
We believe that effective corporate governance includes year-round engagement with our shareholders and other stakeholders. We meet regularly with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. Since our 2022 Annual Meeting of Shareholders, at which 56% of the votes cast supported our advisory vote to approve the compensation of our named executive officers, the Chair of the Leadership Development and Compensation Committee, with the support of our ESG Engagement and Investor Relations teams, sought to engage further with our shareholders regarding our executive compensation program. To support this, since our 2022 Annual Meeting we contacted 40 of our 50 largest shareholders owning approximately 34% of our stock (not counting the approximately 12% voted by our founder and Executive Chair) offering to discuss executive compensation, and we heard back from and engaged with shareholders owning over 33% of our stock. Ms. McGrath, the Chair of the Leadership Development and Compensation Committee, participated in meetings with shareholders owning more than 29% of our stock, including one-on-one or small group meetings with most of our 20 largest shareholders. Our engagement also occurred in meetings that included investors beyond our 50 largest shareholders, and we received comments from some shareholders in writing.
While we presented materials and received feedback during the course of our engagement on, among other things, the elements, design, and operation of our executive compensation program, the processes undertaken by the Leadership Development and Compensation Committee, and the details of the 2021 equity awards to Messrs. Jassy, Clark, and Selipsky, a number of our shareholders prioritized discussion of our operations and other topics such as our safety and climate initiatives. We recognize that these shareholders effectively communicated their questions and concerns with our named executives’ 2021 compensation through their vote at our 2022 Annual Meeting. The following table summarizes the major items raised with our investors regarding the compensation of our named executive officers, and the Committee’s response to this feedback is addressed in the table and the discussion that follows it.
What we heard	Our response
General support for the long-term, owner-oriented nature of our stock awards and how they support our operations and culture, but concern with the size of promotion and new-hire awards made in 2020 and 2021 and questions on how they relate to our traditional program.

•
Faced with the most significant senior leadership succession in the Company’s history, the grants made in 2020 and 2021 in connection with these promotions and new hire were larger than the periodic awards the Company has granted in the past, but the vesting terms are consistent with our overall program focusing on long-term stock price appreciation.

•
For our named executives other than Messrs. Bezos and Jassy, in 2022 the Committee approved long-term restricted stock unit awards that were comparable in size and consistent with our past every-other-year periodic grants.

Questions regarding the size of the 2021 restricted stock unit award granted to Mr. Jassy in connection with his promotion to President and CEO of Amazon and whether other awards may be granted to him in addition to the promotion award.

•
The Committee did not grant Mr. Jassy a periodic equity award in 2022, even though the Committee has typically granted periodic restricted stock unit awards to our executive officers in even-numbered years. Mr. Jassy’s 2021 grant is intended to represent most of Mr. Jassy’s compensation for the coming years.

•
Mr. Jassy’s 2021 restricted stock unit award does not begin to vest until 2023, and more than 80% of the shares are scheduled to vest in 2026 through 2031 (years 5 through 10). The number of shares vesting under his stock awards declines 23% from 2021 through 2025, so Mr. Jassy cannot increase, or even hold constant, the realized value of his 2021 stock award unless we create value for all shareholders through a higher stock price.

•
As a result of changes in our stock price over the past year, the value of Mr. Jassy’s 2021 restricted stock unit award was less than half of its grant date value as of the end of 2022.

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EXECUTIVE COMPENSATION

Suggestions that we should condition vesting some portion of our equity awards on the achievement of pre-established, objective performance conditions, either generally or with some portion of Mr. Jassy’s 2021 equity award.

•
Shareholders expressed differing views on this topic, and even among shareholders who advocate performance-based vesting in general, there were divergent views as to specific performance criteria that would be appropriate, with a number of larger shareholders affirmatively disfavoring ESG-based vesting criteria.

•
A number of shareholders stated that it was helpful to discuss this topic with the Chair of the Committee and, while favoring discrete performance goals generally, understand the Committee’s consideration of this issue and that the current program is unique to Amazon and works effectively. Instead of seeking to placate near-term criticism by adopting near-term performance conditions, the Committee believes that investors are best served by having management focused on initiatives that will support long-term shareholder value, which includes careful ESG stewardship, and that this objective can best be achieved by foregoing awards that prioritize discrete financial, environmental, or social goals.

•
Given the long-term vesting conditions on Mr. Jassy’s 2021 restricted stock unit award, his compensation is fully aligned with our long-term stock price performance, as reflected in the fact that Compensation Actually Paid as defined by the SEC to Mr. Jassy in 2022 was negative $148 million and his 2022 realized compensation declined by 25% from 2021 as our stock price declined over the course of the year.

The Leadership Development and Compensation Committee carefully considered the results of the 2022 advisory vote approving the compensation of our named executive officers as well as input we received from shareholders and analyses by proxy advisory firms. In particular, the Committee considered arguments supporting and criticizing the use of discrete performance-based vesting or payout conditions for equity-based compensation, and evaluated the benefits and success of our existing executive compensation arrangements and other factors discussed in this Compensation Discussion and Analysis. The Committee also evaluated the executive compensation program in the context of the current economic environment, in which various factors were causing many sectors of the economy to experience business challenges and many companies’ stock prices to decline.
Following its consideration and discussion of these matters, the Leadership Development and Compensation Committee determined that it would not advance the Company’s interests to add performance conditions to the promotion and new hire awards granted to Mr. Jassy and to the CEOs of our two principal operating groups, due to the long-term vesting applicable to those awards and the Committee’s view that, for the reasons discussed above, it would be counterproductive to select financial or operational goals that would be appropriate over those long time horizons. Similarly, the Committee determined that it would not be useful or appropriate to essentially delegate the Company’s performance assessment by benchmarking against a third-party constructed stock index, due to the concerns addressed above involving the dynamic and evolving nature of Amazon’s operations, particularly in light of the five year or greater time horizons over which our executives’ equity awards vest. In contrast to those approaches, the Committee believes that the Company’s compensation program is operating exactly as intended during the current market challenges since, instead of paying bonuses or vesting equity awards at or above target levels as a result of performance measured against selected discrete criteria, executives’ compensation declined over the course of the year in line with the impact on our stock price. The Committee determined that the long-term vesting schedules applicable to the named executive officers’ equity awards sufficiently motivate them to focus on improving and expanding the Company’s operations, and therefore the Committee did not grant any additional compensation to Mr. Jassy and maintained its standard approach of granting periodic restricted stock unit awards that vest over six years to the other named executive officers.
In light of shareholders’ votes, comments, and feedback and consistent with our previous statement that Mr. Jassy’s 2021 award is intended to represent most of his compensation for the coming years, the Committee did not grant a periodic restricted stock unit award to Mr. Jassy in 2022. In addition, the Committee confirms that it intends for periodic equity awards to continue to have long-term vesting, such as the awards granted in 2022 to the named executive officers other than Messrs. Jassy and Bezos, which vest over six years, and that it does not intend to grant periodic awards in 2023 to any of the 2022 named executive officers.

EXECUTIVE COMPENSATION
2022 Compensation Decisions
Base Salaries
Base salaries for named executive officers are designed to provide a minimum level of cash compensation and to be significantly less than those paid to senior leadership at similarly situated companies. Consistent with a Company-wide program to increase our employees’ base salaries while maintaining our philosophy that salaries should represent a relatively modest percentage of our executives’ overall compensation, the Leadership Development and Compensation Committee increased salaries for our named executive officers to $365,000, effective April 5, 2022. Mr. Bezos’s salary remained at $81,840. Due to Mr. Bezos’s substantial ownership in Amazon, Mr. Bezos requested not to receive additional compensation and has never received annual cash compensation in excess of his current amount.
Annual Bonuses
None of the named executive officers received an annual incentive or cash bonus in 2022.
Stock-Based Compensation
As discussed above, the primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards in connection with promotions and on a periodic basis.
Since late 2002, we have used restricted stock units as our primary stock-based compensation vehicle and have granted periodic awards to our executive officers on an every-other-year basis. We believe that restricted stock units align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. These restricted stock unit awards generally vest over a period of five years or more. Vesting does not accelerate as a result of termination of employment or retirement.
Because our compensation program is designed to reward long-term performance and operate over many years, named executive officers typically do not receive periodic stock-based awards every year. When we set our executives’ target compensation for these periodic grants, we assume a fixed annual increase in the stock price so that our executives’ compensation will be negatively impacted if our stock price is flat or declines. Because annual total compensation as reported in the Summary Compensation Table below includes the entire fair value as of the grant date of a stock award granted in that year, without regard to the fact that the grant vests over a number of years, a named executive officer’s total compensation as reported will be higher in years in which he or she receives a grant compared to years in which he or she does not receive a grant. In contrast, as discussed above, when approving new equity awards, the Leadership Development and Compensation Committee does not focus on the aggregate grant date fair value that is required to be reported in the Summary Compensation Table under SEC rules, but instead evaluates the annual value of the awards that will vest in future years under various stock price scenarios, taking into account the named executive officer’s cash compensation and the projected annual value of pre-existing stock-based compensation vesting in those subsequent years, if any.
Due to Mr. Bezos’s substantial stock ownership, he believes he is appropriately incentivized and his interests are appropriately aligned with shareholders’ interests. Accordingly, Mr. Bezos has never received any stock-based compensation from Amazon.
Considerations for 2022 Equity Grants
Consistent with our long-standing compensation practice, the Leadership Development and Compensation Committee granted routine, periodic restricted stock unit awards to our executive officers in 2022, but did not issue a periodic grant for Mr. Jassy. In addition, the Committee granted a promotion award to Mr. Herrington in consideration of his promotion to CEO Worldwide Amazon Stores. Relevant factors and considerations supporting these decisions are addressed below.
•
Mr. Jassy did not receive a restricted stock unit award in 2022, and none of the restricted stock units granted to him in 2021 in connection with his promotion to President and CEO of Amazon vested in 2022. Mr. Jassy’s 2022 realized

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compensation, which was entirely attributable to restricted stock units granted to him before 2021 plus his salary and “all other compensation”, declined by 25% from 2021 due primarily to our stock price decline over the course of the year, consistent with the alignment of our compensation program with shareholder value.
Mr. Jassy’s 2021 restricted stock unit award vests over 10 years from grant, from 2023 through 2031, with more than 80% of the shares scheduled to vest in 2026 through 2031 (years 5 through 10). This award is designed to establish a long-term owner’s perspective and encourage bold, long-term initiatives, in the same manner that Mr. Bezos’s shares as founder incentivized him to focus on long-term, expansive growth, and is intended to represent most of Mr. Jassy’s compensation for the coming years. Accordingly, as discussed above, the Leadership Development and Compensation Committee did not grant Mr. Jassy a periodic restricted stock unit award in 2022 and does not anticipate granting Mr. Jassy additional restricted stock unit awards in 2023. The table below shows the vesting schedule of Mr. Jassy’s restricted stock unit awards, including the 2021 promotion award and his previously granted awards, together with the actual vest date value of his restricted stock units that vested in 2022 and the potential realizable values of his future vests based on the closing market price of our common stock on December 30, 2022 ($84.00). Based on our December 30, 2022 stock price, the realizable value of Mr. Jassy’s restricted stock units which are scheduled to vest over the next 8 years declined by approximately $140 million from their value at the beginning of the year.
•
Mr. Herrington received a restricted stock unit award in June 2022 with a grant date value of approximately $31.7 million in connection with his promotion to CEO Worldwide Amazon Stores. Prior to his promotion, Mr. Herrington received a periodic restricted stock unit award with a grant date value of approximately $11.2 million. These restricted stock units vest over 6 years, through 2028, with more than 50% of the shares scheduled to vest in 2025 through 2028 (years 3 through 6). In making the promotion grant, the Leadership Development and Compensation Committee reviewed realizable compensation data for Mr. Herrington currently and over the term of the award under various stock price performance assumptions, taking into account the vesting schedule of existing equity awards granted to him previously. The Committee also reviewed current year and three-year average reported market compensation survey data for large general industry, retail industry, and transportation/logistics industry CEOs, many of whom oversee operations that do not have the geographic scope and are not as complex, large, or fast-growing as the operations managed by Mr. Herrington, and current year and three-year average reported and realized compensation of CEOs of other large cap companies. For example, the Committee reviewed data showing that the average realized compensation from 2019 through 2021 for the CEOs of Costco, Kroger, Target, and Walmart ranged from $12 million a year to $41 million a year. After considering the foregoing information and the scope of Mr. Herrington’s responsibilities, and to further support his commitment to strategic long-term planning, the Committee approved Mr. Herrington’s promotion restricted stock unit award. In light of these awards, the Leadership Development and Compensation Committee does not anticipate granting Mr. Herrington additional restricted stock unit awards in 2023.

EXECUTIVE COMPENSATION
The vesting schedule of Mr. Herrington’s restricted stock unit awards, including his 2022 and previously granted awards, together with the actual vest date value of his restricted stock units that vested in 2022 and the potential realizable values based on the closing market price of our common stock on December 30, 2022 ($84.00) is shown below:
Each of the other executive officers named in the Summary Compensation Table appearing below (other than Mr. Bezos) received a periodic equity award, consistent with the Leadership Development and Compensation Committee’s past practice of granting such awards every other year. Messrs. Olsavsky and Zapolsky received restricted stock units with a grant date fair value approximately 5% above the value of the grants they received in 2020, and Mr. Selipsky received restricted stock units with a grant date fair value approximately 15% above the value of the award granted to Mr. Jassy in 2020, when he held the role that Mr. Selipsky currently holds. Each of these restricted stock unit awards vests over six years, assuming continued employment.
•
Mr. Olsavsky received a restricted stock unit award for 107,800 shares that vests over 6 years, through 2028, with more than 80% of the shares scheduled to vest in 2025 through 2028 (years 3 through 6). In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Olsavsky’s experience and skill in managing the Company’s financial organization, his sustained performance over the years preceding the grant, his long-term perspective, and his expected future contributions, including his continued oversight of our global finance organization. Key aspects of Mr. Olsavsky’s performance include his planning, oversight, and execution of our capital structure and capital allocation strategy, including the stock repurchase program and stock split; his efforts in navigating unique business and finance-related challenges in the midst of the COVID-19 pandemic; his efforts managing our credit arrangements and liquidity to finance our operations and continue our expansion; his oversight of the continued expansion of our seller lending program, which assists small and medium-sized businesses selling through the Amazon marketplace, supporting our growth in operating cash flows, which increased from approximately $39 billion in 2019 to more than $46 billion in 2021; his contribution to maintaining strong internal controls over financial reporting as the scope of our operations grew; and his oversight of controlled growth of business expenses.

•
Mr. Selipsky received a restricted stock unit award for 245,960 shares that vests over 6 years, through 2028, with more than 75% of the shares scheduled to vest in 2025 through 2028 (years 3 through 6). In making this grant, the Leadership Development and Compensation Committee took into account the vesting schedule of the new-hire award granted to Mr. Selipsky in 2021 when he was recruited to rejoin Amazon, and determined it appropriate to award him a periodic grant in 2022, consistent with the periodic grant cycle applied to other named executive officers and taking into account the factors discussed above with respect to periodic grants, including Mr. Selipsky’s experience and skill in managing the Amazon Web Services business, his sustained performance since rejoining the Company and during the period of his previous employment with the Company, his long-term perspective, and his expected future contributions, including his continued oversight of expansion and innovation at AWS. Key aspects of Mr. Selipsky’s performance include his role since rejoining the Company in AWS’s increase in net sales from approximately $35 billion in the nine months ended December 31, 2020 to approximately $49 billion for the nine months ended December 31, 2021 and AWS’ increase in operating income by approximately $4 billion over that same period; his oversight of the expansion of AWS to 84 Availability Zones in Q4 2021,

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with plans to launch 24 more; the procurement of significant new commitments and migrations from customers across many major industries; the launch of numerous new AWS services since he rejoined the Company; the significant expansion of AWS users’ ability to build and launch custom applications; and Mr. Selipsky’s level of responsibility relative to compensation for senior executives of comparably sized businesses at peer companies, including that the size of operations he manages is equivalent to those managed by chief executive officers of many other Fortune 100 companies.
•
Mr. Zapolsky received a restricted stock unit award for 107,800 shares that vests over 6 years, through 2028, with more than 80% of the shares scheduled to vest in 2025 through 2028 (years 3 through 6). In making this grant, the Leadership Development and Compensation Committee considered the factors discussed above with respect to periodic grants, including Mr. Zapolsky’s experience and skill in managing the Company’s legal organization, his sustained performance over the years preceding the grant, his long-term perspective, and his expected future contributions, including his continued oversight of our legal organization. Key aspects of Mr. Zapolsky’s performance include his efforts in navigating unique business, legal, regulatory, and compliance-related challenges in the midst of the COVID-19 pandemic; the quality and thoroughness of his counsel and advice to management and the Board on legal, regulatory, and policy issues arising in the course of the Company’s growth; the development of legal and compliance programs that he has overseen to support Amazon’s Worldwide Stores, Amazon Web Services, other businesses, and the finance organization as those groups have embarked on new projects, entered new jurisdictions, and undertaken new businesses; his management of actual and threatened claims, litigation, reviews, investigations, and regulatory and other proceedings involving a wide range of issues on a global basis; and his continued support of Amazon’s pro bono program, which leverages the talents of our legal personnel to provide thousands of hours of free legal services to underserved people, communities, and organizations.

The total number of restricted stock units granted to our named executive officers during the three-year period from 2020 to 2022 represented on average (i) 0.79% of the total number of restricted stock units granted to all employees during the same three-year period and (ii) 0.01% of the weighted-average number of shares outstanding for the same three-year period.
Other Compensation and Benefits
Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation, and other benefits generally available to all of our employees. In addition, in light of our Company’s and our executives’ prominence, we provide security for Messrs. Bezos, Jassy, Herrington, and Selipsky, including security in addition to that provided at business facilities and during business-related travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. The Leadership Development and Compensation Committee periodically reviews the amount and nature of executive officers’ security expenses. Reportable security expenses are included in the “All Other Compensation” column of the Summary Compensation Table. Amazon’s policy is that it does not provide other perquisites or other personal benefits to our named executive officers.

EXECUTIVE COMPENSATION
Compensation Governance
Compensation Committee Process
The Leadership Development and Compensation Committee may engage compensation consultants but did not do so in 2022. In evaluating the compensation of our named executive officers in 2022, the Committee reviewed and discussed peer company compensation benchmarking information from third-party surveys, including compensation data for retail, Internet, technology, and media companies including Alphabet, Apple, Cisco, Costco, Disney, Intel, Kroger, Meta, Microsoft, Netflix, Oracle, Salesforce, Target, UPS, and Walmart. This list reflects the addition of Costco, Kroger, Netflix, Salesforce, and UPS, and removal of AT&T, Best Buy, eBay, General Electric, Honeywell, IBM, and Starbucks, in order to focus on companies with market capitalizations and business mix more in line with Amazon’s.
Restricted stock unit grant amounts and vesting for named executive officers are established by the Leadership Development and Compensation Committee after receiving recommendations from the Senior Vice President, People eXperience and Technology, and the CEO. Generally, the Leadership Development and Compensation Committee considers whether to make periodic grants to executive officers in connection with our annual performance and compensation review process, which normally occurs between January and April. The Leadership Development and Compensation Committee exercises discretion in determining executive officers’ compensation and does not require that compensation be set at a specific level relative to what is reflected in survey data that it reviews.
For new hire, promotion, and periodic restricted stock unit awards, the Senior Vice President, People eXperience and Technology, and the CEO develop grant recommendations to set a total compensation target for each named executive officer by evaluating a variety of factors, such as the compensation of similarly situated senior executives at Amazon and at other companies with which we compete for talent, past contributions to performance, and expected contributions to our future success, and then designing restricted stock unit awards to help meet those total compensation targets. As discussed above, this evaluation also takes into account the named executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any, and stock price appreciation assumptions.
Clawback Policy
As set forth in our Board of Directors Guidelines on Significant Corporate Governance Issues, we have a compensation clawback policy that permits us to recover equity and cash bonuses from current and former named executive officers and other members of senior management if they engage in fraud or intentional misconduct that causes or contributes to a restatement of our financial statements.
Anti-Hedging Policy
Under our trading policies, directors, executive officers, and other employees above a specified level, as well as persons sharing their households, are prohibited from engaging in any speculative, hedging, or derivative security transaction that primarily involves or references Amazon securities. Other employees are prohibited from engaging in such hedging transactions unless they confirm that they satisfy certain conditions, including that they are not in possession of material non-public information, and that the arrangement expires or settles automatically at least six months after the date entered into with no discretion by the employee as to the timing or manner of settlement.

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Leadership Development and Compensation Committee Report
The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Leadership Development and Compensation Committee
Edith W. Cooper
Daniel P. Huttenlocher
Judith A. McGrath

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth for the year ended December 31, 2022 the compensation reportable for the named executive officers, as determined by SEC rules.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards(1)	All Other Compensation	Total
Andrew R. Jassy President and Chief Executive Officer	2022	$317,500	$—	$981,223(2)	$1,298,723
	2021	175,000	211,933,520	592,649	212,701,169
	2020	175,000	35,639,068	34,381	35,848,449
Jeffrey P. Bezos Founder and Executive Chair	2022	81,840	—	1,600,000(3)	1,681,840
	2021	81,840	—	1,600,000	1,681,840
	2020	81,840	—	1,600,000	1,681,840
Brian T. Olsavsky SVP and Chief Financial Officer	2022	313,750	17,861,193	6,100(4)	18,181,043
	2021	160,000	—	3,200	163,200
	2020	160,000	17,010,985	3,200	17,174,185
Douglas J. Herrington CEO Worldwide Amazon Stores	2022	309,997	42,880,341	25,441(2)	43,215,779
Adam N. Selipsky CEO Amazon Web Services	2022	317,500	40,752,682	43,113(2)	41,113,295
	2021	109,722	81,294,756	49,045	81,453,523
David A. Zapolsky SVP, General Counsel, and Secretary	2022	313,750	17,861,193	6,100(4)	18,181,043
	2021	160,000	—	3,200	163,200
	2020	160,000	17,010,985	3,200	17,174,185

(1)
Stock awards are reported at aggregate grant date fair value in the year granted, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of common stock of the Company on the grant date, without regard to the fact that the grants vest over a number of years. See Note 1, “Description of Business, Accounting Policies, and Supplemental Disclosures—Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in our 2022 Annual Report on Form 10-K.

(2)
Reflects the value of cash and/or shares of common stock we contributed to the named executive officer’s account in our 401(k) plan and the approximate aggregate incremental cost to Amazon of security arrangements in addition to security arrangements provided at business facilities and for business travel ($975,123, $19,341, and $37,013 for Messrs. Jassy, Herrington, and Selipsky, respectively). We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.

(3)
Represents the approximate aggregate incremental cost to Amazon of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit, and that the amount of the reported security expenses for Mr. Bezos is especially reasonable in light of his low salary and the fact that he has never received any stock-based compensation.

(4)
Represents the value of cash and/or shares of common stock we contributed to the named executive officer’s account in our 401(k) plan.

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Grants of Plan-Based Awards
Grants of Plan-Based Awards in 2022
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(1)
Andrew R. Jassy	—	—	$—
Jeffrey P. Bezos	—	—	—
Brian T. Olsavsky	4/5/2022	107,800(2)(3)	17,861,193
Douglas J. Herrington	4/5/2022	67,660(2)(4)	11,210,467
	6/23/2022	286,696(2)(5)	31,669,874
Adam N. Selipsky	4/5/2022	245,960(2)(6)	40,752,682
David A. Zapolsky	4/5/2022	107,800(2)(7)	17,861,193

(1)
Stock awards are reported at aggregate grant date fair value, as determined under applicable accounting standards. Grant date fair value for restricted stock units is determined based on the number of shares granted multiplied by the average of the high and the low trading price of common stock of the Company on the grant date, without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend, or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.

(2)
The vesting schedule reflects total compensation targets for future years based on the number of shares vesting and stock price assumptions for each future year.

(3)
This award vests based upon the following vesting schedule: 2,260 shares on May 21, 2023; 2,240 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 3,240 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,940 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; 3,920 shares on February 21, 2026; 9,920 shares on May 21, 2026; 9,900 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,640 shares on May 21, 2027; and 7,620 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028.

(4)
This award vests based upon the following vesting schedule: 2,600 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,520 shares on May 21, 2025; 3,500 shares on each of August 21, 2025, November 21, 2025, and February 21, 2026; 2,860 shares on May 21, 2026; 2,840 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,980 shares on May 21, 2027; and 7,960 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028.

(5)
This award vests based upon the following vesting schedule: 39,466 shares on each of November 15, 2022 and February 15, 2023; 9,659 shares on each of May 15, 2023, August 15, 2023, November 15, 2023, and February 15, 2024; 13,753 shares on each of May 15, 2024, August 15, 2024, and November 15, 2024; 13,752 shares on February 15, 2025; 11,960 shares on May 15, 2025; 11,959 shares on each of August 15, 2025, November 15, 2025, and February 15, 2026; 9,353 shares on May 15, 2026; 9,352 shares on each of August 15, 2026, November 15, 2026, and February 15, 2027; 7,218 shares on each of May 15, 2027, August 15, 2027, and November 15, 2027; and 7,217 shares on February 15, 2028.

(6)
This award vests based upon the following vesting schedule: 7,780 shares on May 21, 2023; 7,760 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 9,000 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 9,780 shares on each of May 21, 2025, August 21, 2025, November 21, 2025, and February 21, 2026; 19,740 shares on each of May 21, 2026 and August 21, 2026; 19,720 shares on each of November 21, 2026 and February 21, 2027; 15,220 shares on each of May 21, 2027, August 21, 2027, and November 21, 2027; and 15,200 shares on February 21, 2028.

(7)
This award vests based upon the following vesting schedule: 2,260 shares on May 21, 2023; 2,240 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 3,240 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,940 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; 3,920 shares on February 21, 2026; 9,920 shares on May 21, 2026; 9,900 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,640 shares on May 21, 2027; and 7,620 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028.

EXECUTIVE COMPENSATION
Outstanding Equity Awards and Stock Vested
The following table sets forth information concerning the outstanding stock awards held at December 31, 2022 by the named executive officers.
Outstanding Equity Awards at 2022 Fiscal Year-End
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Andrew R. Jassy Restricted stock units	1,687,020(2)	$141,709,680
Jeffrey P. Bezos	—	—
Brian T. Olsavsky Restricted stock units	263,300(3)	22,117,200
Douglas J. Herrington Restricted stock units	547,990(4)	46,031,160
Adam N. Selipsky Restricted stock units	520,080(5)	43,686,720
David A. Zapolsky Restricted stock units	263,300(6)	22,117,200

(1)
Reflects the closing market price of our common stock on December 30, 2022, $84.00, multiplied by the number of restricted stock units that were not vested as of December 31, 2022.

(2)
Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 60,000 shares on February 15, 2023; (b) a restricted stock unit award vesting as follows, assuming continued employment: 20,100 shares on May 21, 2023; and 20,120 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; (c) a restricted stock unit award vesting as follows, assuming continued employment: 25,000 shares on each of May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024; (d) a restricted stock unit award vesting as follows, assuming continued employment: 31,960 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; and 24,680 shares on each of May 21, 2025, August 21, 2025, November 21, 2025, and February 21, 2026; and (e) a restricted stock unit award vesting as follows, assuming continued employment: 10,000 shares on each of May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024; 20,000 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 25,000 shares on each of May 21, 2025, August 21, 2025, November 21, 2025, and February 21, 2026; and 50,000 shares on each of May 21, 2026, August 21, 2026, November 21, 2026, February 21, 2027, May 21, 2027, August 21, 2027, November 21, 2027, February 21, 2028, May 21, 2028, August 21, 2028, November 21, 2028, February 21, 2029, May 21, 2029, August 21, 2029, November 21, 2029, February 21, 2030, May 21, 2030, August 21, 2030, November 21, 2030, and February 21, 2031.

(3)
Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 13,780 shares on February 21, 2023; and vesting as follows, assuming continued employment: 10,600 shares on May 21, 2023; and 10,620 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; (b) a restricted stock unit award that vested as to 2,980 shares on February 21, 2023; and vesting as follows, assuming continued employment: 3,940 shares on each of May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024; 11,360 shares on each of May 21, 2024, August 21, 2024, and November 21, 2024; 11,380 shares on February 21, 2025; 8,760 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; and 8,780 shares on February 21, 2026; and (c) a restricted stock unit award vesting as follows, assuming continued employment: 2,260 shares on May 21, 2023; 2,240 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 3,240 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,940 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; 3,920 shares on February 21, 2026; 9,920 shares on May 21, 2026; 9,900 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,640 shares on May 21, 2027; and 7,620 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028. The number and value of shares that would have vested in the event of death as of December 31, 2022 is 127,760 shares and $10,731,840.

(4)
Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 14,660 shares on February 21, 2023; and vesting as follows, assuming continued employment: 11,280 shares on May 21, 2023; and 11,300 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; (b) a restricted stock unit award that vested as to 3,980 shares on February 21, 2023; and vesting as follows, assuming continued employment: 4,900 shares on each of May 21, 2023, August 21, 2023, and November 21, 2023; 4,920 shares on February 21, 2024; 12,640 shares on May 21, 2024; 12,660 shares on each of August 21, 2024, November 21, 2024, and February 21, 2025; and 9,760 shares on each of May 21, 2025, August 21, 2025, November 21, 2025, and February 21, 2026; (c) a restricted stock unit award vesting as follows, assuming continued employment: 7,500 shares on each of May 21, 2023, August 21, 2023, November 21, 2023, February 21, 2024, May 21, 2026, August 21, 2026, November 21, 2026, and February 21, 2027; (d) a restricted stock unit award vesting as follows, assuming continued employment: 2,600 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,520 shares on May 21, 2025; 3,500 shares on each of August 21, 2025, November 21,

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EXECUTIVE COMPENSATION
2025, and February 21, 2026; 2,860 shares on May 21, 2026; 2,840 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,980 shares on May 21, 2027; and 7,960 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028; and (e) a restricted stock unit award that vested as to 39,466 shares on February 15, 2023; and vesting as follows, assuming continued employment: 9,659 shares on each of May 15, 2023, August 15, 2023, November 15, 2023, and February 15, 2024; 13,753 shares on each of May 15, 2024, August 15, 2024, and November 15, 2024; 13,752 shares on February 15, 2025; 11,960 shares on May 15, 2025; 11,959 shares on each of August 15, 2025, November 15, 2025, and February 15, 2026; 9,353 shares on May 15, 2026; 9,352 shares on each of August 15, 2026, November 15, 2026, and February 15, 2027; 7,218 shares on each of May 15, 2027, August 15, 2027, and November 15, 2027; and 7,217 shares on February 15, 2028. The number and value of shares that would have vested in the event of death as of December 31, 2022 is 278,561 shares and $23,399,124.
(5)
Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 29,500 shares on February 15, 2023; and vesting as follows, assuming continued employment: 25,620 shares on May 15, 2023; 25,640 shares on each of August 15, 2023, November 15, 2023, and February 15, 2024; 20,040 shares on each of May 15, 2024, August 15, 2024, and November 15, 2024; 20,060 shares on February 15, 2025; 15,460 shares on May 15, 2025; and 15,480 shares on each of August 15, 2025, November 15, 2025, and February 15, 2026; and (b) a restricted stock unit award vesting as follows, assuming continued employment: 7,780 shares on May 21, 2023; 7,760 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 9,000 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 9,780 shares on each of May 21, 2025, August 21, 2025, November 21, 2025, and February 21, 2026; 19,740 shares on each of May 21, 2026 and August 21, 2026; 19,720 shares on each of November 21, 2026 and February 21, 2027; 15,220 shares on each of May 21, 2027, August 21, 2027, and November 21, 2027; and 15,200 shares on February 21, 2028. The number and value of shares that would have vested in the event of death as of December 31, 2022 is 250,220 shares and $21,018,480.

(6)
Reflects shares of our common stock subject to: (a) a restricted stock unit award that vested as to 13,780 shares on February 21, 2023; and vesting as follows, assuming continued employment: 10,600 shares on May 21, 2023; and 10,620 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; (b) a restricted stock unit award that vested as to 2,980 shares on February 21, 2023; and vesting as follows, assuming continued employment: 3,940 shares on each of May 21, 2023, August 21, 2023, November 21, 2023, and February 21, 2024; 11,360 shares on each of May 21, 2024, August 21, 2024, and November 21, 2024; 11,380 shares on February 21, 2025; 8,760 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; and 8,780 shares on February 21, 2026; and (c) a restricted stock unit award vesting as follows, assuming continued employment: 2,260 shares on May 21, 2023; 2,240 shares on each of August 21, 2023, November 21, 2023, and February 21, 2024; 3,240 shares on each of May 21, 2024, August 21, 2024, November 21, 2024, and February 21, 2025; 3,940 shares on each of May 21, 2025, August 21, 2025, and November 21, 2025; 3,920 shares on February 21, 2026; 9,920 shares on May 21, 2026; 9,900 shares on each of August 21, 2026, November 21, 2026, and February 21, 2027; 7,640 shares on May 21, 2027; and 7,620 shares on each of August 21, 2027, November 21, 2027, and February 21, 2028. The number and value of shares that would have vested in the event of death as of December 31, 2022 is 127,760 shares and $10,731,840.

Stock Vested in 2022
The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the named executive officers.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Andrew R. Jassy	248,080	$31,868,010
Jeffrey P. Bezos	—	—
Brian T. Olsavsky	71,380	8,975,930
Douglas J. Herrington	120,206	14,096,258
Adam N. Selipsky	122,360	15,779,395
David A. Zapolsky	71,380	8,975,930

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the closing market price of our common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

EXECUTIVE COMPENSATION
Potential Payments Upon Termination of Employment or Change-in-Control
Termination and Change-in-Control Agreements or Arrangements
We do not have any contracts, agreements, or arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility, or change-in-control. Upon termination of employment for any reason other than death, all unvested restricted stock units expire.
Restricted stock units held by any employee other than the CEO vest upon death to the extent they otherwise were scheduled to vest within two years. The number of shares and dollar value of the unvested stock-based awards held by named executive officers other than the CEO that would have vested based on the closing price of our common stock of  $84.00 on December 30, 2022 is set forth in notes (3) through (6) of the “Outstanding Equity Awards at 2022 Fiscal Year-End” table.
Change-in-Control Provisions of 1997 Plan
In the event of  (i) the merger or consolidation in which we are not the surviving corporation pursuant to which shares of common stock are converted into cash, securities, or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange, or other transfer of all or substantially all of our assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for our liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provision will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2022, the dollar value of the unvested stock-based awards held by named executive officers that would have vested based on the closing price of our common stock of  $84.00 on December 30, 2022 is set forth in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table.

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EXECUTIVE COMPENSATION
Pay Versus Performance Table
Pursuant to recently adopted SEC rules, the following table and accompanying description sets forth information for the past three fiscal years regarding compensation as calculated under SEC rules and certain financial performance measures specified under SEC rules.
Pay Versus Performance
Year	Summary Compensation Table Total		Compensation Actually Paid		Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of Initial $100 Investment Based On:			Amazon Net Income (in millions)
	for First CEO (Bezos)	for Second CEO (Jassy)	to First CEO (Bezos)	to Second CEO (Jassy)			Amazon Total Share- holder Return	Peer Group Total Shareholder Return
								NYSE Tech	S&P Retail
2022	N/A	$1,298,723	N/A	$(147,737,654)	$24,474,600	$(1,202,006)	$91	$119	$115	$(2,722)
2021	$1,681,840	212,701,169	$1,681,840	208,002,373	34,463,624	35,578,404	180	203	175	33,364
2020	1,681,840	N/A	1,681,840	N/A	29,121,373	62,790,104	176	173	146	21,331
The table above shows for each year covered by the table:
•
The “Total Compensation” reported in the Summary Compensation Table and the “Compensation Actually Paid,” as defined by SEC rules, for (1) Jeffrey P. Bezos, who served as our principal executive officer during 2020 and through July 4, 2021 (the “First CEO”), (2) Andrew R. Jassy, who has served as our principal executive officer since July 5, 2021 (the “Second CEO”), and (3) all of our named executive officers in each covered year other than the principal executive officer (the “Non-CEO NEOs”), expressed as an average;

•
Our total shareholder return, expressed as a dollar value assuming a $100 investment on December 31, 2019, and the total shareholder return of the NYSE Technology Index and the S&P 500 Retailing Index over the same periods; and

•
Our net income (rounded to the nearest million dollars). Consistent with SEC guidance, no additional performance measures are shown because, as discussed in the Compensation Discussion and Analysis, the Company does not use any financial performance measures to link executive compensation to company performance since our executives’ compensation is tied directly to the creation of shareholder value, as reflected by changes in our total shareholder return.

“Compensation Actually Paid” is an SEC-defined term and differs from an executive’s “take home pay” and W-2 income as determined for tax purposes. It includes amounts that may not be earned until future years (if and when equity awards actually vest) and that will be forfeited if the executive quits, retires, or is fired before equity awards vest.
As required by SEC rules, “Compensation Actually Paid” is equal to (1) Salary and All Other Compensation, as reported in the Summary Compensation Table (equal to the Summary Compensation Table Total Compensation minus Row A in the table below), plus (2) the fair value of restricted stock unit awards granted to an executive during the year, if any, valued as of the end of the year or as of the vest date to the extent they vested in the year of grant (Row B in the table below), adjusted for (3) the effect of any increase or decrease in the price of our common stock on the value of unvested restricted stock unit awards granted to our executives in prior years, measured from the end of the prior year through the restricted stock units’ vesting dates for awards that vested during the year (Row C in the table below) or through the end of the year for awards that remained unvested at the end of the year (Row D in the table below).
A reconciliation between Summary Compensation Table Total Compensation and Compensation Actually Paid, and information on who our Non-CEO NEOs were for each year, is set forth below. The fair value of all equity awards is based on the closing price of our common stock on the vesting or valuation date (or the preceding trading day if such date was not a trading day).

EXECUTIVE COMPENSATION
	Jassy 2022	Jassy 2021	Bezos 2021 and 2020	2022 Average for Non-CEO NEOs(1)	2021 Average for Non-CEO NEOs(2)	2020 Average for Non-CEO NEOs(3)
Summary Compensation Table Total Compensation	$1,298,723	$212,701,169	$1,681,840	$24,474,600	$34,463,624	$29,121,373
A (Minus) Grant Date Fair Value of Awards Granted During the Year	N/A	(211,933,520)	N/A	(23,871,081)	(34,220,969)	(28,945,732)
B Plus Fair Value as of Year-End or (if applicable) Vest Date of Equity Awards Granted during the Year	N/A	203,394,740	N/A	13,825,313	34,156,470	29,965,384
C Plus (Minus) Change from Prior Year-End in Fair Value of Awards That Vested During the Year	(9,491,144)	1,072,189	N/A	(2,747,599)	297,231	6,812,709
D Plus (Minus) Year-over-Year Change in Fair Value of Unvested Awards Granted in Prior Years	(139,545,233)	2,767,795	N/A	(12,883,239)	882,048	25,836,370
Compensation Actually Paid	$(147,737,654)(4)	$208,002,373	$1,681,840	$(1,202,006)(4)	$35,578,404	$62,790,104

(1)
The Company’s Non-CEO NEOs in 2022 were Adam N. Selipsky (2021 and 2022), Brian T. Olsavsky (2020, 2021, and 2022), David A. Zapolsky (2020, 2021, and 2022), Douglas J. Herrington (2022), and Jeffrey P. Bezos (2022).

(2)
The Company’s Non-CEO NEOs in 2021 were Mr. Selipsky (2021 and 2022), Mr. Olsavsky (2020, 2021, and 2022), David H. Clark (2020 and 2021), and Mr. Zapolsky (2020, 2021, and 2022).

(3)
The Company’s Non-CEO NEOs in 2020 were Mr. Jassy (2020), Mr. Olsavsky (2020, 2021, and 2022), Mr. Clark (2020 and 2021), and Mr. Zapolsky (2020, 2021, and 2022).

(4)
“Compensation Actually Paid” to Mr. Jassy and the Company’s non-CEO NEOs for 2022 are negative numbers due to the decline in the value of their equity awards and do not indicate that they were required to pay amounts to Amazon.

Description of Pay Versus Performance Data
As discussed in more detail in the Compensation Discussion and Analysis, our executive compensation program prioritizes stock-based compensation that vests over many years and encourages motivated, customer-centric employees to think and act like owners, because they are owners. Accordingly, we do not tie cash or equity compensation to one or a few discrete performance goals, and instead we focus on long-term shareholder value that is realized by share price appreciation. When we set our executives’ target compensation for periodic restricted stock unit grants, we assume a fixed annual increase in the stock price so that our executives’ compensation is negatively impacted if our stock price is flat, declines, or otherwise performs below the initial stock price assumption, and is favorably impacted if the stock performs beyond the initial stock price assumption. Because of these features, our executive compensation is highly transparent and strongly aligned with shareholder value, as shown in the tables below.
Relationship between Compensation Actually Paid and Amazon’s TSR
The restricted stock unit awards granted to our named executive officers generally carry long-term vesting schedules, as described above in the Compensation Discussion and Analysis. As a result, our share price performance as reflected in our TSR directly and significantly affects Compensation Actually Paid. Thus, as shown in the graphic below, in 2022 when our TSR declined approximately 50%, our CEO’s Compensation Actually Paid was negative $148 million, reflecting the fact that the value of restricted stock units that vested during the year declined by approximately $9.5 million from those awards’ value at the end of the prior year, and that the value of his unvested restricted stock units declined by more than $139 million. In 2021, Mr. Jassy was granted a unique restricted stock unit award in connection with his promotion to CEO. None of the shares subject to that award vests until 2023, and more than 80% of the shares are scheduled to vest in 2026 through 2031 (years 5 through 10). Thus, the amount actually realized under Mr. Jassy’s 2021 restricted stock unit award, which accounts for substantially all of his 2021 Compensation Actually Paid, was not actually earned by, or paid to, Mr. Jassy in 2021 and instead will depend on and align directly with our future stock price performance over the term of the award. The Compensation Actually Paid to Mr. Bezos, who served as our CEO in 2020 and the first half of 2021, consisted of a fixed salary and the value of security arrangements provided for Mr. Bezos. Due to Mr. Bezos’s substantial stock ownership, he believes he is appropriately incentivized and his interests are appropriately aligned with shareholders’ interests. Accordingly, Mr. Bezos has never received any stock-based compensation or any cash compensation from Amazon other than his salary.

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EXECUTIVE COMPENSATION
Similarly, as shown in the graphic below, the change in the fair value of restricted stock unit awards held by our Non-CEO NEOs (Rows C and D in the table above) closely aligns with year-over-year changes in our TSR. Restricted stock unit awards that are granted during the year based on considerations described in each year’s Compensation Discussion and Analysis are the other primary element affecting Compensation Actually Paid (Row B in the table above). The amounts actually realized under these awards will depend on and align directly with our future stock price performance over the terms of the awards.
The graphic below shows the relationship between the two primary elements of Compensation Actually Paid (“CAP”) to our CEO and our Non-CEO NEOs—consisting of  (a) the fair value of restricted stock units granted during the year and (b) the change in fair value of restricted stock units granted in prior years—in each case compared to Amazon’s TSR over the past three fiscal years.
CEO CAP vs. Amazon’s TSR	Non-CEO NEOs CAP vs. Amazon’s TSR

Stock Price Performance Graph

$250
$200
$150
$100
$50
$0
$300
$200
$100
$0
$(100)
$(200)
Dollars
Compensation (millions)
$203
$0 $0
$4
$0
$(149)
2019
2020
2021
2022
Year Ended December 31
Amazon
NYSE Technology Index
S&P 500 Retailing Index
Compensation Actually Paid attributable to the change in the fair value of restricted stock unit awards held.
Compensation Actually Paid attributable to the restricted stock unit awards granted during the year.

Stock Price Performance Graph
$250
$200
$150
$100
$50
$0
$75
$50
$25
$0
$(25)
$(50)
Dollars
Average Compensation (millions)
$33
$30
$34
$1
$14
$(16)
2019
2020
2021
2022
Year Ended December 31
Amazon
NYSE Technology Index
S&P 500 Retailing Index
Compensation Actually Paid attributable to the change in the fair value of restricted stock unit awards held.
Compensation Actually Paid attributable to the restricted stock unit awards granted during the year.

Relationship between Compensation Actually Paid and Amazon’s Net Income; Relationship between Amazon’s TSR and Peer Group TSR
We believe that the Pay Versus Performance data shown in the tables and graphics above strongly and clearly demonstrates that our executive compensation program focuses on long-term shareholder value that is realized by share price appreciation. Compensation Actually Paid is not related to changes in our net income, which for example grew 56% from 2020 to 2021 and decreased 108% from 2021 to 2022 (reflecting non-operating items, such as changes in estimates affecting depreciation, amortization, and stock-based compensation, and beginning in the fourth quarter of 2021, quarter-to-quarter fluctuations in the stock market’s value of our investment in Rivian Automotive), while our stock price improved only modestly in 2021 and declined in 2022. We believe the lack of correlation between Compensation Actually Paid and our Net Income demonstrates the difficulty of selecting financial performance criteria that are as effective in reflecting our overall performance as our share price performance.
Over the past three fiscal years, our share price performed better than one or both of our peer groups over some time periods and has performed worse than the peer groups over other periods, including over the past three fiscal years. We believe that the alignment between our stock price performance and the elements of Compensation Actually Paid discussed

EXECUTIVE COMPENSATION
above and the disparity between our TSR and the TSRs of these two industry peer groups reinforces the considerations, discussed above in the Compensation Discussion and Analysis, that have led the Leadership Development and Compensation Committee to refrain from selecting relative TSR as a performance criteria; specifically, that peer group selections reflect a company’s profile at a particular point in time, which may become inappropriate given the dynamic and evolving nature of Amazon’s operations, particularly in light of the five year or greater time horizons over which our executives’ equity awards vest.

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SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information concerning our equity compensation plans as of December 31, 2022:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	384,374,761(1)	1,351,038,987(2)
Equity compensation plans not approved by shareholders	—	376,259,440
Total	384,374,761(3)	1,727,298,427

(1)
Includes 384,374,761 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under our shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award. Accordingly, we have not included a column in the table reporting the weighted-average exercise price of outstanding awards.

(2)
The 1997 Plan authorizes the issuance of options and restricted stock unit awards.

(3)
Excludes 28,000 shares of common stock issuable upon exercise of stock options having a weighted-average exercise price of  $10.05 under equity plans assumed by Amazon as a result of acquisitions.

Equity Compensation Plans Not Approved by Security Holders
The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors, and independent contractors of Amazon and its subsidiaries who are not officers or directors of Amazon. Restricted stock units, our primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan, which does not have a fixed expiration date, has not been approved by our shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants, and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers, subject to specified limitations on the size and terms of such grants. A maximum of 800 million shares of common stock were reserved for issuance under the 1999 Plan.

ANNUAL MEETING INFORMATION
General
The enclosed proxy is solicited by the Board of Directors of Amazon for the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific Time, on Wednesday, May 24, 2023, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities. Shareholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/AMZN2023 and may submit questions during or in advance of the Annual Meeting. Our principal offices are located at 410 Terry Avenue North, Seattle, Washington 98109. This Proxy Statement is first being made available to our shareholders on or about April 13, 2023.
Outstanding Securities and Quorum
Only holders of record of our common stock, par value $0.01 per share, at the close of business on March 30, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 10,258,001,388 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.
Internet Availability of Proxy Materials
We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.
Proxy Voting
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; “FOR” approval, on an advisory basis, of our executive compensation as described in this Proxy Statement; on an advisory basis, to conduct future advisory votes on executive compensation every “ONE YEAR”; “FOR” reapproval of our 1997 Plan for purposes of French tax law; and “AGAINST” each of the shareholder proposals presented at the Annual Meeting. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly brought before the Annual Meeting, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters as they determine appropriate.

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ANNUAL MEETING INFORMATION
Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.
We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903
Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.
If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares is permitted but not required to vote your shares on your behalf with respect to the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2023, but cannot vote your shares on any other matters being considered at the meeting.
Other Matters
As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the accompanying proxy grants the persons named as proxies or their substitutes discretion to vote on such matters as they determine appropriate.

ANNUAL MEETING INFORMATION
Voting Standard
Item(s)	Voting Standard to Approve	Treatment of Abstentions	Treatment of Broker Non-Votes(1)
Item 1—Election of Directors	The number of votes cast for such nominee’s election must exceed the votes cast against such nominee’s election(2)	No effect on the outcome	No effect on the outcome
Item 2—Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	Affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the matter	Counted as present and entitled to vote but not counted as affirmative vote in support	No effect on the outcome
Item 3—Advisory Vote to Approve Executive Compensation
Item 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Item 5—Reapproval of Our 1997 Plan for Purposes of French Tax Law
Items 6-23—Shareholder Proposals

(1)
Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker then does not vote those shares on the shareholder’s behalf as to some (but less than all) items.

(2)
If the votes cast for any nominee do not exceed the votes cast against the nominee, the Board will consider whether to accept or reject such director’s resignation, which is tendered to the Board pursuant to the Board of Directors Guidelines on Significant Corporate Governance Issues.

Revocation
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Amazon.com, Inc. a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.
Participating in the Annual Meeting
Virtual Meeting
This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders and reduces the carbon footprint of our activities. We have worked to offer the same rights and opportunities to participate as were provided at the in-person portion of our past meetings, while providing an online experience available to all shareholders regardless of their location.

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ANNUAL MEETING INFORMATION
Participation
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 30, 2023, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/AMZN2023 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/AMZN2023. Shareholders who have been provided or obtained a 16-digit control number may submit a question in advance of the meeting at www.proxyvote.com after logging in with that control number. Each shareholder will be limited to one question. We will post answers to shareholder questions received regarding our Company on our investor relations website at www.amazon.com/ir as soon as is practical after the meeting. We also will post a replay of the Annual Meeting on our investor relations website, which will be available following the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.
We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/AMZN2023 approximately 15 minutes before the meeting starts on May 24, 2023. If you have difficulty accessing the meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). We will have technicians available to assist you.

OTHER INFORMATION
Pay Ratio Disclosure
The 2022 annual total compensation of our median compensated employee (identified from all full- and part-time permanent and temporary employees worldwide, excluding our CEO) was $34,195; Mr. Jassy’s 2022 annual total compensation as reported under SEC rules was $1,298,723, resulting in a ratio of those amounts of 1-to-38.
For 2022, the median annual total compensation for all U.S. full-time Amazon employees was $41,762, up from $39,677 as reported for 2021, reflecting average pay for front-line employees in customer fulfillment and transportation of more than $19 per hour. In addition to competitive compensation, we provide numerous benefits to our employees, including comprehensive medical benefits, a 401(k) plan with a Company match, and up to 20 weeks of parental leave (birth parents are eligible for up to 20 weeks of leave and partners up to six). We also provide access to Amazon’s Career Choice program, in which we fund full college tuition as well as high school diplomas, GEDs, and English as a Second Language proficiency certifications for our front-line employees, part of an expected investment of  $1.2 billion in free skills training by 2025. For purposes of identifying the median compensated employee, we took into account salary, bonus, and grant date fair value of restricted stock units granted during the year for all our employees as of October 1, 2022. We also annualized compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.
Certain Relationships and Related Person Transactions
Jeff Bezos, our founder and Executive Chair, owns Blue Origin, an aerospace manufacturer and spaceflight services company, and entities that publish The Washington Post, and we do business in the ordinary course with each company. In 2022, Amazon sold approximately $10.6 million of consumer goods to Blue Origin under a line of credit. In 2022, Amazon purchased approximately $1.8 million of advertising from, and paid approximately $9.4 million related to digital content to, the Washington Post entities, all on terms negotiated on an arms-length basis.
As previously disclosed, in 2022, Amazon announced agreements with Blue Origin and a third party pursuant to which it expects to pay approximately $7.4 billion for satellite launch and related services through 2028, of which approximately $2.7 billion was expected to be paid to Blue Origin. The actual amounts paid to Blue Origin and the third party may be higher or lower based on various factors. Since the beginning of the last fiscal year, Amazon paid approximately $1.7 billion under the agreements, and approximately $585 million is estimated to have been paid to Blue Origin.
Grace Olsavsky, an employee of Amazon, is the daughter of Brian Olsavsky, Senior Vice President and Chief Financial Officer of the Company. In 2022, Ms. Olsavsky earned $104,127 in salary. She was also granted restricted stock unit awards with respect to 260 shares, vesting over 2.6 years. Her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.
Connor Clinton, an employee of Amazon, is the son-in-law of Mr. Olsavsky. In 2022, Mr. Clinton earned $132,331 in salary and $36,789 in bonus. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.
The Audit Committee reviews and, as appropriate, approves and ratifies “related person” transactions, defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000, (b) Amazon is a participant, and (c) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Person” is any (a) person who is an executive officer, director, or nominee for election as a director of Amazon, (b) greater than 5 percent beneficial owner of our outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling,

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OTHER INFORMATION
mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of a person. We do not have written policies or procedures for related person transactions but rely on the Audit Committee’s exercise of business judgment, consistent with Delaware law, in reviewing such transactions.
Expenses of Solicitation
The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by Amazon. Georgeson Inc. may solicit proxies by personal interview, mail, telephone, and electronic communications. We will pay Georgeson Inc. $30,000 plus variable amounts for additional proxy solicitation services. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Amazon employees without additional compensation.
Proposals of Shareholders
Proposals for Inclusion in Our Proxy Statement
To be considered for inclusion in the proxy statement and proxy card for the 2024 Annual Meeting, proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and shareholder director nominations pursuant to the proxy access provisions of the Bylaws must be submitted in writing to the Corporate Secretary of Amazon. com, Inc., at the address of our principal offices (see page 1 of this Proxy Statement), and must be received no later than 6:00 p.m., Pacific Time, on Friday, December 15, 2023 and, in the case of a proxy access nomination, no earlier than Wednesday, November 15, 2023. The submission of a shareholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.
Other Proposals
Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring nominations for directors before an annual shareholders meeting other than pursuant to the Bylaws’ proxy access provisions or to bring proposals before an annual shareholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Amazon.com, Inc. regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws.
To be timely, a shareholder who intends to present nominations or a proposal at the 2024 Annual Meeting of Shareholders other than pursuant to the Bylaws’ proxy access provisions or Rule 14a-8 must provide the information set forth in the Bylaws (which includes information required under Rule 14a-19) to the Secretary of Amazon.com, Inc. no earlier than January 25, 2024 and no later than February 24, 2024. However, if we hold the 2024 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2023 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2024 Annual Meeting date, and not later than (i) the 90th day prior to the 2024 Annual Meeting date or (ii) the tenth day after public disclosure of the 2024 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

OTHER INFORMATION
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
Householding
A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2022 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.
Availability of Annual Report on Form 10-K and Proxy Statement
If you would like an additional copy of the 2022 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting “Annual Reports, Proxies and Shareholder Letters” at www.amazon.com/ir. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226, or by calling 1-800-426-6825. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.
If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save Amazon money by reducing printing and postage costs.

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APPENDIX A
SUMMARY OF THE 1997 STOCK INCENTIVE PLAN
Description of Significant Terms of the 1997 Plan
The 1997 Plan provides a means whereby employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its subsidiaries may be granted stock awards, incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”) to acquire shares of common stock.
Awards may be granted under the 1997 Plan to those officers, directors, and employees of the Company and its subsidiaries as the plan administrator from time to time selects. The plan administrator for the 1997 Plan is the Leadership Development and Compensation Committee. Awards may also be granted to consultants, agents, advisors, and independent contractors who provide services to the Company and its subsidiaries. As of December 31, 2022, the approximate number of persons eligible to participate under the 1997 Plan was 488,513, including approximately 21,329 employees of the Company’s French subsidiaries who could qualify for French tax-qualified awards under the 1997 Plan if all of the requirements of the Finance Law (as described in more detail below) for granting such awards are satisfied.
The plan administrator is authorized to make awards of common stock on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise) as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.
The number of shares available for issuance under the 1997 Plan was initially 1,600,000,000 shares (as adjusted for subsequent stock splits), subject to an annual increase on the first day of each fiscal year through January 1, 2010. As of December 31, 2022, 1,351,038,987 shares remained available for grant under the 1997 Plan. As of that date, approximately 384,374,761 shares were subject to outstanding grants under the 1997 Plan, all of which represent outstanding restricted stock units. No stock options were outstanding under the 1997 Plan as of December 31, 2022. Information regarding the number of awards held by each of our directors and named executive officers that were granted under the 1997 Plan is set forth on pages 18 and 102 of this Proxy Statement. As of December 31, 2022, all independent directors as a group held restricted stock units covering 45,877 shares, all executives as a group held restricted stock units covering 3,330,450 shares, and all non-executive employees as a group held restricted stock units covering 380,998,434 shares. As of such date, no associate of a director or executive held restricted stock units and no person had received at least 5% of the total number of shares available for issuance under the 1997 Plan. On March 31, 2023, the average of the high and low sale prices of the common stock was $102.72 per share, as reported by the Nasdaq Global Select Market.
The maximum number of shares that may be issued pursuant to options that are intended to qualify as ISOs is 5,020,501,500 shares. The share limitations described in this and the preceding paragraph will be proportionately adjusted by the plan administrator in the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in the Company’s outstanding shares (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of securities of the Company or of any other corporation or new, different or additional securities of the Company or of any other corporation being received by the holders of shares of common stock of the Company.
Subject to the terms of the 1997 Plan, the plan administrator is authorized to make awards of restricted stock units, restricted stock and other awards of common stock or denominated in units of common stock, in each case on such terms and conditions and subject to such restrictions, if any as the plan administrator shall determine. The terms of such awards may be based on continuous service with the Company or the achievement of performance goals specified by the plan administrator. The plan administrator may in its discretion waive the forfeiture period and any other terms, conditions or restrictions on any such award, except that the plan administrator may not adjust performance goals for any such award intended to be exempt under Section 162(m) of the Internal Revenue Code in such a manner as would increase the amount otherwise payable to a participant.
Subject to the terms of the 1997 Plan, the plan administrator determines the terms and conditions of stock options granted under the plan, including the exercise price of options granted under the plan. The 1997 Plan provides that the plan administrator must establish an exercise price for ISOs that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more

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than 10% of the voting stock of the Company, the 1997 Plan and the tax laws pertaining to ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant. Unless approved by shareholders, the plan administrator cannot decrease the exercise price of outstanding options and cannot allow the exchange of underwater options for the grant of a new option with a lower exercise price, the grant of another award, or cash.
The option exercise price may be paid in cash or by check, by tendering shares of common stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise, by any combination of the foregoing, or with such other consideration as the plan administrator may permit. Unless otherwise established by the plan administrator, the term of each option is ten years from the date of grant, except that if ISOs are granted to persons owning more than 10% of the Company’s voting stock, the term may not exceed five years. Unless otherwise provided by the plan administrator, options granted under the 1997 Plan vest over five years, at a rate of 20% per year for two years, then an additional 5% for each three months of employment completed thereafter.
The 1997 Plan provides that the plan administrator may adopt sub-plans as it determines necessary or desirable to ensure that awards benefit participants employed in foreign countries and to meet the objectives of the 1997 Plan, which includes a sub-plan under which restricted stock units may be granted that are intended to satisfy the requirements of the Finance Law for employees of our subsidiaries in France. Consistent with the requirements of the Finance Law, the aggregate number of shares of common stock underlying French-Qualified restricted stock units may not exceed 10% of the Company’s share capital.
No stock award or option may be transferred by the optionee other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the plan administrator. Unless otherwise established by the plan administrator, an optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 1997 Plan) may exercise options, to the extent vested on the date of termination, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). In the event the optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination. In the event the optionee retires, dies or becomes permanently and totally disabled, options vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s retirement, death or disability.
In the event of a Corporate Transaction (as defined in the 1997 Plan), the plan administrator will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of the options under the 1997 Plan or substitution of appropriate new options covering the stock of the successor corporation or an affiliate of the successor corporation. If the plan administrator determines that no such assumption or substitution will be made, each outstanding option under the 1997 Plan will automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction.
The 1997 Plan does not have a fixed expiration date. No ISOs may be granted under the 1997 Plan, however, more than ten years after the later of  (i) the plan’s adoption by the Board and (ii) the adoption by the Board of any amendment to the plan that constitutes the adoption of a new plan for purposes of Section 422 of the Internal Revenue Code.
Because benefits under the 1997 Plan depend on the plan administrator’s actions and the fair market value of shares of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees, including French employees, under the 1997 Plan.
Income Tax Consequences
The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 1997 Plan who is subject to taxation in the United States under existing applicable provisions of the Internal Revenue Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.
NSOs. No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment

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of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.
If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.
ISOs. No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the 1997 Plan).
Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of  (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.
Restricted Stock Awards. A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (generally, when the restricted stock award becomes transferable). A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time.
Restricted Stock Units. In general, the grant of restricted stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on restricted stock units in the year of vesting (which may occur prior to the year of settlement).
Company Deduction. In all the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Internal Revenue Code, which places a limit of  $1 million on the amount the Company may deduct in any one year for compensation paid to certain executive officers that constitute “covered employees” under Section 162(m) and thus we expect that we will be unable to deduct all compensation in excess of  $1 million paid to such officers.
Finance Law (France). If shareholders reapprove the 1997 Plan and the grant of restricted stock units otherwise qualify under the Finance Law, the French resident employees will benefit from a shortened holding period on grants of tax-qualified restricted stock units that is required for a 50% reduction in French progressive income tax due on the vesting gain (but limited to the portion of the restricted stock units having a value at the time of vesting below EUR 300,000). In addition, under the Finance Law, the social tax payable by the employing French subsidiary on the vesting of the tax-qualified restricted

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stock units will be reduced from 30% to a 20% rate. The tax consequences of grants of tax-qualified restricted stock units to French-resident employees may vary with respect to individual situations given the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: AMAZON.COM, INC. AMAZON.COM, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D96398-P83539 For Against Abstain For Against Abstain For Against Abstain 1d. Edith W. Cooper 1c. Keith B. Alexander 1e. Jamie S. Gorelick 1f. Daniel P. Huttenlocher 1k. Wendell P. Weeks 1j. Patricia Q. Stonesifer 1i. Jonathan J. Rubinstein 1h. Indra K. Nooyi 1g. Judith A. McGrath 1b. Andrew R. Jassy 1a. Jeffrey P. Bezos 1. ELECTION OF DIRECTORS Nominees: 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION 5. REAPPROVAL OF OUR 1997 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF FRENCH TAX LAW 8. SHAREHOLDER PROPOSAL REQUESTING REPORTING ON CONTENT AND PRODUCT REMOVAL/RESTRICTIONS 11. SHAREHOLDER PROPOSAL REQUESTING ALTERNATIVE TAX REPORTING 12. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON CLIMATE LOBBYING 13. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON GENDER/RACIAL PAY 14. SHAREHOLDER PROPOSAL REQUESTING AN ANALYSIS OF COSTS ASSOCIATED WITH DIVERSITY, EQUITY, AND INCLUSION PROGRAMS 15. SHAREHOLDER PROPOSAL REQUESTING AN AMENDMENT TO OUR BYLAWS TO REQUIRE SHAREHOLDER APPROVAL FOR CERTAIN FUTURE AMENDMENTS 16. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON FREEDOM OF ASSOCIATION 17. SHAREHOLDER PROPOSAL REQUESTING A NEW POLICY REGARDING OUR EXECUTIVE COMPENSATION PROCESS 18. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON ANIMAL WELFARE STANDARDS 19. SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL BOARD COMMITTEE 20. SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE DIRECTOR CANDIDATE POLICY 21. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON WAREHOUSE WORKING CONDITIONS 22. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PACKAGING MATERIALS 23. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES 10. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON STAKEHOLDER IMPACTS 9. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CONTENT REMOVAL REQUESTS NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, 1 YEAR for Proposal 4, and FOR Proposal 5. ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! 6. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON RETIREMENT PLAN OPTIONS 7. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER DUE DILIGENCE Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 6 through 23. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMZN2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Annual Meeting of Shareholders –– May 24, 2023 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the "Company"), hereby appoints Andrew R. Jassy, Brian T. Olsavsky, and David A. Zapolsky, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 9:00 a.m., Pacific Time, on May 24, 2023 at www.virtualshareholdermeeting.com/AMZN2023, or any adjournment or postponement thereof, with authority to vote upon the proposals identified on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF DIRECTION IS NOT GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. D96399-P83539 (Continued and to be marked, signed, and dated on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: AMAZON.COM, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 D96400-Z84045 AMAZON.COM, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Against Abstain 1d. Edith W. Cooper 1c. Keith B. Alexander 1e. Jamie S. Gorelick 1f. Daniel P. Huttenlocher 1k. Wendell P. Weeks 1j. Patricia Q. Stonesifer 1i. Jonathan J. Rubinstein 1h. Indra K. Nooyi 1g. Judith A. McGrath 1b. Andrew R. Jassy 1a. Jeffrey P. Bezos 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION 5. REAPPROVAL OF OUR 1997 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF FRENCH TAX LAW ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! ! ! ! ! ! ! For Against Abstain 8. SHAREHOLDER PROPOSAL REQUESTING REPORTING ON CONTENT AND PRODUCT REMOVAL/RESTRICTIONS 11. SHAREHOLDER PROPOSAL REQUESTING ALTERNATIVE TAX REPORTING 12. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON CLIMATE LOBBYING 13. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON GENDER/RACIAL PAY 14. SHAREHOLDER PROPOSAL REQUESTING AN ANALYSIS OF COSTS ASSOCIATED WITH DIVERSITY, EQUITY, AND INCLUSION PROGRAMS 15. SHAREHOLDER PROPOSAL REQUESTING AN AMENDMENT TO OUR BYLAWS TO REQUIRE SHAREHOLDER APPROVAL FOR CERTAIN FUTURE AMENDMENTS 16. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON FREEDOM OF ASSOCIATION 17. SHAREHOLDER PROPOSAL REQUESTING A NEW POLICY REGARDING OUR EXECUTIVE COMPENSATION PROCESS 18. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON ANIMAL WELFARE STANDARDS 19. SHAREHOLDER PROPOSAL REQUESTING AN ADDITIONAL BOARD COMMITTEE 20. SHAREHOLDER PROPOSAL REQUESTING AN ALTERNATIVE DIRECTOR CANDIDATE POLICY 21. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON WAREHOUSE WORKING CONDITIONS 22. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON PACKAGING MATERIALS 23. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER USE OF CERTAIN TECHNOLOGIES 10. SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON STAKEHOLDER IMPACTS 9. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CONTENT REMOVAL REQUESTS NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 6. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON RETIREMENT PLAN OPTIONS 7. SHAREHOLDER PROPOSAL REQUESTING A REPORT ON CUSTOMER DUE DILIGENCE Shareholder Proposals — The Board of Directors recommends a vote For Against Abstain AGAINST Proposals 6 through 23. 1. ELECTION OF DIRECTORS Nominees: Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, 1 YEAR for Proposal 4, and FOR Proposal 5. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may attend the meeting via the Internet. Go to www.virtualshareholdermeeting.com/AMZN2023. SCAN TO VIEW MATERIALS & VOTE w

Annual Meeting of Shareholders –– May 24, 2023 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned participant in the Amazon.com Company Stock Fund of the Amazon 401(k) Plan hereby directs Fidelity Management Trust Company, the trustee of the Amazon 401(k) Plan, to vote their Amazon.com Company Stock Fund shares as indicated on the reverse side of this Proxy Card, or if not so indicated, in accordance with the Amazon 401(k) Plan document (generally in the same proportion as the shares for which the trustee received timely voting instructions). D96401-Z84045 (Continued and to be marked, signed, and dated on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

April 13, 2023
Re:
Important Notice Regarding the Availability of Proxy Materials for the
Amazon.com, Inc. Shareholder Meeting to be Held on May 24, 2023

Dear 401(k) Plan Participant:
Enclosed are the 2022 Annual Report for Amazon.com, Inc. (the “Company”) and a Proxy Statement and proxy card for the Company’s 2023 Annual Meeting of Shareholders. You can view the Annual Report and Proxy Statement on the Internet at http://www.proxyvote.com.
The Amazon 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of the Company that are allocated to the participant’s 401(k) plan account. By following the instructions for Internet, mobile device, or telephone voting on the enclosed proxy card, or by marking, signing, and mailing the proxy card in the envelope provided, you may instruct Fidelity Management Trust Company, the trustee of the Amazon 401(k) Plan, how to vote the shares of the common stock of the Company allocated to your 401(k) plan account on the matters presented at the Company’s 2023 Annual Meeting. The trustee will vote as you have directed. All shares for which voting instructions are not timely received will be voted by the trustee on each matter in the same proportion as the shares for which the trustee received timely voting instructions, except in the case where to do so would be inconsistent with applicable law. Your vote will be kept confidential except to the extent set forth in the trust agreement or as necessary to comply with applicable law.
Votes will be tabulated by Broadridge Financial Solutions, Inc. To be timely, your voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 21, 2023.
VOTING VIA THE INTERNET, MOBILE DEVICE, OR BY TELEPHONE IS FAST AND
CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED.
USING THE INTERNET, MOBILE DEVICE, OR TELEPHONE HELPS SAVE YOUR
COMPANY MONEY BY REDUCING POSTAGE AND PROXY TABULATION COSTS.